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                                                                    Exhibit 99.1

                            PRO-FAC COOPERATIVE, INC.
                                 90 Linden Oaks
                                 P.O. Box 30682
                            Rochester, New York 14603

                              INFORMATION STATEMENT

                       SPECIAL MEETINGS OF COMMON MEMBERS

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

      HOWEVER, IF YOU WOULD LIKE TO VOTE BY BALLOT, COMPLETE AND RETURN THE
                        ENCLOSED BALLOT BY JULY 22, 2002

This Information Statement is being furnished to the holders of the Common Stock of Pro-Fac Cooperative, Inc., a New York agricultural cooperative corporation, in connection with the special meetings of Common Members of Pro-Fac to be held in accordance with the schedule contained in Annex 1 to this Information Statement. Please see Annex 1 to this Information Statement for more information on the special meeting to be held in your area. The regional special meetings of Common Members will be held for the following purposes:

1. To consider and vote upon a proposal to adopt the Unit Purchase Agreement dated as of June 20, 2002, by and among Pro-Fac Cooperative, Inc., Agrilink Foods Inc. and Vestar/Agrilink Holdings LLC ("Buyer") and to approve the transactions contemplated thereby, including the issuance and sale to Buyer by Agrilink Holdings LLC, a Delaware limited liability company to be formed in connection with the transaction ("Agrilink Holdings"), of up to $37,500,000 in Class A Common Units and $137,500,000 in Preferred Units of Agrilink Holdings, together with Warrants to purchase (for a nominal or no exercise price) additional Class A Common Units of Agrilink Holdings representing 9% of the fully diluted common equity ownership of Agrilink Holdings (but prior to dilution by the equity ownership of Agrilink Foods management), for an aggregate purchase price of up to $175,000,000; and to approve changes to the certificate of incorporation and bylaws of Pro-Fac to, among other things, authorize the creation and issuance to certain current and former Pro-Fac grower/members of special membership interests of Pro-Fac as described in this Information Statement; and

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only holders of record of Pro-Fac Common Stock at the close of business on June 20, 2002 will be entitled to vote at the special meeting for their region or any adjournment or postponement thereof. Common Members may vote either by attending in person the special meeting for their region or by completing and returning to Pro-Fac the enclosed ballot on or before July 22, 2002. Common Members are entitled to one vote each, regardless of the number of shares of Common Stock held by them. The affirmative vote of two-thirds of the Common Members entitled to vote is required to adopt the Unit Purchase Agreement and approve the transactions contemplated thereby.

Adoption of the Unit Purchase Agreement and approval of the transactions contemplated thereby constitutes approval of the terms of the Buyer's investment, the Pro-Fac member investment and the refinancing of Agrilink Foods' senior credit facility as described in this Information Statement; the amendments to Pro-Fac's certificate of incorporation and bylaws; and the terms of (1) the securityholders




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agreement, (2) the limited liability company agreement of Agrilink Holdings, (3)
the amendments to the certificate of incorporation and bylaws of Agrilink Foods or the conversion of Agrilink Foods to a limited liability company, (4) the termination agreement, (5) the amended and restated marketing and facilitation agreement, (6) the transitional services agreement, (7) the management agreement and (8) the other transactions and agreements referred to in the Unit Purchase Agreement.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Information Statement dated June 28, 2002, and intended to be mailed to Common Members commencing on July 1, 2002.

                                TABLE OF CONTENTS


                                                                              PAGE
                                                                              ----

INTRODUCTION ................................................................    1
EXECUTIVE SUMMARY ...........................................................    2
QUESTIONS AND ANSWERS ABOUT THE BUYER'S INVESTMENT ..........................    6
RISK FACTORS OR CONSIDERATIONS ..............................................   11
FORWARD-LOOKING STATEMENTS ..................................................   20
CONSOLIDATED FINANCIAL STATEMENTS OF PRO-FAC ................................   20
THE SPECIAL MEETINGS ........................................................   20
     Time, Place, Date ......................................................   20
     Purpose of the Special Meetings ........................................   21
     Record Date; Quorum; Members Entitled to Vote ..........................   21
     Reasons for Member Vote ................................................   21
     Vote Required ..........................................................   21
APPRAISAL RIGHTS ............................................................   22
THE BUYER'S INVESTMENT ......................................................   24
     Background of the Buyer's Investment ...................................   24
     Recommendation and Reasons of Pro-Fac Board of Directors ...............   26
     Opinion of Financial Advisor ...........................................   27
     The Unit Purchase Agreement ............................................   29
     Other Transactions and Agreements ......................................   31
     Amendment and Restatement of Agrilink Foods' ...........................   35
         Certificate of Incorporation and Bylaws
     Use of Proceeds; Refinancing of Agrilink Foods' Existing Credit
         Facility............................................................   35
     Regulatory Approvals and of Proceeds ...................................   36
AMENDMENT TO PRO-FAC CERTIFICATE OF INCORPORATION AND .......................   36
    BYLAWS; CREATION OF SPECIAL MEMBERSHIP INTERESTS
INTERESTS OF CERTAIN PERSONS IN THE BUYER'S INVESTMENT ......................   37
DESCRIPTION OF SECURITIES ...................................................   37
    Agrilink Holdings Units .................................................   37
    Pro-Fac Special Membership Interests ....................................   41
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES ...............................   42
BENEFICIAL SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS ........................   43
    AND MANAGEMENT
LEGAL MATTERS ...............................................................   45
OTHER MATTERS ...............................................................   45


ANNEXES:
Annex 1 - Schedule of Regional Membership Meetings
Annex 2 - Section 623 of the New York Business Corporation Law
Annex 3 - Financial Statements
Annex 4 - Unit Purchase Agreement
Annex 5 - Termination Agreement
Annex 6 - Amended and Restated Marketing and Facilitation Agreement Annex 7 - Opinion of J.P. Morgan Securities Inc.
Annex 8 - Restated Certificate of Incorporation and Bylaws of Pro-Fac

                                  INTRODUCTION

Under the terms of the Unit Purchase Agreement, Pro-Fac will form Agrilink Holdings, which will hold, indirectly through Agrilink Holdings Inc. ("Holdings Inc."), a to-be-formed subsidiary of Agrilink Holdings (or through a limited liability company, if Agrilink Foods is converted to a limited liability company), all of the issued and outstanding voting securities of Agrilink Foods. Buyer will invest up to a total of $175,000,000 in Agrilink Holdings, in exchange for up to $37,500,000 in Class A Common Units and $137,500,000 in Preferred Units of Agrilink Holdings. Buyer will also receive, for no additional consideration, Warrants to purchase (for a nominal or no exercise price) additional Class A Common Units of Agrilink Holdings representing 9% of the fully diluted common equity ownership of Agrilink Holdings (but prior to dilution by the equity ownership of Agrilink Foods management). In addition, certain qualified grower/members of Pro-Fac who are "accredited investors" under U.S. securities laws will have the option to participate in the Buyer's investment by purchasing up to an aggregate of $25,000,000 in Class B Common Units and Preferred Units of Agrilink Holdings (together with Warrants to purchase additional Class B Common Units of Agrilink Holdings). Any such investment by Pro-Fac members will be made through Pro-Fac Investors LLC, an investment vehicle to be formed by Pro-Fac, and will be on the same economic terms and in the same relative proportions as the Buyer's investment (except that the Pro-Fac member investors will invest in Class B Common Units instead of Class A Common Units). The Pro-Fac member investment will reduce the amount of the Buyer's investment on a dollar-for-dollar basis, such that the aggregate purchase price to be received by Agrilink Holdings will be $175,000,000, whether or not any Pro-Fac member participates in the Buyer's investment.

In consideration of its contribution of the capital stock of Agrilink Foods to Agrilink Holdings as contemplated by the Unit Purchase Agreement, Pro-Fac will receive Class B Common Units of Agrilink Holdings. Pursuant to the Unit Purchase Agreement, in connection with the closing of the Buyer's investment Agrilink Holdings will implement a management equity plan pursuant to which certain members of the management of Agrilink Foods will purchase Class C Common Units and/or Class D Common Units of Agrilink Holdings.

Following the closing under the Unit Purchase Agreement, assuming the exercise of all of the Warrants issued to Buyer, Buyer will have a 58% common equity ownership interest in Agrilink Holdings, and Pro-Fac will have a 42% common equity ownership interest in Agrilink Holdings (in each case, prior to dilution by the Class C Common Units and Class D Common Units to be issued to Agrilink Foods management). If the Pro-Fac member investment is completed for the full $25,000,000, Buyer's equity ownership interest in Agrilink Holdings will be reduced, so that Buyer will have a 49.7% common equity ownership interest in Agrilink Holdings and the Pro-Fac member investors will have an 8.3% common equity ownership interest in Agrilink Holdings (in each case, prior to dilution by the Class C Common Units and Class D Common Units to be issued to Agrilink Foods management). Pro-Fac's ownership interest will stay the same even if the Pro-Fac member investment is completed. However, under the terms of the securityholders agreement and in light of the superior voting rights of the Class A Common Units, Buyer will have control over Agrilink Holdings (and therefore over Agrilink Foods) even if its equity ownership is reduced by the full $25,000,000 of the proposed Pro-Fac member investment. See "Risk Factors" and "Description of Securities". For the remainder of this information statement, whenever the common equity ownership of Agrilink Holdings is discussed, unless otherwise stated, we are assuming that the Pro-Fac member investment is not completed, and that Buyer therefore invests the full amount contemplated by the Unit Purchase Agreement.

The parties are evaluating whether Agrilink Foods should be converted from a corporation into a limited liability company immediately before the closing of the Buyer's investment. Such a conversion, which Pro-Fac has agreed to, may occur at Buyer's option, provided that the conversion does not adversely affect Pro-Fac's grower/members, on an after-tax cash flow basis.


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



No consideration will be payable directly to the Common Members in connection with the Buyer's investment.

                                EXECUTIVE SUMMARY

         This summary highlights selected information from this information statement. It may not contain all of the information that is important to you. We urge you to read carefully the entire information statement and the documents attached to this information statement for a complete understanding of the transaction. Each item in this summary includes a page reference directing you to a more complete description of that item.


The Parties to the Transaction (see page 6)

Pro-Fac Cooperative, Inc.
90 Linden Oaks
P.O. Box 30682
Rochester, New York 14603
(585) 383-1850

Pro-Fac Cooperative, Inc. is a New York agricultural cooperative corporation. As an agricultural cooperative, Pro-Fac processes and markets crops grown by its members, including fruits, such as cherries, apples, blueberries, and peaches; vegetables, such as snap beans, beets, cucumbers, peas, sweet corn, carrots, cabbage, squash, asparagus, potatoes, turnip roots, leafy greens, and popcorn.

Agrilink Foods, Inc.
90 Linden Oaks
Rochester, New York 14625
(585) 383-1850

Agrilink Foods is a producer and marketer of processed food products. Agrilink Foods has four primary product lines, including vegetables, fruits, snacks and canned meals. All other product lines primarily represent salad dressings. Agrilink Foods also sells its products to supermarkets, warehouse clubs and mass merchandisers under private labels and to food service institutions such as restaurants, caterers, bakeries and schools. Agrilink Foods distributes its finished products to over 12,300 customer distribution points through a nationwide network of distribution centers and food brokers.

Vestar/Agrilink Holdings, LLC
c/o Vestar Capital Partners IV, L.P.
245 Park Avenue, 41st Floor
New York, New York 10167
(212) 351-1600

Vestar/Agrilink Holdings is a newly-formed entity affiliated with Vestar Capital Partners IV, L.P. Vestar Capital Partners, an affiliate of Vestar Capital Partners IV, L.P., is a leading investment firm specializing in management buyouts, recapitalizations and growth capital investments. Vestar's investment strategy is targeted toward middle-market companies with valuations in the $200 million to $2 billion range. The principals of Vestar Capital Partners have completed investments in leading branded foods and consumer products companies including Celestial Seasonings, Inc., Interstate Bakeries Corp., Michael Foods, Inc. and Prestone Products Corporation. Vestar Capital Partners currently manages a committed equity capital pool of $4 billion.

The Special Meetings (see page 20)

The special meetings of Common Members will be held in accordance with the schedule contained in Annex 1 to this Information Statement. Please see Annex 1 to this Information Statement for more information on the special meeting to be held in your area.

Record Date; Vote Required (see page 21)

You can vote at the special meeting for your area if you owned Common Stock of Pro-Fac at the close of business on June 20, 2002, the record date. Each Common Member is entitled to one vote, regardless of the number of shares



                                       2


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of Common Stock held by that Common Member. You may vote by attending in person the special meeting for your region or by completing and returning the enclosed ballot to Pro-Fac on or before July 22, 2002 (unless extended to a later date by Pro-Fac). To adopt the Unit Purchase Agreement and approve the transactions contemplated thereby, two-thirds of the Common Members must vote in favor of the Unit Purchase Agreement. On the record date, there were 547 Common Members entitled to vote.

A failure to vote in favor of the Unit Purchase Agreement will have the same effect as a vote against the Unit Purchase Agreement. Accordingly, the Pro-Fac board of directors urges you to attend the special meeting to be held in your area and cast your vote at the special meeting, or to complete and return the enclosed ballot to Pro-Fac on or before July 22, 2002.

Recommendation of the Board of Directors (see page 26)

Pro-Fac's board of directors believes that the Unit Purchase Agreement and the transactions contemplated thereby are fair to you and in your best interest, and unanimously voted to adopt the Unit Purchase Agreement and approve the transactions contemplated thereby, and recommends that you vote "FOR" adoption of the Unit Purchase Agreement and approval of the transactions contemplated thereby.

The Buyer's Investment (see page 24)

The Unit Purchase Agreement is attached to this document as Annex 4. Please read the Unit Purchase Agreement in its entirety. It is the legal document that governs the proposed transaction.

General.

Pursuant to the Unit Purchase Agreement, Agrilink Holdings, to be formed in connection with the Buyer's investment, will issue and sell to Buyer, for an aggregate purchase price of up to $175,000,000, up to $37,500,000 in Class A Common Units and $137,500,000 in Preferred Units of Agrilink Holdings, together with Warrants to purchase (for a nominal or no exercise price) additional Class A Common Units of Agrilink Holdings.

Additionally, certain qualified grower/members of Pro-Fac who are "accredited investors" under U.S. securities laws will be offered the right to participate (through an investment vehicle to be formed by Pro-Fac) in the Buyer's investment by purchasing up to an aggregate of $25,000,000 in Class B Common Units and Preferred Units of Agrilink Holdings (together with Warrants to purchase additional Class B Common Units of Agrilink Holdings). The aggregate amount of the Pro-Fac member investment will reduce the aggregate amount of the Buyer's investment on a dollar-for-dollar basis.

Also pursuant to the Unit Purchase Agreement, Pro-Fac will receive Class B Common Units of Agrilink Holdings, and, following the closing of the Buyer's investment, pursuant to a management equity plan to be adopted by Agrilink Holdings, certain members of Agrilink Foods management will be eligible to purchase Class C Common Units and/or Class D Common Units of Agrilink Holdings.

Agrilink Holdings will be formed to hold, indirectly through Agrilink Holdings, Inc., all of the issued and outstanding voting securities of Agrilink Foods. Agrilink Foods may be converted, before the closing of the Buyer's investment, from a corporation to a limited liability company.

Following the completion of the Buyer's investment, Buyer will have a controlling interest in Agrilink Holdings, and will therefore have control over Agrilink Foods.

Completion of the Buyer's investment (see page 30)

The completion of the Buyer's investment will occur after all of the conditions to the completion of the transaction have been satisfied or waived in accordance with the Unit Purchase Agreement. We presently expect to complete


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the transaction by about mid-August, 2002. However, because the closing of the
Buyer's investment is subject to regulatory and third party approvals, we cannot predict the exact timing for completion of the Buyer's investment.

Conditions to the Completion of the Buyer's Investment (see page 30)

The transactions contemplated by the Unit Purchase Agreement will be completed only if the parties satisfy, or in some cases waive, several conditions, including among others the following:

o the formation of Agrilink Holdings and Holdings Inc. and the execution by Pro-Fac and Buyer of the limited liability company agreement of Agrilink Holdings;

o the contribution by Pro-Fac to Agrilink Holdings, and by Agrilink Holdings to Holdings Inc., of all of the issued and outstanding capital stock of Agrilink Foods;

o the effectiveness of Agrilink Foods' amended and restated certificate of incorporation and bylaws;

o the execution by the parties of various agreements, including the securityholders agreement, the termination agreement, the amended and restated marketing and facilitation agreement, the transitional services agreement, and the management agreement;

o the resignation of certain members of Agrilink Foods' board of directors, and the termination or waiver of certain employment, severance and incentive arrangements;

o the approval of the Common Members and the consent of the holders of Agrilink Foods' 11-7/8% senior subordinated notes;

o the parties having obtained all necessary governmental approvals and other third party consents; and

o the parties having obtained a waiver from the lenders under Agrilink Foods' existing credit facility with respect to the consequences of the non-cash goodwill impairment charge recorded by Pro-Fac and Agrilink Foods, and the establishment by Buyer of a new credit facility to replace the existing credit facility.

Interests of Certain Officers in the Buyer's Investment (see page 37)

You should be aware that certain executive officers of Pro-Fac have interests in the transaction that are different from, or in addition to, the interests of the Common Members. Among other things, Stephen R. Wright, Secretary and General Manager of Pro-Fac, will continue as an employee and an officer of Agrilink Foods following the completion of the Buyer's investment, and will purchase Class C and/or Class D Common Units under the management equity plan to be established by Agrilink Holdings following the completion of the Buyer's investment. Certain other officers of Agrilink Foods will participate in the management equity plan and have entered into severance agreements with Agrilink Foods.

Payment of Fees and Expenses (see page 31)

If the Unit Purchase Agreement is terminated without a closing, Agrilink Foods may be required to reimburse Buyer for all fees and expenses incurred by it in negotiating and preparing the Unit Purchase Agreement and the transactions and agreements contemplated thereby (capped in some cases at $3,000,000), and may be required to pay Buyer a termination fee of up to $8,000,000 (if, for instance, Pro-Fac pursues an alternative transaction). If the closing is completed, Agrilink Foods must reimburse Buyer for all of its fees and expenses and pay to Vestar Capital Partners IV, L.P. a transaction fee of $8,000,000 for services rendered in connection with the Buyer's investment. Additionally, under the proposed management agreement, Agrilink Foods and Holdings Inc. will pay to Vestar Capital Partners IV, L.P. an annual fee equal to the greater of $1,000,000 or a percentage of Agrilink Foods'

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consolidated earnings before interest, taxes, depreciation and amortization.

Pro-Fac has also agreed to pay a fee in the amount of $6,125,000 to J.P. Morgan Securities Inc. for its services as financial advisor in connection with the Buyer's investment. If the Buyer's investment is completed, Agrilink Foods will pay this fee on behalf of Pro-Fac.

Agreements with Agrilink Foods (see page 31)

In connection with the Buyer's investment, Pro-Fac will enter into an amended and restated marketing and facilitation agreement with Agrilink Foods. This ten-year supply agreement will replace the existing supply arrangement between the parties. Also, because Pro-Fac and Agrilink Foods are entering into the amended and restated marketing and facilitation agreement, they will enter into a termination agreement to terminate the existing agreement. Pro-Fac and Agrilink Foods will also enter into a transitional services agreement under which Agrilink Foods will agree to provide certain services to Pro-Fac for a period of 24 months following the closing of the Buyer's investment.

Amendments to Pro-Fac's Certificate of Incorporation and Bylaws (see page 36)

In addition to adoption of the Unit Purchase Agreement and approval of the transactions contemplated thereby, you are being asked to approve changes to the certificate of incorporation and bylaws of Pro-Fac to, among other things, authorize the creation and issuance of "special membership interests" to be issued by Pro-Fac in connection with the consummation of the transactions contemplated by the Unit Purchase Agreement. The special membership interests are expected to have in the aggregate a face value in excess of $20,000,000, and will be allocated among current and former Pro-Fac members based on the amount of their patronage deliveries during the six year period ending June 29, 2002.

Appraisal Rights of Dissenting Stockholders (see page 22)

Under New York law, Common Members who do not vote in favor of the Buyer's investment will be entitled to exercise appraisal rights in connection with the transaction.

Common Members desiring to exercise their appraisal rights will have the rights and duties, and must follow the procedures, set forth in Section 623 of the New York Business Corporation Law. The full text of Section 623 is attached to this proxy statement as Annex 2. Common Members who wish to exercise appraisal rights must carefully follow the procedures described in Section 623, and are urged to read Annex 2 in its entirety.

Certain Federal Income Tax Consequences (see page 42)

Under the ownership structure of Agrilink Foods which will result from the Buyer's investment, Pro-Fac may qualify as an exempt cooperative under the Internal Revenue Code, which would allow it to deduct dividends paid on its common and preferred stock. Pro-Fac intends to report the fees it will receive as a result of the termination of its existing marketing and facilitation agreement with Agrilink Foods as deferred patronage income, but there can be no assurance that the Internal Revenue Service will agree with that approach. The issuance of special membership interests to Pro-Fac's Common Members should not be taxable to the recipients thereof, but recipients may be required to spread the basis of any other equity interests they hold over those special membership interests, which could increase the gain realized from a disposition of those other interests. Further, a disposition of the special membership interests may produce ordinary income to the extent Pro-Fac has earnings and profits.

Impact of Non-Cash Goodwill Impairment Charge (see page 11)

On June 21, 2002, Pro-Fac announced that Agrilink Foods expected to record a non-cash goodwill impairment charge in its financial

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statements for the fiscal year ending June 30, 2002, of approximately
$105,000,000. This charge triggers a default under Agrilink Foods' existing credit facility and may result in a default under the indenture governing Agrilink Foods' 11-7/8% senior subordinated notes. Because the existence of a default under the indenture has not been determined, Pro-Fac is delaying the final payment of commercial market value (CMV) for fiscal 2002 and is also delaying payment of the dividends on Pro-Fac's preferred and common stock.

               QUESTIONS AND ANSWERS ABOUT THE BUYER'S INVESTMENT

The following are some answers to questions that you, as a Common Member of Pro-Fac, may have regarding the Buyer's investment. These questions and answers present only a summary of the information contained in this information statement. We urge you to carefully read the entire information statement, including the Annexes hereto, for a complete understanding of the proposed transaction.

Q:   Who are the parties to the transaction?

A:   Pro-Fac Cooperative Inc.
     90 Linden Oaks
     P.O. Box 30682
     Rochester, New York 14603
     (585) 383-1850

     Pro-Fac Cooperative, Inc. is a New York agricultural cooperative corporation. As an agricultural cooperative, Pro-Fac processes and markets crops grown by its members. Pro-Fac's crops include fruits, such as cherries, apples, blueberries, and peaches; vegetables, such as snap beans, beets, cucumbers, peas, sweet corn, carrots, cabbage, squash, asparagus, potatoes, turnip roots, leafy greens, and popcorn. Only growers of crops marketed through Pro-Fac, or associations of such growers, can become members of Pro-Fac.

     Agrilink Foods Inc.
     90 Linden Oaks
     Rochester, New York 14625
     (585) 383-1850

     Agrilink Foods is a producer and marketer of processed food products. Agrilink Foods has four primary product lines, including vegetables, fruits, snacks and canned meals. Agrilink's vegetable product line consists of canned and frozen vegetables, chili beans, and various other products. Branded products within the vegetable category include Birds Eye, Birds Eye Voila!, Birds Eye Simply Grillin', Freshlike, Veg-All, McKenzies, and Brooks Chili Beans. Agrilink Foods' fruit product line consists of canned and frozen fruits, including fruit fillings and toppings. Branded products within the fruit category include Comstock and Wilderness. Agrilink Foods' snack product line consists of several varieties of potato chips, popcorn, cheese curls, snack mixes, and other corn-based snack items. Branded products within the snack category include Tim's Cascade Chips, Snyder of Berlin, Husman, La Restaurante, Erin's, Beehive, Pops-Rite, and Super Pop. Agrilink Foods' canned meal product line includes canned meal products such as chilies, stews, soups, and various other ready-to-eat prepared meals. Branded products within the canned meal category include Nalley. All other product lines primarily represent salad dressings. Branded products within this category include Bernstein's and Nalley. Agrilink Foods also sells its products to supermarkets, warehouse clubs and mass merchandisers under private labels and to food service institutions such as restaurants, caterers, bakeries and schools. Agrilink Foods distributes its finished products to over 12,300 customer distribution points through a nationwide network of distribution centers and food brokers.

     Vestar/Agrilink Holdings LLC
     c/o Vestar Capital Partners IV, L.P.
     245 Park Avenue, 41st Floor
     New York, New York 10167
     (212) 351-1600

     Vestar/Agrilink Holdings is a newly-formed entity affiliated with Vestar Capital Partners IV, L.P., a private equity fund managed by Vestar Capital Partners ("Vestar"). Vestar is a leading investment firm specializing in management buyouts, recapitalizations and growth capital investments. Vestar's investment strategy is targeted toward middle-market companies with valuations in the $200 million to $2 billion range. The firm was founded in 1988. Private equity funds managed by Vestar have completed over 35 investments in companies with a total value exceeding $11 billion. These companies have varied in size and geography and span a broad range of industries. The principals of Vestar have had meaningful experience in the food and consumer products industries, and have completed investments in leading companies including Celestial Seasonings, Inc., Interstate Bakeries Corp., Michael Foods, Inc. and Prestone Products Corporation. Vestar currently manages a committed equity capital pool of $4 billion and has offices in New York City, Denver, Paris and Milan.

Q: What will happen to Agrilink Foods after the Buyer's investment is completed?

A: If the transactions contemplated by the Unit Purchase Agreement are approved by the Common Members as described in this information statement, after completion of the Buyer's investment, Buyer will hold a controlling interest in Agrilink Holdings (and, therefore, will have indirect control over the business and operations of Agrilink Foods). Pro-Fac will hold a minority equity interest in Agrilink Holdings. See "Risk Factors". We expect that the Buyer's investment and the refinancing of Agrilink Foods' existing credit facility will substantially reduce Agrilink Foods' indebtedness.

Q:   What will happen to Pro-Fac after the Buyer's investment is completed?

A: The ownership structure in Pro-Fac will remain the same following completion of the Buyer's investment (other than the issuance of the special membership interests and certain other changes described below). See "The Pro-Fac Special Membership Interests". You will continue to be a Common Member in Pro-Fac for so long as you hold Common Stock, and our Cumulative Preferred Stock will continue to be listed on The Nasdaq National Market.

Q: Will Pro-Fac and Agrilink Foods continue their relationship under the marketing and facilitation agreement?

A: Pro-Fac and Agrilink Foods will terminate their existing marketing and facilitation agreement upon the completion of the Buyer's investment, and will enter into a new 10-year marketing and facilitation agreement, under which Pro-Fac will continue as Agrilink Foods' preferred supplier of crops. Additionally, Pro-Fac and Agrilink Foods will enter into several other agreements, such as a transitional services agreement, that will govern their continuing relationship following the closing of the Buyer's investment. See "The Buyer's Investment - Other Transactions and Agreements".

Q:   Is the Buyer's investment a "done deal" at this point?

A: No. The parties presently expect the closing under the Unit Purchase Agreement to be completed by about mid-August, 2002, or as soon as possible thereafter. However, because the transaction is subject to regulatory approvals and third party consents, including the approval of the Common Members, we cannot know at this time the exact date on which the Buyer's investment will be completed. In addition, the Unit Purchase Agreement contains a number of conditions that must be satisfied or waived before the Buyer's investment can be completed. See "The Buyer's Investment - The Unit Purchase Agreement".

Q:   Is my vote required to adopt the Unit Purchase Agreement?

A: The affirmative vote of two-thirds of the Common Members as of the record date will be required to adopt the Unit Purchase Agreement and complete the Buyer's investment. You are not being asked for a proxy and you are requested not to send one. In accordance with Pro-Fac's bylaws, you may vote in person at the special meeting or by completing and returning the enclosed ballot to Pro-Fac on or before July 22, 2002. A ballot and a self-addressed, postage-paid return envelope are enclosed with this information statement. See "The Special Meetings - Vote Required".

Q:   What is the effect of my adoption of the Unit Purchase Agreement?

A: Your vote to adopt the Unit Purchase Agreement and approve the transactions contemplated thereby constitutes approval of the terms of the Buyer's investment, the Pro-Fac member investment and the refinancing of Agrilink Foods' senior credit facility as described in this Information Statement; the amendments to Pro-Fac's certificate of incorporation and bylaws; and the terms of (1) the securityholders agreement, (2) the limited liability company agreement of Agrilink Holdings, (3) the amendments to the certificate of incorporation and bylaws of Agrilink Foods or the conversion of Agrilink Foods to a limited liability company, (4) the termination agreement, (5) the amended and restated marketing and facilitation agreement, (6) the transitional services agreement, (7) the management agreement and (8) the other transactions and agreements referred to in the Unit Purchase Agreement.

Q:   Does Pro-Fac's board of directors support the Buyer's investment?

A: Yes. Pro-Fac's board of directors spent over a year reviewing various options, and has determined that the Unit Purchase Agreement and the transactions contemplated thereby, including the Buyer's investment, taken together, are advisable and fair to, and in the best interests of, Pro-Fac's Common Members. Pro-Fac's board of directors has unanimously approved the Unit Purchase Agreement and the transactions contemplated thereby, and recommends that the Common Members approve the Unit Purchase Agreement and the transactions contemplated thereby at their regional special meetings. Information about the recommendation of Pro-Fac's board of directors is more fully described below under "The Buyer's Investment - Recommendations and Reasons of Pro-Fac Board of Directors".

Q: Did Pro-Fac's board of directors receive a fairness opinion in connection with the Buyer's investment?

A: Yes. In connection with the Buyer's investment, Pro-Fac's board of directors received the opinion of JPMorgan as to the fairness, from a financial point of view, to Pro-Fac of the consideration to be received by Pro-Fac in connection with the Buyer's investment. A copy of the opinion is included in this information statement as Annex 7. See "The Buyer's Investment - Opinion of Financial Advisor".

Q:   What will happen to my delivery commitment to Pro-Fac?

A: The 2002 raw product plan and delivery requirements thereunder will remain in effect under the amended and restated marketing and facilitation agreement. Thereafter, annual raw product plans will be developed by Agrilink Foods with appropriate adjustments made for each crop based on Agrilink Foods' sales and inventory requirements. See "The Buyer's Investment - Other Transactions and Agreements".

Q: How will commercial market value be determined after completion of the Buyer's investment?

A: The process used to determine commercial market value, or CMV, will remain the same. Pro-Fac commodity committees will meet with Agrilink Foods management to establish CMV guidelines, review calculations, and report to a joint CMV committee composed of three Pro-Fac representatives and three Agrilink Foods representatives. The amended and restated marketing and facilitation agreement contains a formal arbitration process for dispute resolution.

Q: Does Buyer have the resources to pay the full cash price for the Buyer's investment?

A: Pro-Fac's board of directors conducted a review of Buyer's financial condition before entering into the Unit Purchase Agreement and believes that Buyer has sufficient resources to complete the transaction in accordance with the terms of the Unit Purchase Agreement.

Q: Is Buyer's financial condition relevant to my decision how to vote for any other reason?

A: No. Because you will not be receiving any equity securities or other interest in Buyer in connection with the Buyer's investment, Buyer's financial condition, other than its ability to pay the aggregate purchase price under the Unit Purchase Agreement, is not otherwise relevant to your decision.

Q: Do any existing or former members of Pro-Fac's management or board of directors have any special interest in the Buyer's investment?

A: Yes. Among other things, Stephen R. Wright, the Secretary and General Manager of Pro-Fac, will continue as Secretary and General Manager of Pro-Fac after the Buyer's investment and will also continue to serve as an employee and an officer of, and receive compensation from, Agrilink Foods. Mr. Wright will also purchase Class C Common Units and/or Class D Common Units of Agrilink Holdings pursuant to the management equity plan proposed to be established by Agrilink Holdings. Certain other officers of Agrilink Foods will participate in the management equity plan and have entered into severance/change in control agreements with Agrilink Foods. See "Interests of Certain Persons in the Buyer's Investment".

Q:   Is there an agreement governing the Buyer's investment?

A: Yes. Pro-Fac, Agrilink Foods and Buyer entered into a Unit Purchase Agreement on June 20, 2002. The Unit Purchase Agreement provides, among other things, for the terms and conditions of the Buyer's investment. See "The Buyer's Investment - The Unit Purchase Agreement".

Q: Are Pro-Fac and Agrilink Foods subject to any restrictions pending the completion of the transaction?

A.: Yes. Under the Unit Purchase Agreement, Pro-Fac and Agrilink Foods have agreed not to enter into, negotiate, or participate in discussions regarding any other offer to acquire Pro-Fac or Agrilink Foods, except to the extent necessary for their boards of directors to consider such offers in the discharge of their fiduciary duties as required by applicable law. Additionally, Pro-Fac and Agrilink Foods have agreed that, pending the closing of the Buyer's investment, Agrilink Foods will operate its business only in the ordinary course and consistent with past practices, and will not take certain extraordinary actions such as the making of distributions, the redemption or issuance of securities, or the incurrence of additional indebtedness, without Buyer's consent. See "The Buyer's Investment - The Unit Purchase Agreement".

Q: Are any regulatory approvals or other third party consents required in order to complete the Buyer's investment?

A: Yes. Among other things, the parties will be required to file notice of the transaction with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and may not complete the Buyer's investment until the applicable waiting period under that Act has expired or the parties receive notice of early termination of the waiting period from those agencies. Additionally, the closing under the Unit Purchase Agreement is conditioned upon obtaining the consent of the holders of Agrilink Foods' senior subordinated notes and the approval of Pro-Fac's Common Members. The closing is also conditioned upon obtaining a consent from the lenders under Agrilink Foods' existing credit facility with respect to the non-cash goodwill impairment charge recorded by Agrilink Foods as described in this Information Statement. See "The Buyer's Investment - Regulatory Approvals and Third Party Consents" and "Risk Factors".

Q: Am I entitled to exercise appraisal rights in connection with the Buyer's investment?

A: Yes. If you do not vote in favor of the Buyer's investment and follow the proper procedures, you may be entitled to exercise appraisal rights. We describe the procedures for exercising appraisal rights in this information statement, and we have attached as Annex 2 to this information statement the provisions of New York law that govern appraisal rights. See "Appraisal Rights".

Q: What are the amendments to Pro-Fac's certificate of incorporation and bylaws intended to accomplish?

A: In connection with the Buyer's investment, Pro-Fac intends to amend its certificate of incorporation and bylaws in order to, among other things, reflect the fact that Pro-Fac intends to qualify as a tax-exempt cooperative following completion of the Buyer's investment and to authorize the creation and issuance to certain current and former Pro-Fac grower/members of special membership interests intended to preserve for members the book appreciation in value of their indirect investment in Agrilink Foods. See "Amendment to Pro-Fac Certificate of Incorporation and Bylaws; Creation of Special Membership Interest".

Q:   What happens if I don't vote?

A. If you don't vote at the special meeting, it will have the same effect as a vote against the Unit Purchase Agreement and the transactions contemplated thereby, because the affirmative vote of two-thirds of the Common Members is required to adopt the Unit Purchase Agreement and approve the transactions contemplated thereby.

Q:   When and where will the special meetings take place?

A: Pro-Fac will hold the special meetings of its Common Members on a regional basis. The overall schedule for the special meetings is included in Annex 1 to this information statement. Please see Annex 1 for more information on the meeting in your area. See "The Special Meetings".

Q:   Who can help answer my questions?

A: If you have any questions about the proposed investment or your regional special meeting, or if you need additional copies of this information statement, you should contact:

     Pro-Fac Cooperative, Inc.
     90 Linden Oaks
     P.O. Box 30682
     Rochester, New York 14603
     (585) 383-1850
     Attention: Stephen R. Wright,
                Secretary and General Manager

                         RISK FACTORS OR CONSIDERATIONS

In deciding how to vote upon the proposal to adopt the Unit Purchase Agreement and approve the transactions contemplated thereby, as well as to approve changes to Pro-Fac's certificate of incorporation and bylaws, and to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, you should read carefully this information statement and the documents to which we refer you. You should also carefully consider the following factors:

Pro-Fac and Agrilink Foods are required to record an impairment charge against the value of the goodwill of Agrilink Foods.

Under FAS 142, an accounting standard adopted by the Financial Accounting Standards Board that became effective in 2001, companies may no longer amortize goodwill and are required to conduct an annual "impairment test" in which they evaluate goodwill in light of expected value, and charge off goodwill if it is impaired (i.e., the appraised value is less than the value recorded on the company's books). Goodwill is tested for impairment at the reporting unit (operating segment) level.

PricewaterhouseCoopers LLP, the independent auditors for Pro-Fac and Agrilink Foods, has informed Pro-Fac's board of directors that the current valuation of Pro-Fac and Agrilink Foods will result in a significant impairment of the goodwill of Agrilink Foods, which will impact the financial statements of both Pro-Fac and Agrilink Foods. A significant non-cash impairment charge will occur regardless of whether the Buyer's investment is consummated. On June 21, 2002, Pro-Fac announced that Agrilink Foods expected to record a non-cash goodwill impairment charge in its financial statements for the fiscal year ending June 29, 2002, of approximately $105,000,000. This charge triggers a default under the net worth covenant of the existing credit facility of Agrilink Foods, which is guaranteed by Pro-Fac. Pro-Fac and Agrilink Foods are seeking a waiver from the lenders under the existing credit facility for such default until such time as the Buyer's investment is closed (in which case the existing credit facility will be refinanced) or the Unit Purchase Agreement is terminated, and expect that the lenders will grant such a waiver; however, there can be no assurance that this waiver will be granted. Any default declared by the credit facility lenders as a result of this charge would have a material adverse effect on the business and financial condition of Pro-Fac and Agrilink Foods.

Pro-Fac has not concluded that the impairment charge results in a default under the indenture for the $200,000,000 principal amount of 11-7/8% senior subordinated notes of Agrilink Foods, which are also guaranteed by Pro-Fac. The existence of such a default will depend upon the allocation of the impairment charge among reporting units of Agrilink Foods under FAS 142 and the impact of the charge on the determination for fiscal 2002 of the earnings and loss sharing provisions of the existing marketing and facilitation agreement between Pro-Fac and Agrilink Foods. Pro-Fac and Agrilink Foods are seeking the consent of the holders of the senior subordinated notes, approving the Buyer's investment and providing for the impairment charge to be disregarded for purposes of those determinations under the existing marketing and facilitation agreement. There can be no assurance that such a consent will be obtained.

This impairment charge is also expected to result in a delay of Pro-Fac's payment of the final installment of commercial market value for fiscal 2002 (which otherwise was expected to be paid on or before July 15, 2002) and of the dividends on Pro-Fac's preferred and common stock (which otherwise were expected to be paid on July 31, 2002) pending the obtaining of a waiver from the lenders under the existing credit facility and of the consent of the holders of the senior subordinated notes. It is anticipated that the delay in such payments may continue until the Buyer's investment is completed, unless Pro-Fac can earlier determine that the impairment charge does not result in a default under the indenture for the senior subordinated notes (and has received a waiver from the lenders under the existing credit facility of the default under that facility caused by the charge).

If the Buyer's investment is completed, Pro-Fac will no longer have control over the management or affairs of Agrilink.

Under the terms of the Unit Purchase Agreement, upon completion of the Buyer's investment, assuming the exercise of all of the Warrants issued to Buyer, Buyer will have a 58% common equity ownership interest in Agrilink Holdings, and Pro-Fac will have a 42% common equity ownership interest in Agrilink Holdings (in each case, prior to dilution by the Class C Common Units and Class D Common Units to be issued to Agrilink Foods management). If the Pro-Fac member investment is completed for the full $25,000,000, Buyer's equity ownership interest in Agrilink Holdings will be reduced, so that Buyer will have a 49.7% common equity ownership interest in Agrilink Holdings and the Pro-Fac member investors will have an 8.3% common equity ownership interest in Agrilink Holdings (in each case, prior to dilution by the Class C Common Units and Class D Common Units to be issued to Agrilink Foods management). Pro-Fac's ownership interest will stay the same even if the Pro-Fac member investment is completed. However, under the terms of the securityholders agreement and in light of the superior voting rights of the Class A Common Units, Buyer will have control over Agrilink Holdings (and therefore, over Agrilink Foods) even if its equity ownership is reduced by the full $25,000,000 of the proposed Pro-Fac member investment. See "Description of Securities".

The Unit Purchase Agreement requires that Pro-Fac, the Pro-Fac members' investment vehicle (if the Pro-Fac member investment is completed) and the Agrilink Foods management investors enter into a securityholders agreement with Buyer, pursuant to which they agree to vote all Units owned by them in the manner directed by Buyer in connection with certain events requiring member approval, including amendments to the limited liability company agreement of Agrilink Holdings, a merger or sale of Agrilink Holdings or its properties or assets, or the liquidation or dissolution of Agrilink Holdings.

Also pursuant to the securityholders agreement, the management committee of Agrilink Holdings and the boards of directors of Holdings Inc. and Agrilink Foods will each consist of nine individuals. The parties agree that, in connection with an election of any individual to such committee or board, they will vote all

Units owned by them for two individuals designated by Pro-Fac, one representative of Agrilink Foods management, and five designees of Buyer. One additional designee will be selected by Buyer and will be independent of Buyer and Agrilink Foods. Neither the Pro-Fac member investors nor the Agrilink Foods management investors will have the right to designate any individuals to serve on the management committee or boards of directors of Agrilink Holdings, Holdings Inc. or Agrilink Foods.

As a result of the voting provisions of the securityholders agreement, Buyer's controlling ownership interest in Agrilink Holdings' voting securities and its control over Agrilink Holdings' management committee, Buyer will be able to exercise control over all matters requiring approval of Agrilink Holdings' members, including control over the operation of Agrilink Foods (including a change in control of Agrilink Foods). Buyer's degree of control over Agrilink Foods will be the same whether or not Agrilink Foods is converted to a limited liability company as contemplated by the Unit Purchase Agreement.

Pro-Fac will apply for, but may not be able to obtain, tax status as an exempt cooperative.

Pro-Fac is currently taxed under Subchapter T of the Internal Revenue Code as a non-exempt cooperative. Subchapter T allows cooperatives to deduct from taxable income certain payments which are not deductible by other business corporations. In particular, under these rules, Pro-Fac has been entitled to deduct from its taxable income all amounts which are paid to its members and other patrons as patronage dividends (either in cash or through the allocation of amounts retained by Pro-Fac and represented by qualified written notices of allocation) with respect to patronage income occurring during the taxable year, but Pro-Fac has not been able to deduct the dividends which it pays on its preferred and common stock.

Pro-Fac intends to apply for status as an exempt cooperative under the Internal Revenue Code following completion of the Buyer's investment. Obtaining tax exempt status would allow Pro-Fac to deduct the dividends it pays on its preferred and common stock. These deductions would allow Pro-Fac to reduce its tax payments. Although Pro-Fac anticipates that it will be able to obtain tax exempt status, and has received an opinion from PricewaterhouseCoopers LLP that it should obtain tax exempt status, there can be no assurance that such status will be granted by the Internal Revenue Service. If tax exempt status is not granted, Pro-Fac may have insufficient liquidity to meet its operating needs.

Pro-Fac will continue as guarantor under the Senior Subordinated Notes.

In connection with its acquisition of the Dean Foods Vegetable Company in 1998, Agrilink Foods issued $200,000,000 in aggregate principal amount of its 11-7/8% Senior Subordinated Notes due 2008. Pro-Fac is the guarantor of Agrilink Foods' indebtedness under the senior subordinated notes. In accordance with the terms of the Unit Purchase Agreement and the indenture governing the senior subordinated notes, the parties are seeking the consent of the holders of the senior subordinated notes to the Unit Purchase Agreement and the transactions contemplated thereby. The senior subordinated notes will continue to be outstanding following the consummation of the Buyer's investment, and Pro-Fac will continue as guarantor of the senior subordinated notes. In the event that Pro-Fac is required to satisfy its obligations under the guaranty, Pro-Fac will have recourse as a general unsecured creditor of Agrilink Foods, subordinate to Agrilink Foods' other lenders, which may not be sufficient for Pro-Fac to recover any amounts paid under the guaranty.

Pro-Fac will be subject to Agrilink Foods' determinations regarding its requirements under the amended and restated marketing and facilitation agreement.

The amended and restated marketing and facilitation agreement will replace the existing marketing and facilitation agreement. It will govern the supply of raw products by Pro-Fac to Agrilink Foods. Under that agreement, Agrilink Foods will establish, in cooperation with Pro-Fac, raw product plans on an annual basis. Agrilink Foods will have control over the amount of raw products it elects to purchase from Pro-Fac during any particular year. While Pro-Fac is entitled to review and comment on each annual raw product plan, the plans will be established by Agrilink Foods based on the needs of its business, subject to the obligation to make shortfall payments to Pro-Fac if the amount of certain specified crops proposed to be purchased by Agrilink Foods during a particular year falls below both targeted volume and targeted percentage needs levels, determined for each commodity supplied by Pro-Fac to Agrilink Foods. There can be no assurance that purchases by Agrilink Foods under the amended and restated marketing and facilitation agreement will be consistent with the levels historically purchased by Agrilink Foods. Nor can there be any assurance that the amount of any shortfall payments under the amended and restated marketing and facilitation agreement will be sufficient to enable Pro-Fac to meet its obligations to redeem the common stock of its members, if the volume of purchases of raw products by Agrilink Foods are permanently reduced for a commodity or commodities supplied by Pro-Fac.

Agrilink Foods' agricultural management staff may be available to expand the market for Pro-Fac's members' crops, but such assistance cannot be guaranteed.

Under the amended and restated marketing and facilitation agreement, Agrilink Foods agrees that, during the first five years of the term of that agreement, it will use commercially reasonable efforts to make available individuals from its agricultural management staff to provide to Pro-Fac certain services that relate to the expansion of the market for the agricultural products of the Pro-Fac members. Agrilink Foods has historically provided such services to Pro-Fac, and Pro-Fac does not currently have the capability to provide such services itself. Such services shall be provided to the extent mutually agreed to by Pro-Fac and Agrilink Foods, and Pro-Fac shall pay to Agrilink Foods the amount of Agrilink Foods' incremental costs associated with providing such services. However, Agrilink Foods is under no obligation to provide services to the extent that it would have more than a de minimis effect on Agrilink Foods' ability to conduct its own business and affairs.

To the extent that Agrilink Foods provides such agricultural management services to Pro-Fac or any third party, the agreement or agreements for such services will provide for indemnification of Agrilink Foods and for Agrilink Foods to be held harmless from any and all damages, losses and other liabilities that Agrilink Foods or its officers, directors, employees, agents, stockholders or affiliates may incur related to the provision of such services, other than damages, losses and other liabilities to the extent that they arise from Agrilink Foods' willful breach, willful misconduct or gross negligence. Any requirement that Pro-Fac satisfy its indemnification obligations under those agreements could have a material adverse effect on Pro-Fac's business, financial condition and results of operation.

Agrilink Foods may terminate the amended and restated marketing and facilitation agreement in connection with certain change in control transactions affecting Agrilink Foods.

Agrilink Foods may terminate the amended and restated marketing and facilitation agreement in connection with any sale, merger, consolidation, recapitalization or other transaction or series of transactions that results in a transfer of all or substantially all of the assets of Agrilink Foods or results in Vestar Capital Partners IV, L.P. or its affiliates ceasing to possess the power to elect a majority of the board of directors of Holdings Inc. If such a termination occurs within the first three years of the term of the amended and restated marketing and facilitation agreement, Agrilink Foods will be required to pay to

Pro-Fac a termination fee equal to $20,000,000 (less the aggregate amount of any shortfall payments made to Pro-Fac under the agreement prior to such a change in control). However, if the termination occurs more than three years into the term, Agrilink Foods may terminate the amended and restated marketing and facilitation agreement without payment of a termination fee. Pro-Fac is dependent upon Agrilink Foods for the marketing of its members' crops. If the amended and restated marketing and facilitation agreement is terminated, it could have a material adverse effect on the business, financial condition and results of operations of Pro-Fac, and of its grower members.

After a transition period, Pro-Fac will lose certain services historically provided by Agrilink Foods.

In addition to the agricultural management services described above, Agrilink Foods has provided Pro-Fac with various administrative and other services, including without limitation member security support, recordkeeping, conduct of membership meetings, legal and finance, office space and information services. Because Agrilink Foods will no longer be a wholly owned subsidiary of Pro-Fac, Pro-Fac may no longer rely on Agrilink Foods to provide such services and Pro-Fac will have responsibility independent of Agrilink Foods for the accuracy of its securities filings, tax filings, maintenance of membership records, and other activities historically performed by Agrilink Foods. However, pursuant to the Unit Purchase Agreement, Pro-Fac and Agrilink Foods will enter into a transitional services agreement under which Agrilink Foods employees will continue to provide certain of such services to Pro-Fac for a period of 24 months following the closing of the Buyer's investment. Agrilink Foods will provide such services free of charge, other than reimbursement of its incremental out-of-pocket costs associated with the provision of such services.

In addition, under the Unit Purchase Agreement, Pro-Fac agrees that for a period of five years following the closing of the Buyer's investment, Pro-Fac will not directly or indirectly hire, solicit, or interfere with the employment relationship of any employee of Agrilink Foods or any of its subsidiaries (other than certain scheduled individuals). Because many of the employees of Agrilink Foods have historically provided services to Pro-Fac, if the services provided by Agrilink Foods under the transitional services agreement are not sufficient for Pro-Fac to operate its business, or in any event upon the termination of the transitional services agreement, Pro-Fac will need to recruit, hire and train individuals from outside Agrilink Foods to provide the services previously provided by such Agrilink Foods employees, at Pro-Fac's own expense.

Payments to be received by Pro-Fac under the termination agreement may result in adverse tax consequences to Pro-Fac.

As described below under "The Buyer's Investment - Other Transactions and Agreements", Pro-Fac is entitled to receive a termination fee of $10,000,000 per year for a period of five years following the closing of the Buyer's investment, subject to the fulfillment of various conditions set forth in the termination agreement. However, under the Internal Revenue Code, if such conditions are deemed by the Internal Revenue Service not to be "meaningful" conditions to payment, Pro-Fac may be deemed to have constructively received all five annual payments as of the date of the termination agreement and may not be entitled to defer its payment of income taxes with respect to those payments. If that occurs, Pro-Fac may be required to treat as taxable income at the time of constructive receipt the entire amount payable under the termination agreement without having received all of such payments from Agrilink Foods. Pro-Fac expects to receive an opinion of PricewaterhouseCoopers LLP that the conditions set forth in the termination agreement should be deemed to be "meaningful" conditions to payment, and that therefore Pro-Fac should be entitled to defer payment of taxes with respect to such amounts. However, there can be no assurance that the Internal Revenue Service will agree with this analysis. A requirement that Pro-Fac recognize the entire amount of the termination fees prior to its receipt thereof from Agrilink Foods could have a material adverse effect on Pro-Fac's business, financial condition and results of operation.

Additionally, if the payments received by Pro-Fac under the termination agreement were not be treated as patronage income, they would not be deductible by Pro-Fac when distributed to its grower members. Patronage income is income derived from business done with or for patrons of a cooperative. Pro-Fac expects to receive an opinion of PricewaterhouseCoopers LLP that the termination fee should be treated as patronage income by the Internal Revenue Service. However, there can be no assurance that the Internal Revenue Service will agree with this analysis.

Pro-Fac may not satisfy the condition necessary to receive payment of the termination fee.

The parties have conditioned Agrilink Foods' payment of the termination fee to Pro-Fac upon Pro-Fac's maintaining grower membership levels sufficient to generate certain minimum crop supply requirements. Therefore, if Pro-Fac does not maintain those grower membership levels during any particular fiscal year under the termination agreement, it will not receive payment of that portion of the termination fee that would otherwise be payable with respect to that year. There can be no assurance that Pro-Fac will satisfy these conditions and receive payment of the entire amount of the termination fees payable under the termination agreement.

Payments to be received by Pro-Fac under agreements with Agrilink Foods are subject to a credit risk associated with Agrilink Foods' ability to pay such amounts.

Payments by Agrilink Foods to Pro-Fac under the termination agreement and any shortfall payments under the amended and restated marketing and facilitation agreement may be deferred to the extent that Agrilink Foods is prohibited from making those payments under certain third-party indebtedness of Agrilink Foods or any of its subsidiaries. Payments of CMV under the amended and restated marketing and facilitation agreement, however, may not be deferred. Pro-Fac's right to payment of such deferred amounts will be subordinate to Agrilink Foods' obligations with respect to the new credit facility and other indebtedness of Agrilink Foods and its subsidiaries. The deferred amounts will continue to be owed to Pro-Fac, and will bear interest at a rate of 10% per year; but if deferral is required by Agrilink Foods' lenders, there can be no assurance that the deferred amounts will be paid. Whether or not Agrilink Foods' lenders require deferral of payments under the termination agreement or the amended and restated marketing and facilitation agreement, Pro-Fac's receipt of payments under those agreements is subject to Agrilink Foods having sufficient funds to make those payments. If Agrilink Foods is unable to pay any amounts owing to Pro-Fac under the termination agreement or the amended and restated marketing and facilitation agreement, Pro-Fac will have recourse as a general unsecured creditor of Agrilink Foods, subordinate to its other lenders, and there can be no assurance that Pro-Fac will be able to collect such amounts from Agrilink Foods.

Failure to complete the Buyer's investment could negatively impact Pro-Fac's and Agrilink Foods' future business and operations.

If the Buyer's investment is not completed for any reason, Pro-Fac may be subject to a number of material risks related to its financial condition. Since July 2001, Agrilink Foods, with the assistance of JPMorgan in its capacity as financial advisor to Agrilink Foods, explored various alternatives responsive to Agrilink Foods' financial condition and the August 2001 amendment to its existing credit facility, which required Agrilink Foods to pursue a transaction with a financially responsible party to acquire an equity interest of not less than $100,000,000 in either Pro-Fac or Agrilink Foods. See "The Buyer's Investment - Opinion of Financial Advisor". If the Buyer's investment is not closed, Agrilink Foods will incur additional interest expense and fees. Moreover, Agrilink Foods must refinance its existing credit facility by September 2003. Failure to complete the Buyer's investment will make it difficult for either Pro-Fac or Agrilink Foods to obtain alternative sources of financing on a timely basis or at all. Even if such an alternative source of financing becomes available in a timely manner, there can be no assurance that the terms will be as favorable to Pro-Fac or Agrilink Foods as the terms of the Buyer's investment. If additional financing cannot be found, Pro-Fac and Agrilink Foods will be required to reduce or modify their capital expenditures and may be required to sell some or all of their assets, which would adversely affect their business, results of operations and financial condition.

In addition, if the Unit Purchase Agreement is terminated without a closing, under certain circumstances Agrilink Foods will be required to reimburse Buyer for all fees and expenses incurred by Buyer in connection with the transaction (capped in some cases at $3,000,000), and, under certain circumstances (for instance, if Pro-Fac pursues an alternative transaction), a termination fee of up to $8,000,000. Further, costs incurred by Pro-Fac related to the Buyer's investment, including legal and accounting fees as well as a portion of the financial advisor fees payable to JPMorgan, must be paid by Pro-Fac even if the Buyer's investment is not completed.

Additionally, if the Buyer's investment is not completed, Pro-Fac and Agrilink Foods will have certain increased payment obligations under the existing credit facility, as amended by the August 2001 amendment described above. A default under the existing credit facility would allow the lenders to terminate their loan commitments. In addition, the lenders under the existing credit facility could require acceleration of the payment of principal and interest on those loans upon the occurrence of a default, causing all amounts owed under the existing credit facility to be immediately due and payable. If Agrilink Foods is unable to repay its indebtedness under the existing credit facility, the lenders could enforce Pro-Fac's guaranty and require Pro-Fac to pay the indebtedness. Because Pro-Fac has no independent operations, it is unlikely that it would be able to pay such indebtedness. Any such defaults could negatively impact the ability of Agrilink Foods to operate its business as well as the ability of Pro-Fac to pay full commercial market value to its members and to pay dividends on Pro-Fac's preferred and common stock.

Pro-Fac and Agrilink Foods are highly leveraged.

Pro-Fac does not have any independent operations or any significant assets other than the capital stock of Agrilink Foods. Pro-Fac is dependent upon the receipt of payments under the existing marketing and facilitation agreement with Agrilink Foods, and upon the receipt of dividends or other distributions from Agrilink Foods, to fund Pro-Fac's obligations, including its obligations under guarantees with respect to the indebtedness of Agrilink Foods under its existing credit facility, the subordinated promissory note due 2008 issued to Dean Foods Company (sold to Great Lakes Kraut Company), and the 11-7/8% senior subordinated notes due 2008.

Additionally, Agrilink Foods is highly leveraged and has significant debt service requirements. As of March 30, 2002, under its existing credit facility, Agrilink Foods had approximately $403,500,000 of indebtedness outstanding under its term loan facility, $75,400,000 outstanding under its revolving credit facility to fund seasonal working capital needs, and $20,600,000 face amount of letters of credit issued under its revolving credit facility. Completion of the Buyer's investment will help deleverage Agrilink Foods by reducing and refinancing the debt owed under its existing credit facility.

The existing credit facility contains covenants imposing a number of significant operating and financing restrictions on the business of Pro-Fac and Agrilink Foods. These covenants, among other things, limit Pro-Fac's ability to:

     o    incur additional indebtedness;

     o    incur or maintain liens;

     o    pay dividends or other distributions;

     o    redeem its capital stock;

     o    make other restricted payments;

     o    enter into transactions with affiliates;

     o    sell or dispose of assets; and

     o    merge, consolidate or sell all or substantially all of its assets.

In addition, Agrilink Foods is required under the existing credit facility to maintain specified levels with regard to earnings before interest, taxes, depreciation and amortization (EBITDA), interest coverage, fixed charges coverage, leverage and net worth. These provisions could negatively affect Agrilink Foods' ability to react to changes in market conditions or to take advantage of business opportunities it believes to be desirable, which could adversely affect our operating flexibility and place us at a competitive disadvantage. Additionally, these restrictions, as well as Pro-Fac's dependence upon the receipt of payments from Agrilink Foods, also affect Pro-Fac's ability to pay dividends to its members. As part of the Buyer's investment, the parties intend to replace the existing credit facility with a new senior credit facility. The new credit facility will also contain significant restrictions and operating covenants which may affect the business operations of Pro-Fac and Agrilink Foods, although it is anticipated that those restrictions and covenants may be less onerous than under the existing credit facility because of the reduced leverage of Agrilink Foods.

Existing litigation could adversely affect Pro-Fac's business.

On September 25, 2001, in the circuit court of Multnomah County, Oregon, Blue Line Farms commenced a class action suit against Agrilink Foods, Pro-Fac, Mr. Mike Shelby, and "Does" 1-50, representing directors, officers, and agents of the corporate defendants. The complaint alleges (i) fraud in operating AgriFrozen Foods, a former subsidiary of Pro-Fac; (ii) breach of fiduciary duty in operating AgriFrozen; (iii) negligent misrepresentation in operating AgriFrozen; (iv) breach of contract against Pro-Fac; (v) breach of good faith and fair dealing against Pro-Fac; (vi) conversion against Pro-Fac and Agrilink Foods; (vii) intentional interference with a contract against Agrilink Foods; and (viii) statutory Oregon securities law violations against Pro-Fac and separately against Mr. Shelby. The relief sought includes (a) a demand for an accounting; (b) injunctive relief to compel the disclosure of documents; (c) certification of the class; (d) damages of $50,000,000; (e) prejudgment and post-judgment interest; and (f) an award of costs and expenses including expert fees and attorneys fees. Pro-Fac's management believes this case is without merit and intends to defend vigorously its position. Under the Unit Purchase Agreement, Agrilink Foods is required to pay the first $300,000 of certain expenses, and up to 50% of any judgment or settlement obligations incurred by it or by Pro-Fac related to the AgriFrozen litigation, up to an aggregate of $3,000,000. However, Pro-Fac will be required to pay the remaining amount of such obligations. If Agrilink Foods is unable to pay its share of the costs, expenses and obligations related to the AgriFrozen litigation, or if such costs, expenses and obligations rise above the levels allocated to Agrilink Foods, Pro-Fac may incur substantial liabilities in respect of such litigation and its financial condition would be materially adversely affected.

Pro-Fac's obligation to bear certain indemnification obligations and other liabilities under the Unit Purchase Agreement could adversely affect its financial condition.

Under the Unit Purchase Agreement, Pro-Fac is required to indemnify Buyer and its affiliates, including Agrilink Holdings, Holdings Inc. and Agrilink Foods, for certain losses suffered by such persons as a result of a breach by Pro-Fac under the Unit Purchase Agreement or with respect to certain excluded liabilities. Pro-Fac's obligation to provide such indemnification is subject to claims for such indemnification reaching certain dollar thresholds, or "baskets". The basket under the Unit Purchase Agreement is fixed at $10,000,000. However, Pro-Fac believes that current facts affecting the representations and warranties under the Unit Purchase Agreement for which Pro-Fac bears financial responsibility, including those relating to the physical counts of inventory of Agrilink Foods and the realizable value of the troubled inventory of Agrilink Foods, may give rise to a significant indemnification claim against Pro-Fac, effectively reducing the actual amount of protection afforded by the basket. If Agrilink Holdings, Holdings Inc. or Agrilink Foods incurs liabilities that exceed the baskets, Pro-Fac could incur liabilities which could have a material adverse effect on Pro-Fac's business, financial condition and results of operations. Pro-Fac may be able to use its equity ownership interest in Agrilink Foods to meet some or all of such indemnification requirements.

Additionally, under the Unit Purchase Agreement, Pro-Fac is required to maintain in effect, for a period of six years after the closing of the Buyer's investment, the policies of directors and officers liability insurance currently maintained by Pro-Fac (or policies providing comparable coverage) with respect to the current officers and directors of Agrilink Foods. This coverage, known as "tail" insurance coverage, will insure against acts which occurred prior to the completion of the Buyer's investment.

Pro-Fac is also required to pay the excess over $2,500,000 of capital expenditures incurred by Agrilink Foods, to address noncompliance arising from the presence of metals in the wastewater effluent of Agrilink Foods' fruit canning facility in Lawton, Michigan, and Pro-Fac will be responsible for any damages relating to off-site environmental impacts from contamination originating at that facility.

Risks related to the business of Pro-Fac could affect Agrilink Foods' results of operations.

Results of operations of Agrilink Foods following the completion of the Buyer's investment will be subject to numerous risks affecting the business of Pro-Fac, many of which are beyond Pro-Fac's control. Many of the risks affecting Pro-Fac's business are identified below under "Forward-Looking Statements".

Officers and directors of Pro-Fac have potential conflicts of interest in the transaction

Pro-Fac Common Members should be aware of potential conflicts of interest regarding the benefits available to certain officers and directors of Pro-Fac in connection with the Buyer's investment when considering Pro-Fac's board of directors' recommendation to approve the transaction. Among other things, Stephen R. Wright, the Secretary and General Manager of Pro-Fac, will continue as Secretary and General Manager after the Buyer's investment and will also continue to serve as an employee and officer of, and receive compensation from, Agrilink Foods. Mr. Wright will also purchase Class C Common Units and/or Class D Common Units of Agrilink Holdings pursuant to a management equity plan proposed to be implemented by Agrilink Holdings in connection with the closing of the Buyer's investment. Certain other officers of Agrilink Foods will also participate in the management equity plan and have entered into severance/change in control agreements with Agrilink Foods. See "Interests of Certain Persons in the Buyer's Investment".

                           FORWARD-LOOKING STATEMENTS

Some of the information included in this information statement and in the documents incorporated by reference may constitute "forward-looking statements" within the meaning of the federal securities laws and the rules, regulations and releases of the Securities and Exchange Commission. These include statements and assumptions with respect to future plans, objectives, expectations and intentions of Pro-Fac. These statements may be identified by the use of words such as "anticipate", "believe", "intend", "plan", "expect" and similar expressions.

We have based these forward-looking statements on our current expectations and projections about future events, based on information currently available to us. These forward-looking statements are subject to risks, uncertainties and assumptions about us, and about the future, and could prove to be wrong. Actual results and trends may differ materially from the information, statements and assumptions as described, and actual results could be materially less than planned. Important factors that could cause actual results to differ from those suggested by the forward-looking statements include:

o    the impact of strong competition in the food industry;

o    the impact of changes in consumer demand;

o    the impact of weather on the volume and quality of raw product;

o the continuation of Pro-Fac's success in integrating operations (including the realization of anticipated synergies in operations and the timing of any such synergies) and the availability of acquisition and alliance opportunities;

o Pro-Fac's ability to achieve gains in productivity and improvements in capacity utilization;

o    Pro-Fac's ability to service debt; and

o    other economic, political and technological risks and uncertainties.

See also "Risk Factors", above, and the risk factors disclosed in Pro-Fac's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, and Pro-Fac's Quarterly Reports on Form 10-Q for the periods ended September 29, 2001, December 29, 2001 and March 30, 2002, all of which are incorporated herein by reference. Readers are cautioned not to put undue reliance on forward-looking statements.



                  CONSOLIDATED FINANCIAL STATEMENTS OF PRO-FAC

The consolidated financial statements of Pro-Fac for the fiscal year ended June 30, 2001 and for the nine months ended March 30, 2002, are included as Annex 3 to this information statement.



                              THE SPECIAL MEETINGS

Time, Place, Date

This information statement is being furnished to Pro-Fac Common Members in connection with the special meetings to be held in accordance with the schedule contained in Annex 1 to this information statement. Please see Annex 1 for more information on the special meeting to be held in your area. The regional special meetings of Common Members will be held for the purposes described below.

Purpose of the Special Meetings

At each regional special meeting, the Common Members will consider and vote upon a proposal to adopt the Unit Purchase Agreement dated as of June 20, 2002, by and among Pro-Fac, Agrilink Foods and Buyer, and to approve the transactions contemplated thereby, including the issuance and sale to Buyer by Agrilink Holdings of up to $37,500,000 in Class A Common Units and $137,500,000 in Preferred Units of Agrilink Holdings, together with Warrants to purchase (for a nominal or no exercise price) additional Class A Common Units of Agrilink Holdings representing 9% of the fully-diluted common equity ownership of Agrilink Holdings (but prior to dilution by the equity ownership of Agrilink Foods management), for an aggregate purchase price of up to $175,000,000. The aggregate amount of the Buyer's investment would be reduced, on a dollar-for-dollar basis, by the aggregate amount of the Pro-Fac member investment as described herein, such that the total purchase price to be received by Agrilink Holdings would be $175,000,000, whether or not the Pro-Fac member investment is completed.

Adoption of the Unit Purchase Agreement and approval of the transactions contemplated thereby constitutes approval of the terms of the Buyer's investment, the Pro-Fac member investment and the refinancing of Agrilink Foods' senior credit facility as described in this Information Statement; the amendments to Pro-Fac's certificate of incorporation and bylaws; and the terms of (1) the securityholders agreement, (2) the limited liability company agreement of Agrilink Holdings, (3) the amendments to the certificate of incorporation and bylaws of Agrilink Foods or the conversion of Agrilink Foods to a limited liability company, (4) the termination agreement, (5) the amended and restated marketing and facilitation agreement, (6) the transitional services agreement, (7) the management agreement and (8) the other transactions and agreements referred to in the Unit Purchase Agreement.

Record Date; Quorum; Members Entitled to Vote

The record date for the special meeting has been fixed as the close of business on June 20, 2002. Only Common Members of record on the record date are entitled to vote at their regional special meeting. Common Members are entitled to one vote each on all matters properly presented at the special meeting, regardless of the number of shares of Common Stock held by them.

On the record date, the outstanding shares of Common Stock were held of record by 547 Common Members. The Common Members present at a particular regional meeting will constitute a quorum for the transaction of business at that regional special meeting.

Reasons for Member Vote

It is a condition to closing under the terms of the Unit Purchase Agreement that Pro-Fac obtain the approval of the Common Members. Additionally, we are calling the special meetings of our Common Members in order to seek Common Member approval of the proposed changes to Pro-Fac's certificate of incorporation and bylaws providing for, among other things, the creation and issuance of the special membership interests described in this information statement.

Vote Required

You are not being asked for a proxy and you are requested not to send one. If you wish to vote your shares of Common Stock, you may do so by attending in person the special meeting for your region or by completing and returning the enclosed ballot to Pro-Fac in the enclosed self-addressed, postage-paid return envelope on or before July 22, 2002 (unless extended to a later date by Pro-Fac). The affirmative vote of two-thirds of the Common Members is required to adopt the Unit Purchase Agreement and approve the transactions contemplated thereby. While a majority vote of the Common Members is required for approval of the proposed changes to Pro-Fac's certificate of incorporation and bylaws, those changes will not be implemented unless the transactions contemplated by the Unit Purchase Agreement are consummated.

Common Members who do not vote in favor of adoption of the Unit Purchase Agreement may be entitled to exercise appraisal rights in connection with the Buyer's investment. See "Appraisal Rights".



                                APPRAISAL RIGHTS

The following summary of the provisions of Section 623 of the New York Business Corporation Law is not intended to be a complete statement of those provisions and is qualified in its entirety by reference to the full text of Section 623 of the New York Business Corporation Law, a copy of which is attached to this information statement as Annex 2 and is incorporated into this summary by reference.

Pro-Fac Common Members who do not vote in favor of the transaction may be entitled to appraisal rights under the New York Business Corporation Law in connection with the Buyer's investment.

If the Buyer's investment is completed, each holder of Pro-Fac Common Stock who
(1) files with Pro-Fac a written objection to the transaction, which objection must include a notice of election to dissent, the holder's name and residence address, the number of shares of Common Stock as to which dissent is made and a demand for payment of the fair value of the holder's shares, prior to the special meeting or at the special meeting, but before the vote at the special meeting, and (2) otherwise follows the procedures and meets the requirements set forth in Section 623, will be entitled to be paid by Pro-Fac the fair value in cash of the shares of Pro-Fac Common Stock with respect to which such dissent is exercised. Within ten days after the date of the special meeting, if the Buyer's investment is approved, Pro-Fac must mail a notice to all Common Members who have complied with (1) and (2) above notifying such shareholders of the approval of the transaction.

A dissenting shareholder may not dissent as to less than all shares of Pro-Fac Common Stock beneficially owned by him or her. At the time of filing the notice of election to dissent or within one month thereafter, the dissenting Common Member must submit to Pro-Fac or its transfer agent certificates representing all of the dissenting shares held by such shareholder. Failure to submit the certificates may result in the loss of such Common Member's dissenters' rights.

Within 15 days after the expiration of the period within which Common Members may file their notices of election to dissent or within 15 days after completion of the transaction, whichever is later, but in no event later than 90 days after the special meeting, Pro-Fac must make a written offer, which, if the transaction has not been consummated within such 90-day period, may be conditioned upon such consummation, to each dissenting Common Member who has filed a notice of election, to pay for the dissenting shares at a specified price which Pro-Fac considers to be their fair value. If Pro-Fac and the dissenting Common Members are unable to agree as to the fair value of the dissenting shares, Section 623 provides for a judicial determination of the fair value. The fair value of shares of Pro-Fac Common Stock will be determined by the New York Seventh Judicial District Supreme Court.

Upon completion of the transaction, a dissenting Common Member shall cease to have any of the rights of a shareholder, except the right to be paid the fair value of the dissenting Common Member's shares, and any other rights provided such Common Member under Section 623.

A vote against approval and adoption of the Unit Purchase Agreement does not constitute the written objection required to be filed by a dissenting Common Member. Failure by a Common Member to vote against approval and adoption of the Unit Purchase Agreement, however, will not constitute a waiver of rights under
Section 623 provided that a written objection has been properly filed and such Common Member has not voted any of his or her shares for the approval and adoption of the Unit Purchase Agreement. A notice of election may be withdrawn by a Common Member at any time prior to acceptance of Pro-Fac's offer but in any event not later than 60 days of the completion of the Buyer's investment.

A demand for payment of fair value should be signed by or on behalf of the Common Member exactly as the Common Member's name appears on his or her stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners.

If any holder of Pro-Fac Common Stock who demands payment of fair value for his or her shares under Section 623 fails to perfect such demand, or effectively withdraws or loses the right to appraisal, such Common Member shall be reinstated to his rights as a shareholder of Pro-Fac as of the consummation of the Buyer's investment. Dissenting shares lose their status as dissenting shares if:

o    the Buyer's investment is abandoned;

o the dissenting Common Member fails to make a timely written demand for appraisal;

o the dissenting shares are voted in favor of the adoption of the Unit Purchase Agreement;

o neither Pro-Fac nor the Common Member institutes a proceeding to determine the rights of dissenting shareholders and to fix the fair value of the dissenting shares within the statutory time periods prescribed in Section 623; or

o the Common Member delivers to Pro-Fac, within 60 days of the effective time of completion of the transaction, or thereafter with Pro-Fac's approval, a written withdrawal of the Common Member's demand for appraisal of the dissenting shares, although no appraisal proceeding in the New York Supreme Court may be dismissed as to any Common Member without the approval of the court.

Failure to follow the steps required by Section 623 of the New York Business Corporation Law for perfecting appraisal rights may result in the loss of appraisal rights, in which event a Pro-Fac Common Member will be reinstated to his rights as a shareholder of Pro-Fac as of the consummation of the Buyer's investment. In view of the complexity of the provisions of Section 623 of the New York Business Corporation Law, Pro-Fac Common Members who are considering objecting to the transaction should consult their own legal advisors.




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






                             THE BUYER'S INVESTMENT

Background of the Buyer's Investment

In August 2001, Agrilink Foods executed an amendment to its current credit facility. The amendment, among other things, required that Agrilink Foods deliver to Harris Bank, as administrative agent, a commitment from a financially responsible party or parties to acquire an equity interest of not less than $100,000,000 in either Pro-Fac or Agrilink Foods. If such a commitment letter were not delivered by April 1, 2002, the applicable margins with respect to Agrilink Foods' term loans under the current credit facility would have been increased by .50% per year effective April 1, 2002; if it were not delivered by July 1, 2002, the margins would be increased by an additional .25% per year, effective July 1, 2002; and, if not delivered by October 1, 2002, by an additional .25% per year, effective October 1, 2002. Any increases in the applicable margins, however, would be immediately reduced upon the earlier of:
(i) Agrilink Foods' delivery of the commitment letter, (ii) Agrilink Foods' application of the net proceeds from the issuance by Agrilink Foods or Pro-Fac of a $100,000,000 equity investment to the prepayment of the term loan facility, or (iii) the delivery by Pro-Fac of audited financial statements evidencing consolidated earnings, before interest, incomes taxes, depreciation and amortization, of $140,000,000 for the fiscal year ending June 29, 2002 and a leverage ratio, computed as of that date, equal to or less than 4.5 to 1, collectively referred to as the "plan performance condition".

In addition to the adjustments in Agrilink Foods' applicable margins under the August 2001 amendment to the existing credit facility as described above, if neither Agrilink Foods nor Pro-Fac has received $100,000,000 of net proceeds from the sale of equity interests and applied those net proceeds to Agrilink Foods' outstanding balance under the term loan facility on or before June 30, 2002, then on October 1, 2002, Agrilink Foods will be required to pay to Harris Bank, as administrative agent under the current credit facility, a fee equal to 1.0% of Agrilink Foods' outstanding balance under the revolving credit facility and term loan facility as of June 29, 2002, or 0.5% of such balance if Agrilink Foods has satisfied the plan performance condition. The foregoing fees are not payable if Agrilink Foods repays the current credit facility in full on or before October 1, 2002.

In March 2001, Agrilink Foods management raised with the boards of directors of Pro-Fac and Agrilink Foods the need for Agrilink Foods to refinance its existing credit facility in September 2003 and the need to deleverage the balance sheet of Agrilink Foods in order that such a refinancing could occur on satisfactory terms. In the months that followed, initial contacts were made with a potential private equity investor and with possible strategic partners. When these initial efforts did not materialize, JPMorgan was retained in July 2001 to act as Agrilink Foods' and Pro-Fac's financial advisor in securing an investment in Agrilink Foods or Pro-Fac of a minimum of $100,000,000. During the months that followed, JPMorgan advised Agrilink Foods as Pro-Fac and Agrilink Foods pursued two parallel paths: seeking a private placement of equity from a financial sponsor and pursuing a possible strategic partner. From October 2001 through January 2002, Agrilink Foods management met with in excess of fifteen potential financial sponsors and contacts were made with approximately fifteen potential strategic partners. In addition to its regular meetings, the boards of directors of Pro-Fac and Agrilink Foods held numerous special meetings by conference call and also held two special meetings in person concerning the deleveraging initiative. No strategic alliance proposals matured to fruition. Based on discussions with JPMorgan, other alternatives such as a sale of entire business of Agrilink Foods or an initial public offering of stock of Agrilink Foods were rejected as not meeting the needs of the owners of Pro-Fac.

The private placement process with financial sponsors yielded four proposals. At the January 2002 meeting of the boards of directors of Agrilink Foods and Pro-Fac, two financial sponsor firms made presentations to the boards. On February 2, 2002, the boards elected to pursue the opportunity with Vestar Capital Partners IV, L.P. Since entering into a letter of intent on February 4, 2002, Vestar Capital




                                       24

Partners IV, L.P. has conducted a thorough due diligence process of Agrilink Foods and the boards of directors of Agrilink Foods and Pro-Fac have delegated to a task force (comprised of members of both boards as well as two management representatives) the responsibility for negotiating the terms and conditions of the Buyer's investment.

Pro-Fac has decided to proceed with the Buyer's investment because the board of directors of Pro-Fac believes that the Buyer's investment would enable Agrilink Foods to implement its business strategy, pay down its debt, and maximize shareholder value. Pro-Fac also considered Agrilink Foods' funding requirements and prospects in light of developments in the public capital markets that made it difficult to obtain financing through the public sale of securities, the lack of any meaningful opportunities to engage in a business combination transaction in the current business environment, and the fact that a sale of one or more of Agrilink Foods' assets in an effort to generate sufficient capital to fund future growth and deleverage Agrilink Foods' balance sheet (e.g., reduce the outstanding balance under its term loan facility) to satisfy the August 2001 amendment requirements would be a short-term solution that would not sufficiently deleverage Agrilink Foods. Pro-Fac believes the Buyer's investment, together with the proceeds from the refinancing of the current credit facility, will enable Agrilink Foods to restructure and reduce its indebtedness, thereby placing Agrilink Foods in a better position to effectively compete in the food industry, resulting in long-term value for Agrilink Holdings and its members, including Pro-Fac.

In the event Pro-Fac and Agrilink Foods do not raise sufficient capital to reduce Agrilink Foods' current indebtedness as required by the August 2001 amendment, Agrilink Foods will incur additional indebtedness and expenses as a result of increased interest rates and bank penalties. As a result, an increase over the already substantial portion of Agrilink Foods' cash flow from operations would be allocated to the payment of principal and interest on Agrilink Foods' indebtedness, thereby reducing funds available to Agrilink Foods for its operations, capital expenditures or other purposes. Because of Agrilink Foods' highly leveraged balance sheet, the focus of management of Pro-Fac and Agrilink Foods would be on continuing in operation rather than on a strategy to improve their competitive positions in the market.

Based on Agrilink Foods' current level of operations, Pro-Fac believes that the cash flow generated by Agrilink Foods' operations and the funds available under the current credit facility provide adequate liquidity to fund its working capital needs and capital expenditures and meet its debt service requirements. However, in light of the current downturn in the U.S. economy in general, combined with the current competitive pressures in the food industry, there can be no assurance that Agrilink Foods' business will generate cash flow at levels sufficient to meet its debt service obligations and to meet its other cash requirements. As of March 30, 2002, an aggregate of $96,000,000 of principal, consisting of $75,400,000 of cash borrowings and $20,600,000 in letters of credit, was outstanding under Agrilink Foods' revolving credit facility and an aggregate principal amount of $403,500,000 was outstanding under its term loan facility, consisting of $18,900,000, $189,900,000 and $194,700,000 of loans under its Term Loan A, Term Loan B and Term Loan C, respectively. Agrilink Foods' revolving credit facility matures on September 30, 2003. Its Term Loan A matures on September 30, 2003, its Term Loan B matures September 30, 2004 and its Term Loan C matures on September 30, 2005. In addition, Agrilink Foods' $200,000,000 in 11-7/8% Senior Subordinated Notes mature on November 1, 2008. Agrilink Foods also has approximately $36,000,000 of other long-term debt, consisting primarily of a $31,829,000 subordinated promissory note payable to Great Lakes Kraut Company. Agrilink Foods' ability to make scheduled payments of principal and interest on its current indebtedness will depend on its future operating performance in a highly competitive food industry, and its ability to refinance the current credit facility may be impeded by its highly leveraged balance sheet.

Agrilink Holdings will use the net proceeds from the Buyer's investment to repay a portion of Agrilink Foods' indebtedness and to thereby strengthen its balance sheet.





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





If Agrilink Foods does not obtain adequate additional funds, it will be required to reduce or modify its capital expenditures and it may be required to sell some or all of its assets, which would adversely affect the business, results of operations and financial condition of Agrilink Foods and Pro-Fac.

Recommendation and Reasons of Pro-Fac Board of Directors

On June 6, 2002, Pro-Fac's board of directors conditionally approved (subject to the resolution of certain issues to the satisfaction of the task force established by Pro-Fac's board of directors in connection with the Buyer's investment) the Unit Purchase Agreement and the transactions contemplated thereby, including the issuance and sale to Buyer by Agrilink Holdings of up to $37,500,000 in Class A Common Units and $137,500,000 in Preferred Units of Agrilink Holdings, together with Warrants to purchase additional Class A Common Units of Agrilink Holdings representing 9% of the fully-diluted common equity ownership of Agrilink Holdings (but prior to dilution by the equity ownership of Agrilink Foods management), for an aggregate purchase price of up to $175,000,000. On June 20, 2002, at a special meeting, the task force approved the resolution of those open issues and authorized the execution by Pro-Fac of the Unit Purchase Agreement. On June 26, 2002, Pro-Fac's board of directors unanimously voted to ratify the execution of the Unit Purchase Agreement. The board of directors believes that the terms of the Unit Purchase Agreement and the transactions contemplated thereby, taken together, are advisable, fair to and in the best interests of Pro-Fac Common Members, and recommend that Pro-Fac Common Members adopt the Unit Purchase Agreement and approve the transactions contemplated thereby.

In reaching its decision to approve the Unit Purchase Agreement and the transactions contemplated thereby, Pro-Fac's board of directors considered a number of factors, including the following principal factors:

o the consideration to be received by Pro-Fac pursuant to the Unit Purchase Agreement and the board of directors' view of the likelihood that the transaction would deliver value to Pro-Fac's Common Members exceeding the value that could be expected to be realized without the Buyer's investment in light of the financial condition of Pro-Fac and other economic circumstances present at the time;

o the opinion of JPMorgan as to the fairness, from a financial point of view, to Pro-Fac of the consideration to be received by Pro-Fac in connection with the Buyer's investment, as described more fully below in "The Buyer's Investment - Opinion of Financial Advisor";

o the likelihood that the Buyer's investment would be completed, noting the timing of and conditions to completion of the transaction;

o    the other terms and conditions of the Unit Purchase Agreement;

o possible strategic alternatives to the Buyer's investment, including continuing to operate Agrilink as a wholly-owned subsidiary of Pro-Fac, the sale of all or a portion of the business of Agrilink Foods, raising capital through an initial public offering of Agrilink Foods stock, or entering into a business combination with another company;

o the directors' knowledge of Pro-Fac's business, financial condition, results of operations and current business strategy, including the future prospects and uncertainties of Pro-Fac in the business in which it engages.

In addition, Pro-Fac's board of directors considered the interests of certain of Pro-Fac's directors and executive officers that are different from, or in addition to, the interests of Pro-Fac Common Members. Pro-Fac's board of directors did not believe that these interests should affect its decision to approve the

Unit Purchase Agreement in light of its assessment that the judgment and performance of such directors and executive officers would not be impaired by such interests. See "Interests of Certain Persons in the Buyer's Investment".

The foregoing discussion of the material factors considered by Pro-Fac's board of directors is not intended to be exhaustive, but is believed to include all of the material factors considered by the board of directors. In view of the variety of factors considered in connection with its evaluation of the Unit Purchase Agreement, Pro-Fac's board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the factors summarized above in reaching its recommendation. In addition, individual members of Pro-Fac's board of directors may have assigned different weights to different factors.

Opinion of Financial Advisor

         Pursuant to an engagement letter dated July 1, 2001, as amended, Agrilink Foods and Pro-Fac retained JPMorgan to deliver a fairness opinion in connection with the proposed transactions contemplated by the Unit Purchase Agreement and the termination agreement, which are collectively referred to as the "Transaction".

         At a joint meeting of the boards of directors of Agrilink Foods and Pro-Fac on June 6, 2002, JPMorgan rendered its oral opinion to the boards of directors of Agrilink Foods and Pro-Fac to the effect that, as of such date, the Consideration (as defined below) to be received by Pro-Fac in the proposed Transaction was fair, from a financial point of view, to Pro-Fac. JPMorgan has confirmed its June 6, 2002 oral opinion by delivering its written opinion to the boards of directors of Pro-Fac and Agrilink Foods, dated June 20, 2002, to the effect that, as of such date, the Consideration to be received by Pro-Fac in the proposed Transaction was fair, from a financial point of view, to Pro-Fac. For purposes of its opinion, the term "Consideration" collectively refers to the Class B Common Units and the fees (including without limitation the fee in an amount equal to $10 million per year for five consecutive years to be paid by Agrilink Foods to Pro-Fac), marketing and other benefits to be received by Pro-Fac under the amended and restated marketing and facilitation agreement and the termination agreement.

         The full text of the written opinion of JPMorgan dated June 20, 2002, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex 7 to this Information Statement. The holders of Pro-Fac Common Stock are urged to read the opinion in its entirety. JPMorgan's written opinion was addressed to the boards of directors of Agrilink Foods and Pro-Fac and was directed only to the Consideration to be received by Pro-Fac in the Transaction and does not constitute a recommendation to any stockholder of Pro-Fac. In addition, JPMorgan's opinion was provided solely for the benefit of the respective boards of directors of Pro-Fac and Agrilink Foods in connection with and for the purposes of their evaluation of the Transaction, and was not on behalf of, and shall not confer rights or remedies upon, any shareholder, creditor or any other person other than the respective boards of directors of Pro-Fac and Agrilink Foods or be used or relied upon for any other purpose. The summary of the opinion of JPMorgan set forth in this Information Statement is qualified in its entirety by reference to the full text of such opinion.

         In arriving at its written opinion, JPMorgan, among other things:

         o reviewed drafts of the Unit Purchase Agreement and the termination agreement;

         o reviewed certain publicly available business and financial information concerning Agrilink Foods and the industries in which it operates;

         o compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant and the consideration received for such companies;

         o compared the financial and operating performance of Agrilink Foods with publicly available information concerning certain other companies JPMorgan deemed relevant;

         o reviewed certain internal financial analyses and forecasts prepared by the management of Agrilink Foods relating to its business; and

         o performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

         JPMorgan held discussions with certain members of the management of Agrilink Foods with respect to certain aspects of the Transaction, and the past and current business operations of Agrilink Foods, the financial condition and future prospects and operations of Agrilink Foods, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.

         JPMorgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by Agrilink Foods or otherwise reviewed by JPMorgan, and JPMorgan has not assumed any responsibility or liability therefor. JPMorgan did not conduct any valuation or appraisal of any assets or liabilities, nor were any valuations or appraisals provided to JPMorgan. In relying on financial analyses and forecasts provided to it, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Agrilink Foods to which such analyses or forecasts relate. In this regard, JPMorgan assumed with the consent of the boards of directors of Agrilink Foods and Pro-Fac that neither the impairment charge referred to in Section 12.12 of the Unit Purchase Agreement nor the conversion of Agrilink Foods to a limited liability company referred to in
Section 6.33 of the Unit Purchase Agreement, if consummated, will have an adverse impact or effect on Pro-Fac or Agrilink Foods which in any respect would be material to JPMorgan's analysis. JPMorgan also assumed that the Transaction will be consummated as described in the Unit Purchase Agreement. JPMorgan relied as to all legal matters relevant to the rendering of its opinion upon the advice of counsel. JPMorgan also assumed that the definitive Unit Purchase Agreement and termination agreement will not differ in any material respects from the drafts thereof provided to JPMorgan.

         The projections furnished to JPMorgan for Agrilink Foods were prepared by the management of Agrilink Foods. Agrilink Foods does not publicly disclose internal management projections of the type provided to JPMorgan in connection with JPMorgan's analysis of the Transaction, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

         JPMorgan's written opinion dated June 20, 2002 was based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, such date. Subsequent developments may affect such written opinion, and JPMorgan does not have any obligation to update, revise, or reaffirm such opinion. JPMorgan's written opinion was limited to the fairness, from a financial point of view, of the Consideration to be received by Pro-Fac in the proposed Transaction, and JPMorgan has expressed no opinion as to the underlying decision by Agrilink Foods or Pro-Fac to engage in the Transaction.

         JPMorgan has acted as financial advisor to Agrilink Foods with respect to the proposed Transaction and will receive a fee in the amount of $6,125,000 from Agrilink Foods for its services, a significant portion of which is payable upon consummation of the proposed transaction. JPMorgan has, in the past, provided financing services to Agrilink Foods and financial advisory and financing services to Vestar Capital Partners IV, L.P. and/or its affiliates and may continue to do so (including arranging or providing financing to Buyer in connection with the transaction) and has received, and may receive, fees for the rendering of such services.

The Unit Purchase Agreement

The following is a summary of the material provisions of the Unit Purchase Agreement. This summary does not purport to be a complete description of the terms and conditions of the Unit Purchase Agreement and is qualified in its entirety by reference to the Unit Purchase Agreement itself, a copy of which is included as Annex 4 to this information statement. We urge you to read the Unit Purchase Agreement in its entirety.

Pursuant to the Unit Purchase Agreement, Pro-Fac will form Agrilink Holdings, which will hold, indirectly through Holdings Inc., a to-be-formed subsidiary of Agrilink Holdings (or through a limited liability company, if Agrilink Foods is converted to a limited liability company), all of the issued and outstanding capital stock of Agrilink Foods. Buyer will invest up to a total of $175,000,000 in Agrilink Holdings, in exchange for up to $37,500,000 in Class A Common Units and $137,500,000 in Preferred Units. Buyer will also receive, for no additional consideration, Warrants to purchase (for a nominal or no exercise price) additional Class A Common Units of Agrilink Holdings representing 9% of the fully-diluted common equity ownership of Agrilink Holdings (but prior to dilution by the equity ownership of Agrilink Foods management). The aggregate amount of the Buyer's investment will be reduced, on a dollar-for-dollar basis, by the aggregate amount of the Pro-Fac member investment as described below, such that the aggregate purchase price to be received by Agrilink Holdings will be $175,000,000, whether or not the Pro-Fac member investment is completed.

Pro-Fac Member Investment. Under the Unit Purchase Agreement, Pro-Fac may offer to certain of its members who are "accredited investors" under U.S. securities laws an opportunity to participate, subject to compliance with applicable securities laws, in the Buyer's investment, for up to an aggregate of $25,000,000 of Buyer's investment in Agrilink Holdings. Any such investment will be made through Pro-Fac Investors LLC, an investment vehicle to be formed by Pro-Fac and managed by Pro-Fac, and will be on the same economic terms and in the same relative proportions as the Buyer's investment (except that Pro-Fac member investors will be investing in Class B Common Units instead of Class A Common Units).

Exclusivity. Each of Pro-Fac and Agrilink Foods has agreed that, pending the closing of the Buyer's investment or the termination of the Unit Purchase Agreement, it will not solicit or encourage any offer or proposal from, enter into any agreement or understanding with, enter into or participate in any negotiations or discussions with, or provide any non-public financial or proprietary information to, any third party in connection with any proposed merger or sale of securities or assets by Pro-Fac or Agrilink Foods to such third party, except as required by law or to the extent necessary for its board of directors to consider such offers in the discharge of its fiduciary duties.

Conditions to Completion of the Buyer's Investment. The closing under the Unit Purchase Agreement is subject to, in addition to other customary closing conditions, the satisfaction of the following principal conditions, unless waived in writing by the appropriate party:

o the formation of Agrilink Holdings and Holdings Inc. and the execution by Pro-Fac and Buyer of the limited liability company agreement of Agrilink Holdings;

o the contribution by Pro-Fac to Agrilink Holdings, and by Agrilink Holdings to Holdings Inc., of all of the issued and outstanding capital stock of Agrilink Foods;

o the effectiveness of Agrilink Foods' amended and restated certificate of incorporation and bylaws;

o the execution by Agrilink Foods, Holdings Inc. and Vestar Capital Partners IV, L.P. of the management agreement;

o the execution of the securityholders agreement by Buyer, Pro-Fac, the management investors, and (if Pro-Fac members elect to participate in the Buyer's investment as described herein) Pro-Fac Investors LLC;

o the execution by each management investor of a subscription agreement in respect of his or her investment in Agrilink Holdings;

o the execution by Pro-Fac of the termination agreement, the amended and restated marketing and facilitation agreement and the transitional services agreement;

o the execution by Pro-Fac and Agrilink Foods of letter agreements with respect to crop supply agreements between Agrilink Foods and certain third parties;

o there not having occurred any material adverse change in the condition (financial or otherwise), results of operations, cash flows, assets, business, prospects or properties of Pro-Fac and its subsidiaries, taken as a whole, or any "force majeure" event;

o all members of Agrilink Foods' board of directors (other than Dennis M. Mullen and the two individuals who will serve as Pro-Fac's designees on Agrilink Foods' reconstituted board of directors) having resigned as directors of Agrilink Foods, and Buyer's designees having been elected to Agrilink Foods' board of directors, as contemplated by the securityholders agreement;

o Agrilink Foods having obtained a waiver from Dennis M. Mullen with respect to the change in control provision in his supplemental executive retirement agreement (which waiver was obtained on June 19, 2002), and having terminated its Equity Value Plan;

o the parties having obtained all governmental and third party consents, including without limitation the approval of the Pro-Fac Common Members and the consent of the holders of Agrilink Foods' senior subordinated notes, that are required to be obtained in connection with the Buyer's investment;

o Pro-Fac having obtained, by July 8, 2002, a waiver from the lenders under the existing credit facility with respect to the consequences of the non-cash goodwill impairment charge required to be recorded by Pro-Fac and Agrilink Foods as described above under "Risk Factors";

o the achievement by Agrilink Foods and its subsidiaries, taken as a whole, of a minimum EBITDA of $130,000,000 for the 12-month period since June 30, 2001;

o the new credit facility having been established and funds and facilities made available by the lenders thereunder; and

o the cancellation of certain intercompany amounts owing by Agrilink Foods and its subsidiaries to Pro-Fac and by Pro-Fac to Agrilink Foods and its subsidiaries, with no adverse tax consequences to Agrilink Foods or any of its subsidiaries.

Meetings of Common Members. The Unit Purchase Agreement requires that Pro-Fac convene and hold special meetings of its Common Members for the purpose of adopting the Unit Purchase Agreement and approving the transactions contemplated thereby. The Unit Purchase Agreement further requires that Pro-Fac mail to the Common Members an information statement and related materials with respect to the special meetings. Under the Unit Purchase Agreement, Agrilink Foods is required to bear all expenses associated with the preparation and distribution of this information statement. Additionally, Pro-Fac is convening the special meetings of its Common Members in order to seek Common Member approval of the proposed changes to Pro-Fac's certificate of incorporation and bylaws providing for, among other things, the creation and issuance of the special membership interests described below.

Payment of Fees and Expenses. If the Unit Purchase Agreement is terminated without a closing, Agrilink Foods may under certain circumstances be required to reimburse Buyer for all fees and expenses incurred by Buyer in connection with the negotiation and preparation of the Unit Purchase Agreement and the transactions and agreements contemplated thereby (capped in some cases at $3,000,000), and under certain circumstances (for instance, if Pro-Fac pursues an alternative transaction) to pay Buyer a termination fee of up to $8,000,000. If the closing under the Unit Purchase Agreement is completed, Agrilink Foods must reimburse Buyer for all expenses incurred by it in connection with the negotiation and preparation of the Unit Purchase Agreement and the transactions and agreements contemplated thereby, and pay Vestar Capital Partners IV, L.P. a transaction fee of $8,000,000 for services rendered in connection with the investment. Additionally, under the management agreement to be entered into by and among Agrilink Foods, Holdings Inc. and Vestar Capital Partners IV, L.P. pursuant to the Unit Purchase Agreement, Agrilink Foods and Holdings Inc. will pay Vestar Capital Partners IV, L.P. an annual fee equal to the greater of (1) $1,000,000, or (2) a percentage of Agrilink Foods' consolidated EBITDA, as described below under "The Buyer's Investment - Other Transactions and Agreements".

Estimated Time for Completion. The parties presently anticipate that the Buyer's investment will be completed by about mid-August, 2002. However, because the transaction is subject to third-party consents and regulatory approvals, the exact timing for completion of the Buyer's investment cannot be known at this time. Either party may terminate the Unit Purchase Agreement if a closing thereunder has not occurred (through no fault of the party seeking to terminate) on or before October 31, 2002.

Other Transactions and Agreements

The following is a summary of the material terms of certain transactions and agreements to be entered into pursuant to the Unit Purchase Agreement. This summary does not purport to be a complete description of the terms and conditions of those transactions, and is qualified in its entirety by reference to the descriptions of transactions and the agreements themselves, copies of several of which are included as Annexes to this information statement. We urge you to read those documents in their entirety.

Securityholders Agreement. Pro-Fac, Buyer, the management of Agrilink Foods and (if the Pro-Fac member investment is completed) Pro-Fac Investors LLC will be required to enter into a securityholders agreement providing for, among other things, the election of the management committee of Agrilink Holdings and the board of directors of Agrilink Foods, restrictions on transfer of Agrilink Holdings equity securities, information rights, and other customary provisions. The securityholders agreement also



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






contains provisions regarding the voting of Units and the size and composition of the management committee of Agrilink Holdings and the boards of directors of Holdings Inc. and Agrilink Foods, which effectively give Buyer control over Agrilink Holdings (and therefore, indirectly, over Agrilink Foods). See "Description of Securities - Securityholders Agreement".

Termination Agreement. Pursuant to the terms of a letter agreement to be entered into between Agrilink Foods and Pro-Fac, the parties will agree to terminate the existing marketing and facilitation agreement, conditioned upon and following the consummation of the Buyer's investment. The termination agreement provides that during the first five years following the closing of the Buyer's investment, as consideration to Pro-Fac for terminating the existing marketing and facilitation agreement, Agrilink Foods will pay to Pro-Fac a termination fee of $10,000,000 per year. The termination fee will be paid in four quarterly installments, of $4,000,000 (due each July 1) and $2,000,000 (due each October 1, January 1 and April 1). Payments due under the termination agreement will be deferred in the event such payments are prohibited under certain third-party indebtedness of Agrilink Foods. Pro-Fac is required to maintain grower membership levels sufficient to generate certain minimum crop supply requirements in order to receive payments under the termination agreement. If Agrilink Foods is sold during the first five years following the date of the termination agreement, Pro-Fac will be entitled to receive an amount equal to the present value of the future unpaid annual payments contemplated by the termination agreement. Additionally, Agrilink Foods may not redeem or repurchase securities from Agrilink Holdings, Holdings Inc. or Buyer while amounts payable to Pro-Fac under the termination agreement remain unpaid.

A copy of the termination agreement is included as Annex 5 to this information statement.

Amended and Restated Marketing and Facilitation Agreement. Buyer will require, as a condition to closing of the Buyer's investment, that Pro-Fac and Agrilink Foods enter into an amended and restated marketing and facilitation agreement.

Historically, Agrilink Foods' contractual relationship with Pro-Fac has been defined in the existing marketing and facilitation agreement, under which Agrilink Foods pays Pro-Fac the commercial market value (CMV) for all crops supplied by Pro-Fac. CMV is defined as the weighted average price paid by other commercial processors for similar crops sold in the same or competing market area. Although CMV is intended to be equal to the fair market value of the crops purchased by Agrilink Foods, it may be more or less than the price Agrilink Foods would pay in the open market in the absence of the existing marketing and facilitation agreement. To ensure that the business relationship between Pro-Fac and Agrilink Foods remains at "arm's length", the existing marketing and facilitation agreement requires Agrilink Foods to have on its board of directors individuals who are not affiliated with Pro-Fac whose approval is required for decisions about the volume, type and CMV of crops to be purchased by Agrilink Foods.

Under the existing marketing and facilitation agreement, in any year in which Agrilink Foods has earnings on products which were processed from crops supplied by Pro-Fac, Agrilink Foods pays to Pro-Fac 90% of such earnings, called "additional patronage income", but in no case more than 50% of all of Agrilink Foods' pretax earnings. In years in which Agrilink Foods has losses on Pro-Fac products, Agrilink Foods charges Pro-Fac by reducing the CMV it would otherwise pay to Pro-Fac by 90% of such losses, but in no case by more than 50% of all pretax losses of Agrilink Foods. Pro-Fac will not share in the losses of Agrilink Foods under the amended and restated marketing and facilitation agreement, nor will it be entitled to share in the additional patronage income of Agrilink Foods.

Under the existing marketing and facilitation agreement, Pro-Fac is required to reinvest at least 70% of its additional patronage income in Agrilink Foods. This has the effect of providing Agrilink Foods with



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






additional cash with which it can fund operations and retire debt. This reinvestment requirement is not included in the amended and restated marketing and facilitation agreement.

As part of the Buyer's investment, Agrilink Foods and Pro-Fac will terminate the existing marketing and facilitation agreement, pursuant to the termination agreement, and enter into the amended and restated marketing and facilitation agreement, which will supersede and replace the existing marketing and facilitation agreement effective as of the closing date of the Buyer's investment. The amended and restated marketing and facilitation agreement is for a term of ten years and continues the parties' long-standing relationship, with Pro-Fac continuing to serve as Agrilink Foods' preferred supplier of crops, preserving the past practice and custom of the parties in most material respects.

Under the amended and restated marketing and facilitation agreement, the CMV process will also continue in accordance with past practice in most material respects. The joint CMV committee will now be comprised of six members: three appointed by Agrilink Foods and three appointed by Pro-Fac.

Under the terms of the amended and restated marketing and facilitation agreement, Pro-Fac and Agrilink Foods will adopt annual "raw product plans" which set forth the amount of crops to be supplied by Pro-Fac and purchased by Agrilink Foods during a particular calendar year. The 2002 raw product plan will continue in effect. Each raw product plan after 2002 will be prepared by Agrilink Foods, with assistance from Pro-Fac, and delivered to Pro-Fac for comment on or before January 31 of each year. Under certain circumstances, Agrilink Foods will be required to make a shortfall payment to Pro-Fac in the event that Agrilink Foods' requirements with respect to specified crops under any particular raw product plan do not meet certain targeted volumes or certain targeted percentages of the needs of Agrilink Foods determined for each commodity, and based upon the 2002 raw product plan.

Additionally, under the amended and restated marketing and facilitation agreement, Agrilink Foods will continue to provide services regarding all aspects of planning, consulting, sourcing and harvesting crops from Pro-Fac members in a manner consistent with past practices, and for a period of five years, Agrilink Foods will provide Pro-Fac with services related to the expansion of the market for the agricultural products of Pro-Fac members (at no cost to Pro-Fac other than reimbursement of Agrilink Foods' incremental out-of-pocket expenses related to providing such services as agreed to by Pro-Fac and Agrilink Foods).

Agrilink Foods will continue to pay Pro-Fac the CMV of crops supplied by Pro-Fac, in installments corresponding to the payment by Pro-Fac to its members of the CMV for crops delivered. As noted above, the processes for determining CMV will remain the same under the amended and restated marketing and facilitation agreement. Agrilink Foods shall make payments of an estimated CMV for a particular year, subject to adjustments to reflect the actual CMV following the end of Agrilink Foods' fiscal year. Commodity committees will meet with Agrilink Foods management to establish CMV guidelines, review calculations, and report to the joint CMV committee. A formal arbitration process will be established for resolution of disputes.

The amended and restated marketing and facilitation agreement provides Agrilink Foods with control in establishing the raw product plans and determining, consistent with past practices and the needs of its business and subject to the obligation to make shortfall payments as described above, the amount of crops to be purchased by Agrilink Foods during a particular calendar year. However, the amended and restated marketing and facilitation agreement does not permit Agrilink Foods to offset its losses from products supplied by Pro-Fac or require it to share with Pro-Fac its Additional Patronage Income as does the existing marketing and facilitation agreement, nor does it require Pro-Fac to reinvest additional patronage income as does the existing marketing and facilitation agreement.




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






The amended and restated marketing and facilitation agreement may be terminated by Agrilink Foods in connection with certain change in control transactions affecting Agrilink Foods or Holdings Inc.; provided, however, that in the event that any such change in control occurs during the first 3 years after the effective date of the agreement, Agrilink Foods must pay to Pro-Fac a termination fee of $20,000,000 (less the total amount of any shortfall payments previously paid to Pro-Fac thereunder). Also, during the first 3 years after the effective date of the agreement, if Agrilink Foods sells one or more portions of its business, if the purchaser does not continue to purchase the crops previously purchased by Agrilink Foods with respect to the transferred business, then such failure will be taken into consideration when determining if Agrilink Foods is required to make any shortfall payments to Pro-Fac. After such 3-year period, Agrilink Foods may sell portions of its business and the volumes of crop purchases previously made by Agrilink Foods with respect to such transferred business will be disregarded for purposes of determining shortfall payments.

A copy of the amended and restated marketing and facilitation agreement is included as Annex 6 to this information statement.

Transitional Services Agreement. Also pursuant to the Unit Purchase Agreement, Pro-Fac and Agrilink Foods will enter into a transitional services agreement, providing for the provision by Agrilink Foods to Pro-Fac of certain administrative and other services for a period of 24 months following the closing of the Buyer's investment. Agrilink Foods will generally provide such services at no charge to Pro-Fac, other than reimbursement of the incremental costs associated with performing those services for Pro-Fac. Also pursuant to the transitional services agreement, the General Manager of Pro-Fac may also be an employee of Agrilink Foods, in which case he will report to the CEO of Agrilink Foods with respect to his or her duties for Agrilink Foods, and to the Pro-Fac board of directors with respect to duties performed for Pro-Fac. All other individuals performing services under the transitional services agreement will report only to the CEO (or other representative) of Agrilink Foods. Agrilink Foods will not be responsible for preparing Pro-Fac's filings with the Securities and Exchange Commission audits, tax returns or reports to Pro-Fac members, although Agrilink Foods will perform certain ministerial and administrative functions in connection therewith.

Management Agreement. Pursuant to a management agreement to be entered into by and among Agrilink Foods, Holdings Inc. and Vestar Capital Partners IV, L.P., Vestar Capital Partners IV, L.P. will provide certain management services to Agrilink Foods and Holdings Inc., and Agrilink Foods and Holdings Inc. will pay Vestar Capital Partners IV, L.P. an annual fee equal to the greater of (1) $1,000,000, or (2) an amount equal to 0.70% of Agrilink Foods' consolidated EBITDA (before deducting the fee payable under the management agreement). This fee will be payable semi-annually, in advance on January 1 and July 1 of each year.

Pro-Fac Loan Facility. The Unit Purchase Agreement provides that, prior to the closing of the Buyer's investment, Agrilink Foods will make available to Pro-Fac a $5,000,000 credit facility, permitting drawdowns of up to $1,000,000 per year, unless Agrilink Foods is prohibited from making such advances under certain third party indebtedness of Agrilink Foods. The amount of the credit facility will be reduced, on a dollar-for-dollar basis, to the extent of any proceeds received by Pro-Fac from the sale of Units in Agrilink Holdings or of certain distributions made by Agrilink Holdings in excess of $10,000,000 per year. Pro-Fac will pledge all of its Class B Common Units in Agrilink Holdings as security for advances under this credit facility.

Conversion of Agrilink Foods. The parties are evaluating whether to convert Agrilink Foods (immediately prior to the closing of the Buyer's investment) to a limited liability company. However, this conversion will not occur if Buyer decides not to pursue the conversion or if Pro-Fac is not reasonably satisfied that, under the terms of the conversion as proposed by Buyer, Pro Fac's grower members will be at least as well off on an after-tax cash flow basis, and that the proposed terms of the conversion do not otherwise impair any material rights not intended to be modified as contemplated by the Unit Purchase Agreement. The conversion will also not be effected if it would prevent the parties from satisfying any of the conditions to closing under the Unit Purchase Agreement. If a limited liability company structure is adopted, Pro-Fac will not receive the $10,000,000 annual payments provided for under the termination agreement as described above, but instead will receive $10,000,000 annually (for five years after completion of the Buyer's investment) as guaranteed priority distributions from the limited liability company.

The parties intend that the proposed terms of any conversion of Agrilink Foods to a limited liability company will provide that (1) the after-tax dollar return realized by Buyer in respect of its Preferred Units of Agrilink Holdings will be equal to what it would have been if Agrilink Foods had remained a corporation,
(2) then, the after-tax dollar benefits gained by using the limited liability company structure will be allocated among the members of Agrilink Holdings, pro rata in accordance with their capital contributions as of the closing of the Buyer's investment (valuing Pro-Fac's contribution at $32,100,000 for this purpose), and (3) the $10,000,000 priority distribution to Pro-Fac will be a guaranteed payment subject only to deferral if required by certain third party lenders of Agrilink Holdings, and will not be considered an after-tax benefit to Pro-Fac for purposes of clause (2) above. Proceeds from certain change in control transactions with respect to Agrilink Foods will not be considered after-tax benefits for purposes of these calculations. Agrilink Holdings and the new Agrilink Foods limited liability company will make tax distributions to their members, and Buyer will have certain rights to control the allocation of those distributions as set forth in the Unit Purchase Agreement.

Amendment and Restatement of Agrilink Foods' Certificate of Incorporation and Bylaws

Pursuant to the Unit Purchase Agreement, if the conversion of Agrilink Foods to a limited liability company as describe above is not effected, Agrilink Foods is required to amend and restate its certificate of incorporation and bylaws in a manner acceptable to Buyer. Such amendment and restatement is intended to reflect, among others things, the fact that Agrilink Foods will no longer be treated as a cooperative for federal income tax purposes and the changes in the size and composition of the Agrilink Foods board of directors.

Use of Proceeds; Refinancing of Agrilink Foods' Existing Credit Facility

Concurrently with the closing of the Buyer's investment, Agrilink Foods will repay and terminate its existing credit facility, established in 1998 in connection with its acquisition of the Dean Foods Vegetable Company, with Harris Trust and Savings Bank as Administrative Agent and Bank of Montreal as Syndication Agent, and the lenders party thereto. The existing credit facility provided for $455,000,000 of term loan borrowings and provides for up to $200,000,000 of revolving credit borrowings. As of March 30, 2002, $403,500,000 was outstanding under the term loan facility. Also, as of such date, $75,400,000 was outstanding under the revolving credit facility to fund seasonal working capital needs, and $20,600,000 face amount of letters of credit were issued under the revolving credit facility.

The parties expect that the existing credit facility will be replaced with a $470,000,000 senior credit facility to be established with JPMorgan Chase Bank, as administrative agent and as collateral agent, consisting of a $270,000,000 term loan facility and a $200,000,000 revolving credit facility. The proceeds from the new credit facility, together with the net proceeds from the Buyer's investment and, as applicable, the Pro-Fac member investment, will be used to repay all of the indebtedness outstanding under the existing credit facility, and the remainder for general corporate purposes, including payment of an anticipated $35,000,000 of expenses related to the Buyer's investment, the refinancing, the Member investment and the other transactions contemplated by the Unit Purchase Agreement.

Regulatory Approvals and Third Party Consents

The parties will be required to file notice of the transaction with the Federal Trade Commission and Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Under that Act, the parties may not complete the Buyer's investment until the expiration of the applicable waiting period or until they have received notice of the early termination of the waiting period.

Additionally, in order to complete the closing under the Unit Purchase Agreement, the parties are required to obtain the consents of the holders of Agrilink Foods'11-7/8% Senior Subordinated Notes due 2008 and the approval of Pro-Fac's Common Members prior to the closing of the Buyer's investment. If the execution by Pro-Fac and Agrilink Foods of the Unit Purchase Agreement would constitute a breach of or default under Agrilink Foods' existing credit facility, they will be required to obtain a waiver letter from Harris Trust and Savings Bank indicating its consent to the transaction.



         AMENDMENT TO PRO-FAC CERTIFICATE OF INCORPORATION AND BYLAWS;
                    CREATION OF SPECIAL MEMBERSHIP INTERESTS

         In connection with the Buyer's investment (and conditioned upon the approval of the Common Members and the consummation of the Buyer's investment), the Pro-Fac Board has determined that it is in the best interests of Pro-Fac and its Common Members to make certain changes to Pro-Fac's certificate of incorporation and bylaws. The purposes of these changes are (i) to reflect that fact that the existing marketing and facilitation agreement will be replaced by an amended and restated marketing and facilitation agreement, (ii) to better ensure that Pro-Fac will be able to qualify with the IRS as a tax-exempt cooperative, (iii) to create a new class of Pro-Fac special membership interests, (iv) to require than any gain realized by Pro-Fac resulting from a sale or similar transaction relating to Agrilink Foods be allocated by the Pro-Fac board of directors to the then-current and former Common Members on the basis of patronage deliveries made to or on behalf of Pro-Fac after June 29, 2002, (v) to amend the patronage basis for determining liquidating distributions (following the payment of all debts of the Company and redemption of all equity securities of Pro-Fac, including the special membership interests) from allocated retains to patronage deliveries, and (vi) to clarify language concerning the Pro-Fac board's discretion with respect to the allocation and/or payment of patronage proceeds. A copy of the proposed amendments to the Pro-Fac certificate of incorporation and bylaws are included as Annex 8 to this information statement.

In addition, the Pro-Fac Board has determined that, conditioned upon the completion of the Buyer's investment, Common Member approval of the proposed changes to the Pro-Fac certificate of incorporation and bylaws, and the effectiveness of those changes, the aggregate amount of special membership interests to be issued will be equal to Pro-Fac's current earned capital surplus as of June 29, 2002, calculated in a manner consistent with the past custom and practice of pro-Fac and ignoring any effects of the non-cash impairment charge to be taken in fiscal 2002. That aggregate amount will be allocated, and the special membership interests will be issued, to the current and former Common Members of Pro-Fac that made patronage deliveries to or on behalf of Pro-Fac in the six fiscal years ending June 29, 2002, in proportion to the patronage deliveries made by each of those Common Members compared to the aggregate patronage deliveries made by all of those Common Members, in each case during that six fiscal year period. The purpose of this allocation and of the issuance of the special membership interests is to preserve for Common Members the book appreciation in value of their indirect investment in Agrilink Foods.

In the event that Pro-Fac receives any capital gain from or as a result of the disposition of all or substantially all of the stock or assets of Agrilink Foods, a consolidation or merger of Agrilink Foods, or the liquidation, dissolution or winding up of Agrilink Foods, such gain shall be paid and/or allocated based on patronage deliveries of crops to Pro-Fac during the period commencing on June 30, 2002 and ending on the date of such payment or allocation.

A vote in favor of the transactions contemplated by the Unit Purchase Agreement will also constitute a vote in favor of the proposed amendments described above, the implementation of which are contingent upon the closing of the Buyer's investment.



             INTERESTS OF CERTAIN PERSONS IN THE BUYER'S INVESTMENT

Certain officers and directors of Pro-Fac (as well as other employees of Pro-Fac and Agrilink Foods) have interests in the Buyer's investment, as described below, that are different from, or in addition to, their interests as Common Members generally. Pro-Fac's board of directors took these interests into account in determining whether to approve the Unit Purchase Agreement. Pro-Fac's board of directors did not believe that these interests should affect its decision to approve the Unit Purchase Agreement in light of its assessment that the judgment and performance of such directors and executive officers would not be impaired by such interests.

Among other things, Stephen R. Wright, the Secretary and General Manager of Pro-Fac, will continue as Secretary and General Manager of Pro-Fac following the consummation of the Buyer's investment and will continue as an employee and an officer of Agrilink Foods. In such capacity, Mr. Wright's salary will be paid by Agrilink Foods and he will participate in the management equity plan to be established by Agrilink Holdings following the Buyer's investment. The management equity plan provides for, among other things, the issuance of a combination of Class C Common Units and Class D Common Units of Agrilink Holdings (part of which may be financed through a loan program, on a recourse basis) that will vest based on length of service and certain other factors. Dennis M. Mullen, President and Chief Executive Officer, Earl L. Powers, Executive Vice President and Chief Financial Officer, David M. Mehalick, Vice President and General Counsel, Carl W. Caughran, Executive Vice President Operations, and Stephen R. Wright, Executive Vice President Agriculture and Secretary, as well as certain other officers of Agrilink Foods, will participate in the management equity plan. Additionally, each such individual has entered into a severance/change in control agreement with Agrilink Foods.



                            DESCRIPTION OF SECURITIES

                             Agrilink Holdings Units

Authorized and Outstanding Units.

         Agrilink Holdings' authorized capital consists of Common Units (designated as Class A Common Units, Class B Common Units, Class C Common Units and Class D Common Units) and Preferred Units.

Common Units.

         Voting Rights. Each outstanding Common Unit, other than a Class A Common Unit, entitles the holder to one vote on all matters submitted to a vote of members of Agrilink Holdings, including the election of managers. Each outstanding Class A Common Unit entitles the holder to two votes on all such matters. Unless a larger vote is required by law, when a quorum is present at a meeting of members, a majority of the votes properly cast upon any question other than the election of managers shall decide the question. A plurality of the votes properly cast for the election of a person to serve as a manager shall elect such person. There is no cumulative voting in the election of managers. See "Description of Securities
- Securityholders Agreement" for a description of provisions governing the voting of Units in connection with the election of managers and certain other matters.

         Distributions; Liquidations; Dissolution. Subject to the preferences granted to the holders of any Preferred Units as described below, holders of Common Units are entitled to receive distributions in respect of their Common Units if, as and when authorized and declared by the Agrilink Holdings management committee out of funds legally available therefor, as follows: first, to holders of Class A, Class B and Class C Common Units, as a return of their invested capital; then, residual distributions to holders of Class A, Class B and Class C Common Units, on the one hand, and holders of Class D Common Units, on the other hand, in varying proportions tied to the achievement of certain return hurdles with respect to Buyer's investment. The percentage of any distribution allocated to holders of Class D Common Units will be increased, and the percentage allocated to holders of Class A, Class B and Class C Common Units correspondingly reduced, as each return hurdle is achieved. In addition, the distributions to the holders of Class D Common Units will provide that as each return hurdle is achieved, and the percentage of distributions to the holders of Class D Common Units is increased, the holders of Class D common Units will catch up on prior non-capital distributions made to the holders of Class A, Class B and Class C Common Units to give effect to the increased percentages. Initially, distributions to the holders of Common Units of Agrilink Holdings will be allocated 98% to the holders of Class A, Class B and Class C Common Units, and 2% to the holders of Class D Common Units; if all of the performance hurdles are achieved, residual distributions will be allocated 91.8750% to the holders of Class A, Class B and Class C Common Units, and 8.1250% to the holders of Class D Common Units.

         Subject to applicable law and any restrictions contained in financing arrangements of Agrilink Holdings or any of its subsidiaries, after the fifth anniversary of the closing of the Buyer's investment and prior to a sale of Agrilink Holdings or all or substantially all of its assets, Agrilink Holdings will use commercially reasonable efforts to distribute, in accordance with these distribution provisions (but assuming no performance goals have been met), up to $24,800,000 per year in the aggregate to holders of Common Units (in addition to tax distributions).

         The foregoing provisions shall also apply to any distribution of the assets of Agrilink Holdings legally available for distribution to its members in the event of its liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities of Agrilink Holdings.

         Preemptive Rights. See "Description of Securities - Securityholders Agreement" below for a description of the rights of certain holders of Common Units to participate, on a pro rata basis, in future issuances of Units or other equity securities by Agrilink Holdings or any of its subsidiaries.

         Redemption.  The Common Units are not redeemable.

Preferred Units.

         Rank. The Preferred Units rank senior to the Common Units with respect to payment of distributions, including distributions upon liquidation of Agrilink Holdings.

         Voting Rights. Holders of Preferred Units have no voting rights except those required by law and except as to certain matters upon which the holders of Preferred Units shall vote as a single class. Holders of Preferred Units will be entitled to vote as a class with respect to those actions which: (i) alter or change the rights, preferences or privileges of the Preferred Units, (ii) create any new class of Units



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






having a preference over or on parity with the Preferred Units, (iii) reclassify Units into Units having a preference over or on parity with the Preferred Units,
(iv) authorize any distribution with respect to equity securities ranking junior to the Preferred Units (other than tax distributions), (v) effect any redemption or repurchase of any Units (other than upon Agrilink Holdings' exercise of its repurchase rights as to Common Units owned by a management investor upon termination of employment), or (vi) increase the authorized number of Preferred Units. With respect to any matter requiring the approval or consent of the Preferred Units, the approval of a majority of the voting power of the Preferred Units is required.

         Distributions. Holders of Preferred Units are entitled to payment of distributions, out of any assets legally available therefor, prior and in preference to the making of any distributions (payable other than in Common Units of Agrilink Holdings or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional Common Units of Agrilink Holdings) on the Common Units of Agrilink Holdings. Holders of Preferred Units shall first be entitled to receive, on a pro rata basis, distributions at the rate of 15.0% per annum, which distributions shall accrue daily based on a 360 day year and shall be compounded quarterly unless paid in cash by Agrilink Holdings. Next, holders of Preferred Units shall be entitled to receive, on a pro rata basis, a return of their invested capital, plus any additional amount set forth under the optional redemption provisions described below (provided that, without the consent of holders of a majority of the Preferred Units, Agrilink Holdings may not make distributions as described in this sentence prior to the third anniversary of the original issue date). After the foregoing amounts have been paid to holders of Preferred Units, distributions may be made to holders of Common Units as described above.

         Liquidation; Dissolution. In the event of any liquidation, dissolution or winding-up of Agrilink Holdings, the holders of Preferred Units are entitled to receive, prior and in preference to any distribution of any of Agrilink Holdings' assets to the holders of its Common Units, the amounts described above under "Distributions".

         Redemption.  The Preferred Units are redeemable:

         o if required by the holders of at least a majority of the Preferred Units upon the occurrence of an initial public offering by Agrilink Holdings, at the time of a sale of Agrilink Holdings and at any time following the eighth anniversary of the original issue date; and

         o commencing on any date after the third anniversary of the original issue date, at the option of Agrilink Holdings.

         If the Preferred Units are redeemed at the option of the holders thereof, the redemption price per Preferred Unit is equal to such holder's unreturned capital plus all accrued but unpaid distributions owing in respect of such Preferred Units as described above under "Distributions". The redemption price in the event Agrilink Holdings opts to redeem the Preferred Units is equal to the initial invested amount plus the accrued and unpaid 15.0% annual priority amount multiplied by the redemption premium percentage in effect, if any, at the time of redemption. No redemption of the Preferred Units may be made at the option of Agrilink Holdings if such redemption would be deemed a dividend payment to the holders thereof under the Internal Revenue Code.

         Preemptive Rights. See "Description of Securities - Securityholders Agreement" below for a description of the rights of certain holders of Preferred Units to participate, on a pro rata basis, in future issuances of Units or other equity securities by Agrilink Holdings or any of its subsidiaries.

Warrants.

         For each Preferred Unit Buyer acquires, it will receive a warrant to purchase additional Class A Common Units.

         Exercise. The Warrants will be immediately exercisable for Class A Common Units, for a nominal or no exercise price.

         Anti-Dilution Protection. The parties expect that the Warrants will have standard anti-dilution provisions, providing that the number of Common Units changes, by reason of distributions payable in Common Units, split-ups, recapitalizations, reclassifications, combinations or exchanges of Units, separations, reorganizations, liquidations, or the like, the number and class of Units available upon exercise of a Warrant in the aggregate and the exercise price shall be correspondingly adjusted to give each holder, on exercise, the total number, class, and kind of Units as the holder would have owned had the Warrant been exercised prior to the event. Also, if Agrilink Holdings issues or sells additional Common Units for a price less than the then-fair market value per Common Unit or for a price less than the exercise price (if any) of the Warrants, the exercise price would be adjusted accordingly.

         The terms of the Warrants to be issued to the Pro-Fac member investors (if the Pro-Fac member investment is completed) will be the same as those contained in the Warrants issued to Buyer, except that the Warrants issued to the Pro-Fac member investors will be exercisable for Class B Common Units instead of Class A Common Units.

Securityholders Agreement.

In connection with the Buyer's investment and pursuant to the Unit Purchase Agreement, Agrilink Holdings, Buyer, Pro-Fac, Pro-Fac Investors LLC (if the Pro-Fac member investment is completed) and the Agrilink Foods management investors will enter into the securityholders agreement. The securityholders agreement provides, among other things, that:

     o In connection with any election to the management committee of Agrilink Holdings or the board of directors of Holdings Inc. or Agrilink Foods, each of Buyer, Pro-Fac, Pro-Fac Investors LLC and the Agrilink Foods management investors will vote or cause to be voted all Units owned by them for (i) two individuals nominated and designated by Pro-Fac, (ii) one individual nominated and designated by the Agrilink Foods management investors, (iii) five individuals nominated and designated by Buyer and (iv) one independent manager/director designated by Buyer, who will be independent of Buyer and Agrilink Foods.

     o Pro-Fac, Pro-Fac Investors LLC and the Agrilink Foods management investors will vote in the manner directed by Buyer in connection with the approval of any amendment to the limited liability company agreement of Agrilink Holdings, a merger, consolidation or other sale of Agrilink Holdings or its properties or assets, or a reorganization, liquidation or dissolution of Agrilink Holdings (except to the extent that any such action would have a material adverse effect on a particular holder of Units relative to other holders of such Units).

     o Pro-Fac, Pro-Fac Investors LLC and the Agrilink Foods management investors may not transfer any Units held by them except as permitted by the Securityholders Agreement.

     o The Units owned by Buyer shall be subject to tag-along rights in favor of Pro-Fac and the other investors.

     o Buyer will have drag-along rights in order to effect (i) the sale of all or substantially all of the consolidated assets of Agrilink Holdings or (ii) the transfer or other disposition of more than 50% of the outstanding Common Units of Agrilink Holdings, in each such case whether in one or a series of related transactions, and whether accomplished by Unit purchase, asset purchase, merger, recapitalization, reorganization or other transaction.

     o Buyer and Pro-Fac will have certain rights to require the registration of the Units owned by them. Neither Pro-Fac Investors LLC nor the Agrilink Foods management investors will have any right to demand registration of the Units owned by them, but they will have certain rights to participate in a registration required by Buyer or Pro-Fac or otherwise being conducted by Agrilink Holdings.

Pro-Fac, Pro-Fac Investors LLC and the Agrilink Foods management investors will have certain rights to participate in any proposed issuance of Units (or equity equivalent) by Agrilink Holdings or any of its subsidiaries to Buyer or any affiliate of Buyer, subject to certain rights of Agrilink Holdings or such subsidiary to issue securities prior to the preemptive rights offering in the event it deems in good faith that an immediate capital infusion is necessary, in which case others would be given the right to exercise their preemptive right to participate in such investment subsequent to Vestar's or its affiliate's investment. Buyer has the first right and option to purchase any securities proposed to be offered by Agrilink Holdings or any of its subsidiaries, subject to the right of Pro-Fac, Pro-Fac Investors LLC and the Agrilink Foods management investors to participate in such issuance as described in the preceding sentence.

As a result of the provisions of the securityholders agreement, Buyer's controlling ownership interest in Agrilink Holdings' voting securities and its control over Agrilink Holdings' management committee, Buyer will be able to exercise control over all matters requiring approval of Agrilink Holdings' members, including control over the operation of Agrilink Foods (including any decision regarding a change in control of Agrilink Foods).

                      Pro-Fac Special Membership Interests

As of the date of this information statement, none of the Pro-Fac special membership interests is outstanding. Pro-Fac intends to convert its surplus capital, expected to be in excess of $20,000,000 as of June 29, 2002, into special membership interests having a stated value of $0.01 for each $25.00 of face amount thereof. The amount of the surplus capital to be converted to such special membership interests will be computed without regard to the impairment charge described above under "Risk Factors". The special membership interests will be allocated among Pro-Fac member growers on a pro-rata basis, in accordance with their respective patronage deliveries for the six-year period ending June 29, 2002.

Liquidation. The special membership interests will rank junior to the holders of Pro-Fac's preferred equity and common equity interests upon liquidation, and will receive liquidating distributions, if any, of the assets of Pro-Fac legally available therefor, only after the holders of Pro-Fac's preferred equity and common equity have received all amounts required to be distributed to them under Pro-Fac's Restated Certificate of Incorporation.

Dividends. Holders of the special membership interests will not be entitled to any dividends or other distributions unless and until all of Pro-Fac's preferred and common equity interests have been redeemed or otherwise cease to be outstanding. Thereafter, dividends on the special membership interests will accrue at a rate of 1-1/2 % per quarter, will be fully cumulative, and will be payable in preference to and with a priority over any dividends on Pro-Fac's common equity interests.

Redemption. The special membership interests may be redeemed by Pro-Fac (subject to the creation of a reserve deemed sufficient by the Pro-Fac board of directors to cover liquidating distributions to the holders of common stock, if there is any common stock then outstanding) following Pro-Fac's redemption of its preferred equity interests if certain specified events occur which result in a change in the ownership of, or control over, Agrilink Foods by Buyer and Pro-Fac, such as a sale or all or substantially all of its stock or assets. The special membership interests shall be redeemed at face value plus any accrued and unpaid dividends thereon.

Voting Rights. The special membership interests will be non-voting, except that the holders thereof will be entitled to vote as a class on any proposed amendment to Pro-Fac's certificate of incorporation or bylaws that would change in any way, directly or indirectly, the rights, preferences, powers or privileges of the special membership interests.

A copy of the proposed amendments to the Pro-Fac certificate of incorporation and bylaws authorizing the creation and issuance of the special membership interests is included in Annex 8 hereto.

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

As set forth above under "Risk Factors", Pro-Fac is currently taxed as a non-exempt cooperative under Subchapter T of the Internal Revenue Code, which allows cooperatives to deduct from taxable income certain payments which are not deductible by other business corporations. However, Subchapter T does not permit Pro-Fac to deduct dividends paid on its preferred and common stock. Pro-Fac intends to apply for status as an exempt cooperative under the Internal Revenue Code following completion of the Buyer's investment. Obtaining such status would permit Pro-Fac to deduct the dividends it pays on its preferred and common stock, thereby reducing its tax payments. See "Risk Factors".

Also, as described above under "The Buyer's Investment - Other Transactions and Agreements", Pro-Fac is entitled to be paid a termination fee of $10,000,000 per year for a period of five years following the closing of the Buyer's investment, subject to the fulfillment of various conditions set forth in the termination agreement. However, under the Internal Revenue Code, if such conditions are deemed by the Internal Revenue Service not to be "meaningful" conditions to payment, Pro-Fac may be deemed to have constructively received all five annual payments as of the date of the termination agreement and may not be entitled to defer its payment of income taxes with respect to those payments. If that occurs, Pro-Fac may be required to treat as taxable income at the time of constructive receipt the entire amount payable under the termination agreement without having received all of such payments from Agrilink Foods. Pro-Fac expects to receive an opinion of PricewaterhouseCoopers LLP that the conditions set forth in the termination agreement should be deemed to be "meaningful" conditions to payment, and that therefore Pro-Fac should be entitled to defer payment of taxes with respect to such amounts. The payments received by Pro-Fac will only be deductible by Pro-Fac when distributed to its grower members if they are deemed to be patronage income. See "Risk Factors".

The issuance of special membership interests as described above in "Amendment of Pro-Fac Certificate of Incorporation and Bylaws; Creation of Special Membership Interests" should constitute a nontaxable recapitalization of Pro-Fac described in Section 368(a)(1)(E) of the Internal Revenue Code, and the recipients of those interests should recognize no taxable gain or loss. However, to the extent that the recipients of special membership interests hold other equity interests in Pro-Fac, the recipients may be required to spread the basis of those other interests over the special membership interests in proportion to their respective values, which could increase the gain or reduce the loss realized from a disposition of those other interests. Further, the special membership interests may be deemed to constitute "Section 306 stock", so that a redemption or other disposition of those interests could produce ordinary income to the extent of Pro-Fac's earnings and profits. Members are urged to consult with their own tax advisors for a more complete analysis of the potential tax consequences of the disposition of their interests in Pro-Fac.

       BENEFICIAL SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information, as of March 30, 2002, with respect to (i) each person known by Pro-Fac to be the beneficial owner of 5% or more of any class of Pro-Fac's voting securities, (ii) each of Pro-Fac's directors and named executive officers, and (iii) all directors and executive officers of Pro-Fac as a group.

The nature of beneficial ownership shown in the tables is, unless otherwise noted, shares for which the owner has sole voting and sole investment power. The warrants listed in the following table do not represent shares of common stock entitled to vote at the special meeting.

Ownership information is based upon information furnished by the respective persons listed.


        Name and Address of                                           Amount and Nature of
     Beneficial Owner or Group               Title of Class           Beneficial Ownership      Percent of Class
     -------------------------               --------------           --------------------      ----------------
 Cherry Central Cooperative, Inc.                Common                      90,855                   4.46%
                                      Class A Cumulative Preferred           47,329                   1.05%
 Michigan Blueberry Growers Assoc.               Common                     116,400                   5.71%
                                      Class A Cumulative Preferred           19,259                   0.43%
 Dale E. Burmeister                              Common                      11,646                   0.57%(c)
                                      Class A Cumulative Preferred              657                   0.01%(c)
                                      Class A Cumulative Preferred           10,348                   0.23%(c)
 Peter R. Call                                   Common                      42,856                   2.10%(d)
                                      Class A Cumulative Preferred           27,177                   0.60%(d)
                                      Class A Cumulative Preferred           14,194                   0.32%(e)
                                      Class A Cumulative Preferred            5,361                   0.12%(f)
                                      Class A Cumulative Preferred            8,246                   0.18%
 Glen Lee Chase                                  Common                       9,472                   0.46%(g)
                                      Class A Cumulative Preferred            8,174                   0.18%(g)
 Tom R. Croner                                   Common                       3,776                   0.19%(h)
                                      Class A Cumulative Preferred           13,315                   0.30%(l)
                                      Class A Cumulative Preferred              200                   0.00%(s)
 Kenneth A. Dahlstedt                            Common                       7,375                   0.36%
                                                 Common                       1,833                   0.09%(l)
                                      Class A Cumulative Preferred              330                   0.01%



 Robert DeBadts                                  Common                      12,737                   0.63%(j)
                                      Class A Cumulative Preferred           12,732                   0.28%(j)
                                      Class A Cumulative Preferred              100                   0.00%(k)
 Bruce R. Fox                                    Common                      22,179                   1.09%(m)
                                                 Common                         240                   0.01%(r)
                                      Class A Cumulative Preferred            9,253                   0.21%(m)
                                      Class A Cumulative Preferred            8,317                   0.18%(n)
                                      Class A Cumulative Preferred            1,085                   0.02%
                                      Class A Cumulative Preferred              820                   0.02%
 Steven D. Koinzan                               Common                       9,000                   0.44%
                                      Class A Cumulative Preferred            5,235                   0.12%
 Kenneth A. Mattingly                            Common                      13,918                   0.68%(o)
                                      Class A Cumulative Preferred           11,287                   0.25%(o)
 Allan W. Overhiser                              Common                       3,066                   0.15%(p)
                                      Class A Cumulative Preferred            2,067                   0.05%(p)
 Paul E. Roe                                     Common                      17,965                   0.88%(q)
                                      Class A Cumulative Preferred            6,538                   0.15%(q)
 Darell Sarff                                    Common                       2,616                   0.13%
                                      Class A Cumulative Preferred            1,846                   0.04%
 Stephen R. Wright                    Class A Cumulative Preferred            1,140                   0.03%
 All directors and executive                     Common                     249,534                  12.25%
 officers as a group                  Class A Cumulative Preferred          195,751                   4.35%

(a) Certain of the directors named above may have the opportunity, along with the other members producing a specific crop, to acquire beneficial ownership of additional shares of the common stock of Pro-Fac within a period of approximately 60 days, commencing each year on February 1, if Pro-Fac determines that a permanent change is required in the total quantity of that particular crop.
(b) In the above table, each director who has a direct beneficial ownership of common or preferred shares by reason of being the record owner of such shares has sole voting and investment power with respect to such shares, while each director who has direct beneficial ownership of common or preferred shares as a result of owning such shares as a joint tenant has shared voting and investment power regarding such shares. Each director who has indirect beneficial ownership of common or preferred shares resulting from his status as s shareholder or a partner of a corporation or partnership which is the record owner of such shares has sole voting and investment power if he controls such corporation or partnership. If he does not control such corporation or partnership, he has shared voting and investment power. Pro-Fac does not believe that the percentage ownership of any such corporation or partnership by a director is material, since in the aggregate no director beneficially owns in excess of 5% of either the common or preferred shares of Pro-Fac.
(c)  Record ownership by Lakeshore Farms, Inc.
(d)  Record ownership by My-T Acres, Inc.
(e)  Record ownership by My-T  Acres, Inc. Employee Profit Sharing Plan.
(f)  Record ownership by Call Farms, Inc.
(g)  Record ownership by Chase Farms, Inc.
(h)  Record ownership by Richard Croner & Son
(i)  Record ownership by T-Rich, Inc.
(j)  Record ownership by Lake Breeze Farm, Inc.
(k)  Record ownership jointly with spouse

(l)  Record ownership by Ag-Pro, Inc.
(m)  Record ownership by N.J. Fox & Sons, Inc.
(n)  Record ownership by K. Fox
(o)  Record ownership by M-B Farms, Inc.
(p)  Record ownership by A.W. Farms, Inc.
(q)  Record ownership by Roe Acres, Inc.
(r)  Record ownership by AEBIG APPLE LLC
(s)  Record ownership by Richard F. Croner Trust

                                  LEGAL MATTERS

The legality of the Agrilink Holdings Common Units, Preferred Units and Warrants to be issued pursuant to the Unit Purchase Agreement, in addition to certain other matters related to the Buyer's investment, will be passed upon by Harris Beach LLP, counsel to Pro-Fac and Agrilink Foods.

Certain other legal matters in connection with the Buyer's investment will be passed upon for Buyer by Kirkland & Ellis, and for Pro-Fac and Agrilink Foods by Harris Beach LLP.

                                  OTHER MATTERS

Pro-Fac does not intend to bring any other matters before the special meeting, and is not aware of any other matters that are expected to be brought properly before the special meeting.

We have not authorized anyone to give any information or make any representation about the Buyer's investment or any other transaction or agreement described herein that is different from, or in addition to, that contained in this information statement or in any of the materials that we have incorporated by reference into this information statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this information statement speaks only as of the date of this information statement unless the information specifically indicates that another date applies.

PLEASE CAREFULLY REVIEW THE DOCUMENTS AND INFORMATION CONTAINED IN ANNEXES 1 THROUGH 8. ALL OF THE ANNEXES ARE INCORPORATED BY REFERENCE INTO THIS INFORMATION STATEMENT.

SOME OF THE DOCUMENTS REFERRED TO IN THIS INFORMATION STATEMENT ARE NOT INCLUDED AS ANNEXES TO THIS INFORMATION STATEMENT. WE WILL PROVIDE A COPY OF ANY OF THOSE DOCUMENTS TO EACH PERSON WHO REQUESTS, ORALLY OR IN WRITING, A COPY OF THOSE DOCUMENTS. WE WILL PROVIDE THOSE COPIES AT NO COST TO THE PERSON REQUESTING THE DOCUMENTS. PLEASE DIRECT ALL SUCH REQUESTS TO:

                            PRO-FAC COOPERATIVE, INC.
                                 90 Linden Oaks
                                 P.O. Box 30682
                            Rochester, New York 14603
                  Attention: Stephen R. Wright, General Manager
                                 (585) 383-1850

                                    Annex 1

                                    SCHEDULE
                          REGIONAL MEMBERSHIP MEETINGS


Monday, July 8:                Holiday Inn, Batavia, NY
                               6:00 p.m.: Dinner, with meeting to follow


Tuesday, July 9:               Quality Inn, Newark, NY
                               6:00 p.m.: Dinner, with meeting to follow


Wednesday, July 10:            Southwest Michigan Research and Extension Center,
                               Benton Harbor, MI 9:00 a.m.

                               Optimists Club, Shelby, MI 3:00 p.m.


Thursday, July 11:             New World Inn, Columbus, NE
                               11:30 a.m.: Lunch, with meeting to follow


Monday, July 15:               Holiday Inn-Select, Wilsonville, OR
                               6:00 p.m.: Dinner, with meeting to follow


Tuesday, July 16:              Farmhouse Inn, Mt. Vernon, WA
                               6:00 p.m.: Dinner, with meeting to follow


Wednesday, July 17:            The Lakewood, Bath, IL
                               6:00 p.m.: Dinner, with meeting to follow


Thursday, July 18:             Knights of Columbus, Ridgway, IL
                               7:30 a.m.

                               Holiday Inn, Perry, GA
                               6:00 p.m.: Dinner, with meeting to follow


Friday, July 19:               Holiday Inn, Johnstown, PA
                               7:30 a.m.: Breakfast, with meeting to follow

                                    Annex 2

              Section 623 of the New York Business Corporation Law

'SS'623. Procedure to enforce shareholder's right to receive payment for shares.

(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e) Upon consummation of the corporation action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will he made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporation action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment thereof shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

     (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, on the case of merger of consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

     (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty-day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

     (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

     (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

     (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

     (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

     (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

     (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be canceled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

     (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

     (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

     (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

                                     Annex 7

June 20, 2002


The Board of Directors
Pro-Fac Cooperative, Inc.
90 Linden Oaks
Rochester, New York 14603

The Board of Directors
Agrilink Foods, Inc.
90 Linden Oaks
Rochester, New York 14603

Members of the Boards of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Pro-Fac Cooperative, Inc. ("Pro-Fac"), the parent of Agrilink Foods, Inc. (the "Company"), of the Consideration (as defined below) to be received by Pro-Fac in the proposed Transaction (as defined below). Pursuant to the Unit Purchase Agreement (the "Agreement"), among Pro-Fac, the Company, and Vestar/Agrilink Holdings LLC ("Buyer"), among other things (i) Pro-Fac will organize Agrilink Holdings LLC ("Agrilink Holdings") as a newly-formed holding company for purposes of the Transaction, (ii) Pro-Fac will contribute all of the issued and outstanding capital stock of the Company to Agrilink Holdings in exchange for Class B Common Units of Agrilink Holdings ("Class B Units"), and
(iii) Agrilink Holdings will issue to Buyer a combination of Class A Common Units of Agrilink Holdings ("Class A Units"), Class P Units (as defined in the Agreement), and warrants exercisable into Class A Units (the "Warrants") in exchange for consideration of $175 million. The Class B Units will represent 42% of the common equity ownership of Agrilink Holdings, and the Class A Units and Warrants will represent 58% of the common equity ownership of Agrilink Holdings (in each case on a fully diluted basis treating the Warrants on an as exercised basis, and prior to dilution for equity ownership to be granted to certain executives of the Company). As a result of the Transaction, the Company will become an indirect, wholly owned subsidiary of Agrilink Holdings. In addition, the Agreement contemplates that in connection with the closing thereunder, Pro-Fac and the Company will enter into an Amended and Restated Marketing and Facilitation Agreement and a Termination Agreement (each defined in the Agreement), which provide, among other things, that the Company will pay to Pro-Fac a fee in an amount equal to $10 million per year for five consecutive years (the fees, marketing and other benefits to be received by Pro-Fac under such agreements are collectively referred to as "Other Consideration"). The Class B Units and the Other Consideration to be received by Pro-Fac are collectively referred to as the "Consideration", and the transactions contemplated by the Agreement and the Termination Agreement are collectively referred to as the "Transaction".

In arriving at our opinion, we have (i) reviewed drafts of the Agreement and the Termination Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies;
(iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. In that regard, we have assumed with your consent that neither the impairment charge referred to in Section 12.12 of the Agreement nor the conversion of the Company to a limited liability company referred to in Section
6.33 of the Agreement, if consummated, will have an adverse effect or impact on Pro-Fac or the Company which in any respect would be material to our analysis. We have also assumed that the Transaction will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. We have also assumed that the definitive Agreement and Termination Agreement will not differ in any material respects from the drafts thereof furnished to us.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by Pro-Fac in the proposed Transaction and we express no opinion as to the underlying decision by the Company or Pro-Fac to engage in the Transaction.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services. We will also receive a fee if the proposed Transaction is consummated. We have, in the past, provided financing services to the Company and financial advisory and financing services to Buyer and may continue to do so (including arranging or providing financing to Buyer in connection with the Transaction) and have received, and may receive, fees for the rendering of such services.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be received by Pro-Fac in the proposed Transaction is fair, from a financial point of view, to Pro-Fac.

This letter is provided solely for the benefit of the respective Boards of Directors of Pro-Fac and the Company in connection with and for the purposes of its evaluation of the Transaction, and is not on behalf of, and shall not confer rights or remedies upon, any shareholder, creditor or any other person other than the respective Boards of Directors of Pro-Fac and the Company or be used or relied upon for any other purpose. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of Pro-Fac but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES INC.

                                    Annex 8


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            PRO-FAC COOPERATIVE, INC.

                          Pursuant to Section 5 of the
                          Cooperative Corporations Law

         The undersigned, being the Assistant Secretary of Pro-Fac Cooperative, Inc. (the "Corporation"), hereby certifies as follows:

1. The name of the Corporation is Pro-Fac Cooperative, Inc.

2. The Certificate of Incorporation of Pro-Fac Cooperative, Inc. was filed in the office of the Secretary of State on October 17, 1960.

3. The Certificate of Incorporation is hereby amended to create special membership interests; which the Corporation shall be authorized to issue as permitted under the New York Cooperative Corporations Law and as set forth in paragraph "6".

4. The text of the Certificate of Incorporation, as so amended, is hereby restated to read as herein set forth in full:

         1.       The name of the Corporation is Pro-Fac Cooperative, Inc.

         2.       The purposes for which the corporation is to be formed are:

         (a) To engage in activities connected with the marketing, processing, manufacture and sale of agricultural products, including, without limitation, the purchase, financing, production, manufacture, warehousing, cultivating, harvesting, preservation, drying, processing, cleansing, canning, blending, packing, grading, storing, handling, utilization, shipping, marketing, merchandising, and selling of agricultural and food products of its members and other producers and the by-products thereof.

         (b) To engage as a cooperative purchasing association in activities relating to the purchase of supplies for producers of agricultural products.

         (c) To perform services connected with the acquisition for its members of supplies and articles of common use, including livestock, equipment, machinery, food, products and family and other household and personal supplies to be used or consumed by members, their families and guests.

         (d) To do all and everything incidental and necessary for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinabove set forth or permitted under Sections 13 and 14 of Article 2 as limited by
         Article 6 of the Cooperative Corporation Law of the State of New York, individually or as agent either alone or in association with other corporations, firms or individuals.

         3. Its duration shall be perpetual.

         4. Its principal business office is to be located in the County of Monroe, State of New York.

         5. The number of directors of the Corporation shall not be less than 11 nor more than 18, the exact number to be fixed from time to time in the Corporation's Bylaws.

         6. The Corporation shall have the authority to issue: (a) an aggregate of 62,000,000 shares of capital stock, consisting of 5,000,000 shares of Common Stock, par value $5.00 per share ("Common Stock"), 5,000,000 shares of Non-Cumulative Preferred Stock, par value of $25.00 per share (the "Non-Cumulative Preferred Stock"), 10,000,000 shares of Class A Preferred Stock, par value of $1.00 per share (the "Class A Preferred Stock"), 10,000,000 shares of Class B Preferred Stock, par value of $1.00 per share (the "Class B Preferred Stock"), 10,000,000 shares of Class C Preferred Stock, par value of $1.00 per share (the "Class C Preferred Stock"), 10,000 000 shares of Class D Preferred Stock, par value of $1.00 per share (the "Class D Preferred Stock") and 10,000,000 shares of Class E Preferred Stock, par value of $1.00 per share (the "Class E Preferred Stock" and, collectively, with the Non-Cumulative Preferred Stock, the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and the Class D Preferred Stock, "Preferred Stock"); and (b) up to $30,000,000 of special membership interests, which shall have a stated value of $.01 for each $25.00 of their face amount ("Special Membership Interests").

         The following is a statement of the designations, powers, preferences and rights in respect of the classes of the capital stock and Special Membership Interests of the Corporation, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation (the "Board of Directors"):

DESIGNATION, PREFERENCES AND RIGHTS OF NON-CUMULATIVE PREFERRED STOCK.

                  (a) The shares of the Non-Cumulative Preferred Stock may be issued in one or more annual series, which the Board of Directors shall have the authority to establish, the shares of each such series to be designated by the year of issuance so as to distinguish them from shares of all other series.

                  The holders of the Non-Cumulative Preferred Stock shall be entitled to receive as and when declared by the Board of Directors out of funds legally available therefor dividends at such rate as may, from time to time, be determined by the Board of

                  Directors, but not less than 6 percent per annum of the par value of such shares. Such dividends, if any, shall be non-cumulative and shall be payable at such times as shall be determined by the Board of Directors. After full non-cumulative dividends at the rate determined by the Board of Directors for the then current year shall have been declared and paid or set apart for payment to the holders of Preferred Stock, dividends may be declared and paid or set apart for payment to the holders of Common Stock and Special Membership Interests as provided herein.

                  Subject to the foregoing provisions, the Non-Cumulative Preferred Stock shall not be entitled to participate in any other or additional surplus or net profits of the Corporation. The Corporation shall be entitled from time to time to retire the whole or any portion or series of its Non-Cumulative Preferred Stock upon payment of the par value of such stock plus all accrued dividends unpaid at the date of such retirement. Such retirement shall be effected by payment out of funds legally available for such purpose, but no such stock shall be redeemed for cash under circumstances which would produce any impairment of the capital or capital stock of the Corporation. Such retirement shall be on such other terms and conditions as may be determined by the Board of Directors, provided that no shares of the Non-Cumulative Preferred Stock shall be retired except upon 90 days' written notice of such retirement given to the holders thereof.

                  Upon dissolution or other termination of the Corporation of its business, or the distribution of its assets, prior to any payment to the holders of the Common Stock and Special Membership Interests as provided herein, the holders of the Non-Cumulative Preferred Stock shall first receive the full par value of such stock, together with the amount of such dividends as have been declared but are unpaid as of such distribution of payment.

DESIGNATION, PREFERENCES AND RIGHTS OF CLASS A PREFERRED STOCK, THE CLASS B PREFERRED STOCK, THE CLASS C PREFERRED STOCK, THE CLASS D PREFERRED STOCK AND THE CLASS E PREFERRED STOCK; GENERAL.

                  (a) Each of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock and the Class E Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock or Class
                  E Preferred Stock, as the case may be, and the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series of any such class of such Preferred Stock, to fix the following:

                           (i) The distinctive serial designation of such series
                  which shall distinguish it from other series;

                           (ii) The number of shares included in such series,
                  which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors in creating the series;

                           (iii) The annual dividend rate (or methods of
                  determining such rate) for shares of such series, the date or dates upon which, and the form or method or payments in which, such dividends shall be payable and, subject to paragraph (c) below, the relative priority of the right to such dividends;

                           (iv) Whether dividends on the shares of such series
                  shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

                           (v) The amount or amounts which shall be paid out of
                  the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation and, subject to paragraph (c) below, the relative priority of the right to such distribution;

                           (vi) The price or prices at which, the period or
                  periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation;

                           (vii) The obligation, if any, of the Corporation to
                  purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed, in whole or in part, pursuant to such obligations;

                           (viii) The period or periods within which and the
                  terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, upon which the shares of such series shall be convertible at the option of the holder into shares of any class of stock or into shares of any other series of such class of preferred stock, except into share of a class having rights or preferences as dividends or distribution of assets upon liquidation which are prior or superior in rank to those of shares being converted;

                           (ix) The voting rights, if any, of the shares of such
                  series in addition to those required by law; and

                           (x) Any other relative designations, rights,
                  preferences, privileges, voting powers or limitations of the shares of the series not inconsistent herewith or with applicable law.

                  (b) All shares of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock, (i) shall rank senior in priority to the Common Stock and the Special Membership Interests and, as determined by the Board of Directors, on a parity with or junior in priority to the Non-Cumulative Preferred Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) shall, with respect to other shares of its class, be of equal rank with respect to all other shares of such class, regardless of series, and (iii) shall be identical in all respects except as provided in paragraph (a) above. The shares of any one series of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock or the Class E Preferred Stock shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative. In case the stated dividends or the amounts payable on liquidation are not paid in full, the shares of any series of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock or the Class E Preferred Stock shall share ratably with the shares of all other series of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock or Class E Preferred Stock, as the case may be, in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Shares of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall, as determined by the Board of Directors and subject to applicable law, be canceled and thereupon restored to the status of authorized but unissued Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock or Class E Preferred Stock, as the case may be, undesignated as to series, or retained as treasury shares.

                  (c) Except as otherwise provided by the Board of Directors in accordance with paragraph (a) above in respect of any series of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock or the Class E Preferred Stock or as otherwise expressly required by law, the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock and the Class E Preferred Stock shall have no voting rights.

                  (d) Upon dissolution or other termination of the Corporation or its business, or the distribution of its assets, the holders of each share of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock and the Special Membership Interests.

                                ****************

DESIGNATION, PREFERENCES AND RIGHTS OF CLASS A CUMULATIVE PREFERRED STOCK.

         1.       CERTAIN DEFINITIONS

                  As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Board of Directors" means the Board of Directors of the Corporation.

                  "Business Day" means any day other than a Saturday, Sunday, national holiday or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

                  "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

                  "Common Stock" means the Common Stock, par value $5.00 per share, of the Corporation and any other class of common stock hereafter authorized by the Corporation from time to time.

                  "Corporation" means Pro-Fac Cooperative, Inc.

                  "Cumulative Preferred Stock" means the Class A Cumulative Preferred Stock, par value $1.00 per share, of the Corporation.

                  "Dividend Payment Date" means April 30, July 31, October 31 and January 31 of each year.

                  "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

                  "Dividend Record Date" means, with respect to the dividend payable on each Dividend Payment Date, the immediately preceding April 15, July 15, October 15 or January 15 or such other record date as may be designated by the Board of Directors with respect to the dividend payable on such Dividend Payment Date; provided, however, that such record date may not be more than fifty (50) days prior to such Dividend Payment Date.

                  "Holder" means a registered holder of shares of Cumulative Preferred Stock.

                  "Initial Dividend Period" means, with respect to each share of Cumulative Preferred Stock, the dividend period commencing on the Issue Date of such share of Cumulative Preferred Stock and ending on and including the immediately succeeding Dividend Payment Date.

                  "Issue Date" means, with respect to each share of Cumulative Preferred Stock, the date upon which such share was originally issued by the Corporation.

                  "Junior Dividend Securities" has the meaning specified in
Section 3(a) hereof and includes the Common Stock and Special Membership Interests.

                  "Junior Liquidation Securities" has the meaning specified in
Section 3(a) hereof and includes the Common Stock and Special Membership Interests.

                  "Liquidation Preference" means, with respect to each share of Cumulative Preferred Stock, the Original Liquidation Preference, plus an amount in cash equal to all accrued and unpaid dividends (including an amount equal to a prorated dividend from the last Dividend Payment Date to the date such Liquidation Preference is being determined). The Liquidation Preference of a share of

Cumulative Preferred Stock will increase on a daily basis as dividends accrue on such share and will decrease only to the extent such dividends are actually paid.

                  "Non-Cumulative Amount" has the meaning specified in Section 4(a) hereof.

                  "Non-Cumulative Preferred Stock" means the Non-Cumulative Preferred Stock, par value $25.00 per share, of the Corporation.

                  "Original Liquidation Preference" means $25.00 per share of Cumulative Preferred Stock.

                  "Other Class A Series" means any series of Class A Preferred Stock, par value $1.00 per share, of the Corporation other than the Cumulative Preferred Stock.

                  "Parity Dividend Securities" has the meaning specified in
Section 3(b) hereof and includes the Non-Cumulative Preferred Stock and any Other Class A Series.

                  "Parity Liquidation Securities" has the meaning specified in
Section 3(b) hereof and includes the Non-Cumulative Preferred Stock and any Other Class A Series.

                  "Quarterly Dividend Period" means the quarterly period commencing on and including the day after each Dividend Payment Date and ending on and including the immediately subsequent Dividend Payment Date.

                  "Redemption" has the meaning specified in Section 6(a) hereof.

                  "Redemption Date" has the meaning specified in Section 6(b) hereof.

                  "Redemption Notice" has the meaning specified in Section 6(b) hereof.

                  "Redemption Price" means a price per share equal to the Liquidation Preference as of the applicable Redemption Date.

                  "Replaced Securities" has the meaning specified in Section 7 hereof.

                  "Replacing Securities" has the meaning specified in Section 7 hereof.

                  "Senior Dividend Series" has the meaning specified in Section 3(c) hereof.

                  "Senior Liquidation Securities" has the meaning specified in
Section 3(c) hereof.

                  "Special Membership Interests" means the evidence of membership in the Corporation having a stated value of $.01 for each $25.00 of its face amount.

         2.       DESIGNATION

                  The series of preferred stock authorized hereunder shall be designated as the "Class A Cumulative Preferred Stock." The number of shares constituting such series shall initially be 10,000,000, which number may from time to time be changed (but not above 10,000,000 or below the number then outstanding) by the Board of Directors. The par value of the Cumulative Preferred

Stock shall be $1.00 per share. All shares of Cumulative Preferred
Stock shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative.

         3.       RANK

                  The Cumulative Preferred Stock shall rank, with respect to priority of dividend rights or rights on liquidation, dissolution and winding-up of the affairs of the Corporation or both:

         (a) senior to all classes or series of Common Stock and Special Membership Interests of the Corporation and to any other class or series of Capital Stock (except the Non-Cumulative Preferred Stock and any Other Class A Series) that does not expressly provide that it ranks senior to or on a parity with the Cumulative Preferred Stock as to dividends or upon liquidation, dissolution and winding-up, as the case may be (with respect to such junior dividend rights or junior rights upon liquidation, dissolution and winding up, collectively referred to, as the context may require, as "Junior Dividend Securities" or "Junior Liquidation Securities");

         (b) on a parity with the Non-Cumulative Preferred Stock and any Other Class A Series and each class or series of Capital Stock that expressly provides that it ranks on a parity with the Cumulative Preferred Stock as to dividends or upon liquidation, dissolution and winding-up, as the case may be (with respect to such parity dividend rights or parity rights upon liquidation, dissolution and winding-up, collectively referred to, as the context may require, as "Parity Dividend Securities" or "Parity Liquidation Securities"); and

         (c) junior to each class or series of Capital Stock (except any Other Class A Series) which expressly provides that it ranks senior to the Cumulative Preferred Stock as to dividends or upon liquidation, dissolution and winding-up, as the case may be (with respect to such senior dividend rights or senior rights upon liquidation, dissolution and winding-up collectively referred to, as the context may require, as "Senior Dividends Securities" or "Senior Liquidation Securities").

         4.       DIVIDENDS. ETC.

         (a) Beginning on the applicable Issue Date, the Holders of outstanding shares of Cumulative Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available for the payment of dividends, dividends payable in cash at the rate per share of $0.43 per quarter and no more; provided that the dividend payable on October 31, 1995 on any shares of Cumulative Preferred Stock to holders of record thereof on October 15, 1995 shall equal $0.43 per share. All dividends shall be fully cumulative and shall accrue (whether or not earned or declared, whether or not permitted under any agreement of the Corporation and whether or not there are funds legally available therefor), without interest, from the first day of the Quarterly Dividend Period with respect to which such dividend may be payable as herein provided, except that with respect to the first dividend payable with respect to any share of Cumulative Preferred Stock, such dividend shall accrue from the applicable Issue Date; provided that with respect to the dividend payable on October 31, 1995 with respect to any share of Cumulative Preferred Stock, such dividend shall equal $0.43. All dividends shall be cumulative and shall be payable in arrears on each Dividend Payment Date commencing on the Dividend Payment Date immediately succeeding the applicable Issue Date, in preference to and with priority over dividends on Junior Dividend Securities. No full dividend and no distribution shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on the Cumulative Preferred Stock for any period unless dividends aggregating at least the Non-Cumulative
Amount have been or contemporaneously are declared on the Non-Cumulative Preferred Stock (including any dividends previously declared for the same stated dividend payment date pursuant to this sentence), payable not later than the stated dividend payment date for the Non-Cumulative Preferred Stock on or next following the date of payment of such dividend or distribution on the Cumulative Preferred Stock, and a sum has been or contemporaneously is set apart sufficient for such payment. The "Non-Cumulative Amount" means the pro rata portion of the anticipated annual dividends (in any case, not less than six percent per annum) on the Non-Cumulative Preferred Stock calculated for the period from, but not including, its immediately preceding stated dividend payment date (whether or not any dividend was paid on such date) through, and including, the date of payment of such dividend or distribution on the Cumulative Preferred Stock.

         (b) All dividends and distributions paid with respect to shares of the Cumulative Preferred Stock pursuant to Section 4(a) hereof shall be paid pro rata to the Holders entitled thereto. No full dividend and no distribution shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on Parity Dividend Securities for any period unless full cumulative dividends have been or contemporaneously are declared and a sum set apart sufficient for such payment on the Cumulative Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on the Parity Dividend Securities. If any dividends are not paid in full upon the shares of the Cumulative Preferred Stock and the Parity Dividend Securities, (i) all dividends declared for any period upon shares of the Cumulative Preferred Stock and the Parity Dividend Securities shall be declared pro rata so that the amount of dividends declared on the Cumulative Preferred Stock and on each class or series of the Parity Dividend Securities shall in all cases bear to each other the same ratio that accrued dividends (or, in the case of the Non-Cumulative Preferred Stock, that portion of the Non-Cumulative Amount which has not previously been declared and set apart) on the Cumulative Preferred Stock and on each class or series of Parity Dividend Securities bear to each other, and (ii) a sum shall be set apart sufficient to pay any such declared dividends which are not being paid immediately. Any dividend not paid on the Cumulative Preferred Stock pursuant to this Section 4 shall be fully cumulative and shall accrue, without interest, as set forth in Section 4(a) hereof and shall be in arrears until paid.

         (c) The Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Dividend Securities or make any distribution in respect thereof either directly or indirectly and whether in cash, obligations or shares of the Corporation or other property (other than dividends or distributions in Junior Dividend Securities which are no higher in priority with respect to the Cumulative Preferred Stock, as to rights on liquidation, dissolution and winding-up, than the Junior Dividend Securities upon which such dividend or distribution is issued), unless on or prior to the date of declaration of such dividend or distribution on the Junior Dividend Securities full cumulative dividends have been or contemporaneously are declared in compliance with Section 4(a) hereof, and a sum set apart sufficient for such payment on the Cumulative Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such dividend or distribution on the Junior Dividend Securities.

         (d) Except as otherwise provided in Section 4(a) hereof with respect to the dividend payable on October 31, 1995, the amount of dividends payable on the Cumulative Preferred Stock for any period less than a full Quarterly Dividend Period (including the Initial Dividend Period) and the Non-Cumulative Amount shall be computed on the basis of twelve 30-day months and a 360-day year. Dividends shall accrue on a daily basis during each Dividend Period as provided above, and the Liquidation Preference of each outstanding share of Cumulative Preferred Stock shall be correspondingly increased on a daily basis. Each such dividend shall be payable to Holders of record as their names shall appear on the stock books of the Corporation on the Dividend Record Date for such dividends, except that dividends in arrears for any past Dividend Payment Date may be declared and paid at any time without reference to such regular Dividend Payment Date to Holders of record on such date not more than fifty (50) days prior to the date of payment as shall be determined by the Board of Directors.

         (e) Dividends shall cease to accrue in respect of any particular share of Cumulative Preferred Stock on the Redemption Date with respect thereto unless the Corporation defaults in payment of the Redemption Price with respect to such share of Cumulative Preferred Stock.

         5.       PAYMENT ON LIQUIDATION

                  Upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of Cumulative Preferred Stock will be entitled to receive out of the assets of the Corporation available for distribution to the holders of its Capital Stock an amount in cash per share equal to the Liquidation Preference determined as of the date of such liquidation, dissolution or winding-up, before any payment or other distribution is made on any Junior Liquidation Securities. Holders of Cumulative Preferred Stock shall not be entitled to any other distribution in the event of liquidation, dissolution or winding-up of the affairs of the Corporation. If upon any liquidation, dissolution or winding-up of the affairs of the Corporation, the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Cumulative Preferred Stock and all Parity Liquidation Securities, then the holders of all such shares shall share equally and ratably in any distribution of assets in proportion to the full liquidation payments determined as of the date of such liquidation, dissolution or winding-up, to which each of them is entitled. For the purposes of this Section 5, neither a consolidation or merger of the Corporation with or into one or more corporations nor a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

         6.       REDEMPTION

         (a) Redemption. The Corporation may redeem at the option of the Corporation in its sole discretion, at any time or from time to time, in whole or in part, shares of Cumulative Preferred Stock (a "Redemption") at the Redemption Price. With respect to any Redemption of fewer than all the outstanding shares of Cumulative Preferred Stock, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata or by lot, except that the Corporation may first redeem all shares held by any Holder of a number of shares not to exceed 100 as may be specified by the Corporation. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of the Cumulative Preferred Stock shall be redeemed from time to time.

         (b) Notice of Redemption. Notice of any Redemption of shares of Cumulative Preferred Stock shall be given by publication at least once in a newspaper printed in the English language and customarily published on each Business Day and of general circulation in the County of Monroe, State of New York and in such other local, regional or national publications, if any, as the Board of Directors may determine. Such publication shall be not more than sixty
(60) days nor less than thirty (30) days prior to the date fixed for Redemption (the "Redemption Date"). Notice of any Redemption of shares of Cumulative Preferred Stock specifying the time and place of Redemption and the

Redemption Price (a "Redemption Notice"), shall also be mailed not more than sixty (60) nor less than thirty (30) days prior to the Redemption Date in a postage prepaid envelope to each Holder of Cumulative Preferred Stock to be redeemed at the address for such Holder shown on the Corporation's Records. No failure to give such Redemption Notice nor any defect therein shall affect the validity of the procedure for the Redemption of any shares of Cumulative Preferred Stock to be redeemed. Each such Redemption Notice shall state:

                           i) the Redemption Date;

                           ii) the Redemption Price;

                           iii) the number of shares of Cumulative Preferred Stock to be redeemed and, if fewer than all the shares of Cumulative Preferred Stock held by a Holder are to be redeemed, the number of shares thereof to be redeemed from such Holder;

                           iv) the manner and place or places at which payment for the shares of Cumulative Preferred Stock offered for Redemption will be made upon presentation and surrender to the Corporation of the certificates evidencing the shares being redeemed;

                           v) that dividends on the shares of Cumulative Preferred Stock being redeemed shall cease to accrue on the Redemption Date unless the Corporation defaults in the payment of the Redemption Price with respect to such shares; and

                           vi) that the rights of Holders of Cumulative
                           Preferred Stock as stockholders of the Corporation with respect to shares being redeemed shall terminate as of the Redemption Date unless the corporation defaults in the payment of the Redemption Price with respect to such shares.

                           Upon mailing any such Redemption Notice, the Corporation shall become obligated to redeem at the Redemption Price on the applicable Redemption Date all shares of Cumulative Preferred Stock therein specified.

         (c) On any Redemption Date, the full Redemption Price shall become payable in cash for the shares of Cumulative Preferred Stock being redeemed on such Redemption Date. As a condition of payment of the Redemption Price, each Holder of Cumulative Preferred Stock must surrender the certificate or certificates representing the shares of Cumulative Preferred Stock being redeemed to the Corporation in the manner and at the place designated in the Redemption Notice. Each surrendered certificate shall be canceled and retired. All Redemption payments will be made to the Holders of the shares being redeemed.

         (d) On any Redemption Date, unless and to the extent that the Corporation defaults in the payment of the Redemption Price for any shares called for Redemption, dividends on the Cumulative Preferred Stock called for Redemption shall cease to accumulate and all rights of Holders of such shares shall terminate, except for the right to receive the Redemption Price without interest.

         7.       RESTRICTION ON REDEMPTIONS AND OTHER ACQUISITIONS OF CERTAIN
STOCK

                  Except in the case of repurchases of Common Stock by the Corporation pursuant to Article II, Section 7 of the Bylaws of the Corporation, the Corporation shall not purchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of Cumulative Preferred Stock, Parity Dividend Securities, Parity Liquidation Securities, Junior Dividend Securities or Junior Liquidation Securities unless on or prior to the date of such purchase, redemption or acquisition full cumulative dividends have been or contemporaneously are declared in compliance with Section 4(a) hereof, and a sum set apart sufficient for such payment on the Cumulative Preferred Stock for all Dividend Periods terminating on or prior to such date. Notwithstanding the foregoing, the Corporation may acquire Cumulative Preferred Stock, Parity Dividend Securities, Parity Liquidation Securities, Junior Dividend Securities or Junior Liquidation Securities (the "Replaced Securities") as a result of a reclassification, exchange or conversion of the Replaced Securities solely into or for other Capital Stock of the Corporation (the "Replacing Securities") or through the use solely of the proceeds of a substantially simultaneous sale of Replacing Securities provided in any such case that the Replacing Securities are no higher in priority with respect to the Cumulative Preferred Stock and the Non-Cumulative Preferred Stock, as to either dividend rights or rights on liquidation, dissolution and winding-up, than the Replaced Securities.

         8.       VOTING RIGHTS

                  The Cumulative Preferred Stock, except as otherwise required by law, shall be non-voting.

         9.       MUTILATED OR MISSING CUMULATIVE PREFERRED STOCK CERTIFICATES

                  If any of the Cumulative Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and substitution for and upon cancellation of the mutilated Cumulative Preferred Stock certificate, or in lieu of and substitution for the Cumulative Preferred Stock certificate lost, stolen or destroyed, a new Cumulative Preferred Stock certificate of like tenor and representing an equivalent number of shares of Cumulative Preferred Stock, but only upon receipt of evidence satisfactory to the Corporation of such loss, theft or destruction of such Cumulative Preferred Stock certificate and indemnity and bond, if requested.

         10.      REISSUANCE OF CUMULATIVE PREFERRED STOCK

                  Shares of Cumulative Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of New York) have the status of authorized and unissued shares of Class A Preferred Stock of the Corporation undesignated as to series and may be redesignated and reissued as part of any series of Class A Preferred Stock of the Corporation.

         11.      BUSINESS DAY

                  If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

         12.      HEADINGS OF SUBDIVISIONS

                  The headings of various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         13.      SEVERABILITY OF PROVISIONS

                  If any right, preference or limitation of the Cumulative Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth herein which can be given effect without the invalid unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         14.      LIMITATIONS

                  Except as may otherwise be required by law, the shares of Cumulative Preferred Stock shall not have any powers, preferences or relative participating, optional or other special rights other than those specifically set forth herein or otherwise in the Certificate of Incorporation of the Corporation.

DESIGNATION, PREFERENCES AND RIGHTS OF CLASS B, Series 1 10% CUMULATIVE PREFERRED STOCK

         1.       CERTAIN DEFINITIONS

                  As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa) unless the context otherwise requires:

                  "Annual Dividend Period" means the annual period commencing on and including each Dividend Payment Date and ending on and including the day before the immediately subsequent Dividend Payment Date.

                  "Board of Directors" means the Board of Directors of the Corporation.

                  "Business Day" means any day other than a Saturday, Sunday, national holiday or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

                  "Capital Stock" means any and all shares, interest, participations, rights or other equivalents (however designated) of corporate stock.

                  "Class A Series" means any series of Class A Preferred Stock, par value $1.00 per share, of the Corporation.

                  "Common Stock" means the Common Voting Stock, par value $5.00 per share, of the Corporation and any other class of common stock hereafter authorized by the Corporation from time to time.

                  "Corporation" means Pro-Fac Cooperative, Inc.

                  "Dividend Payment Date" means April 1 of each year.

                  "Dividend Period" means the Initial Dividend Period and thereafter each Annual Dividend Period.

                  "Dividend Record Date" means with respect to the dividend payable on each Dividend Payment Date the immediately preceding March 15 or such other record date as may be designated by the Board of Directors with respect to the dividend payable on such Dividend Payment Date.

                  "Holder" means a registered holder of shares of Series 1 Preferred Stock.

                  "Initial Dividend Period" means, with respect to each share of Series 1 Preferred Stock, the dividend period commencing on the Issue Date of such share of Series 1 Preferred Stock and ending on and including the day before the immediately succeeding Dividend Payment Date.

                  "Issue Date" means, with respect to each share of Series 1 Preferred Stock, the April 1 or October 1 upon which or next succeeding the date upon which such share was originally issued by the Corporation.

                  "Junior Dividend Securities" has the meaning specified in
Section 3(a) hereof and includes the Common Stock and Special Membership Interests.

                  "Junior Liquidation Securities" has the meaning specified in
Section 3(a) hereof and includes the Common Stock and Special Membership Interests.

                  "Liquidation Preference" means, with respect to each share of Series 1 Preferred Stock, the Original Liquidation Preference, plus an amount in cash equal to all accrued and unpaid dividends (including an amount equal to a prorated dividend from the last Dividend Payment Date to the date such Liquidation Preference is being determined). The Liquidation Preference of a share of Series 1 Preferred Stock will increase on a daily basis as dividends accrue on such share and will decrease only to the extent such dividends are actually paid.

                  "Non-Cumulative Amount" has the meaning specified in Section 4(a) hereof.

                  "Non-Cumulative Preferred Stock" means the Non-Cumulative Preferred Stock, par value $25.00 per share, of the Corporation.

                  "Original Liquidation Preference" means $10.00 per share of Series 1 Preferred Stock.

                  "Other Class B Series" means any series of Class B Preferred Stock, par value $1.00 per share, of the Corporation other than the Series 1 Preferred Stock.

                  "Parity Dividend Securities" has the meaning specified in
Section 3(b) hereof and includes the Non-Cumulative Preferred Stock, any Class A Series and any Other Class B Series.

                  "Parity Liquidation Securities" has the meaning specified in
Section 3(b) hereof and includes the Non-Cumulative Preferred Stock, any Class A Series, and any Other Class B Series.

                  "Redemption" has the meaning specified in Section 6(a) hereof.

                  "Redemption Date" has the meaning specified in Section 6(b) hereof.

                  "Redemption Notice" has the meaning specified in Section 6(b) hereof.

                  "Redemption Price" means a price per share equal to the Liquidation Preference as of the applicable Redemption Date.

                  "Replaced Securities" has the meaning specified in Section 7 hereof.

                  "Replacing Securities" has the meaning specified in Section 7 hereof.

                  "Senior Dividend Securities" has the meaning specified in
Section 3(c) hereof.

                  "Senior Liquidation Securities" has the meaning specified in
Section 3(c) hereof.

                  "Series 1 Preferred Stock" means the Class B, Series 1 10% Cumulative Preferred Stock, par value $1.00 per share, of the Corporation.

                  "Special Membership Interests" means the evidence of membership in the Corporation having a stated value of $.01 for each $25.00 of its face amount.

         2.       DESIGNATION

                  The series of preferred stock authorized hereunder shall be designated as the "Class B, Series 1 10% Cumulative Preferred Stock." The number of shares constituting such series shall initially be 500,000, which number may from time to time be changed (but not above 500,000 or below the number then outstanding) by the Board of Directors. The par value of the Series 1 Preferred Stock shall be $1.00 per share. All shares of Series 1 Preferred Stock shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative.

         3.       RANK

                  The Series 1 Preferred Stock shall rank, with respect to priority of dividend rights or rights on liquidation, dissolution and winding-up of the affairs of the Corporation or both:

         (a) senior to all classes or series of Common Stock and to the Special Membership Interests of the Corporation and to any other class or series of Capital Stock (except the Non-Cumulative Preferred Stock, any Class A Series, and any Other Class B Series) that does not expressly provide that it ranks senior to or on a parity with the Series 1 Preferred Stock as to dividends or upon liquidation, dissolution and winding-up, as the case may be (with respect to such junior dividend rights or junior rights upon liquidation, dissolution and winding-up, collectively referred to, as the context may require, as "Junior Dividend Securities" or "Junior Liquidation Securities");

         (b) on a parity with the Non-Cumulative Preferred Stock, any Class A Series, and any Other Class B Series and each class or series of Capital Stock that expressly provides that it ranks on a parity with the Series 1 Preferred Stock as to dividends or upon liquidation, dissolution and winding-up, as the case may be (with respect to such parity dividend rights or parity rights upon liquidation, dissolution and winding-up, collectively referred to, as the context may require, as "Parity Dividend Securities" or "Parity Liquidation Securities"); and

         (c) junior to each class or series of Capital Stock (except any Class A Series or Other Class B Series) that expressly provides that it ranks senior to the Series 1 Preferred Stock as to dividends or upon liquidation, dissolution and winding-up, as the case may be (with respect to such senior dividend rights or senior rights upon liquidation, dissolution and winding-up, collectively referred to, as the context may require, as "Senior Dividend Securities" or "Senior Liquidation Securities").

         4.       DIVIDENDS; ETC.

         (a) Beginning on the applicable Issue Date, the Holders of outstanding shares of Series 1 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available for the payment of dividends, dividends payable in cash at the rate per share of $1.00 per year and no more. All dividends shall be fully cumulative and shall accrue (whether or not earned or declared, whether or not permitted under any agreement of the Corporation and whether or not there are funds legally available therefor), without interest, from the first day of the Annual Dividend Period with respect to which such dividend may be payable as herein provided, except that with respect to the first dividend payable with respect to any share of Series 1 Preferred Stock, such dividend shall accrue from the applicable Issue Date. All dividends shall be cumulative and shall be payable in arrears on each Dividend Payment Date commencing on the Dividend Payment Date that follows the Dividend Record Date immediately succeeding the applicable Issue Date, in preference to and with priority over dividends on Junior Dividend Securities. No full dividend and no distribution shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on the Series 1 Preferred Stock for any period unless dividends aggregating at least the Non-Cumulative Amount have been or contemporaneously are declared on the Non-Cumulative Preferred Stock (including any dividends previously declared for the same stated dividend payment date pursuant to this sentence), payable not later than the stated dividend payment date for the Non-Cumulative Preferred Stock on or next following the date of payment of such dividend or distribution on the Series 1 Preferred Stock, and a sum has been or contemporaneously is set apart sufficient for such payment. The "Non-Cumulative Amount" means the pro rata portion of the anticipated annual dividends (in any case, not less than six percent per annum) on the Non-Cumulative Preferred Stock calculated for the period from, but not including, its immediately preceding stated dividend payment date (whether or not any dividend was paid on such date) through, and including, the date of payment of such dividend or distribution on the Series 1 Preferred Stock.

         (b) All dividends and distributions paid with respect to shares of the Series 1 Preferred Stock pursuant to Section 4(a) hereof shall be paid pro rata to the Holders entitled thereto. No full dividend and no distribution shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on Parity Dividend Securities for any period unless full cumulative dividends have been or contemporaneously are declared and a sum set apart sufficient for such payment of the Series 1 Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on the Parity Dividend Securities. If any dividends are not paid in full upon the shares of the Series 1 Preferred Stock and the Parity Dividend Securities, (i) all dividends declared for any period upon shares of the Series 1 Preferred Stock and the Parity Dividend Securities shall be declared pro rata so that the amount of dividends declared on the Series 1 Preferred Stock and on each class or series of the Parity Dividend Securities shall in all cases bear to each other the same ratio that accrued dividends (or, in the case of the Non-Cumulative Preferred Stock, that portion of the Non-Cumulative Amount which has not previously been declared and set apart) on the Series 1 Preferred Stock and on each class or series of Parity Dividend Securities bear to each other, and
(ii) a sum shall be set apart sufficient to pay any such declared dividends that are not being paid immediately. Any dividend not paid on the Series 1 Preferred Stock pursuant to this Section 4 shall be fully cumulative and shall accrue, without interest, as set forth in Section 4(a) hereof and shall be in arrears until paid.

         (c) The Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Dividend Securities or make any distribution in respect thereof either directly or indirectly and whether in cash, obligations or shares of the Corporation or other property (other than dividends or distributions in Junior Dividend Securities that are no higher in priority with respect to the Series 1 Preferred Stock, as to rights on liquidation, dissolution and winding-up, than the Junior Dividend Securities upon which such dividend or distribution is issued) unless on or prior to the date of declaration of such dividend or distribution on the Junior Dividend Securities full cumulative dividends have been or contemporaneously are declared in compliance with Section 4(a) hereof, and a sum set apart sufficient for such payment on the Series 1 Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such dividend or distribution on the Junior Dividend Securities.

         (d) The amount of dividends payable on the Series 1 Preferred Stock for any period less than a full Annual Dividend Period (including, in some cases, the Initial Dividend Period) and the Non-Cumulative Amount shall be computed on the basis of twelve 30 day months and a 360-day year. Dividends shall accrue on a daily basis during each Dividend Period as provided above, and the Liquidation Preference of each outstanding share of Series 1 Preferred Stock shall be correspondingly increased on a daily basis. Each such dividend shall be payable to Holders of record as their names shall appear on the stock books of the Corporation on the Dividend Record Date for such dividends, except that dividends in arrears for any past Dividend Payment Date may be declared and paid at any time without reference to such regular Dividend Payment Date to Holders of record on such date not more than fifty (50) days prior to the date of payment as shall be determined by the Board of Directors.

         (e) Dividends shall cease to accrue in respect of any particular share of Series 1 Preferred Stock on the Redemption Date with respect thereto unless the Corporation defaults in payment of the Redemption Price with respect to such share of Series 1 Preferred Stock.

         5.       PAYMENT ON LIQUIDATION

                  Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of Series 1 Preferred Stock will be entitled to receive out of the assets of the Corporation available for distribution to the holders of its Capital Stock an amount in cash per share equal to the Liquidation Preference determined as of the date of such liquidation, dissolution or winding-up, before any payment or other distribution is made on any Junior Liquidation Securities. Holders of Series 1 Preferred Stock shall not be entitled to any other distribution in the event of liquidation, dissolution or winding-up of the affairs of the Corporation. If upon any liquidation, dissolution or winding-up of the affairs of the Corporation, the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holder of outstanding shares of the Series 1 Preferred Stock and all Parity Liquidation Securities, then the holders of all such shares shall share equally and ratably in any distribution of assets in proportion to the full liquidation payments determined as of the date of such liquidation, dissolution or winding-up to which each of them is entitled. For the purposes of this Section 5, neither a consolidation or merger of the Corporation with or into one or more corporations nor a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

         6.       REDEMPTION

         (a) Redemption. The Corporation may redeem at the option of the Corporation in its sole discretion, at any time or from time to time, in whole or in part, shares of Series 1 Preferred Stock (a "Redemption"), at the Redemption Price. With respect to any Redemption of fewer than all the outstanding shares of Series 1 Preferred Stock, the number of shares to be redeemed and the manner of selecting the shares to be redeemed (which may be pro rata by lot by Issue Date based on whether the Holder is or has ceased to be an employee of the Corporation or a subsidiary thereof, or such other method as the Board of Directors deems appropriate) shall be determined by the Board of Directors. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of the Series 1 Preferred Stock shall be redeemed from time to time.

         (b) Notice of Redemption. Notice of any Redemption of shares of Series 1 Preferred Stock, specifying the time and place of Redemption and the Redemption Price (a "Redemption Notice"), shall be mailed, not more than sixty
(60) nor less than thirty (30) days prior to the date fixed for Redemption (the "Redemption Date"), in a postage prepaid envelope to each Holder of Series 1 Preferred Stock to be redeemed at the address for such Holder shown on the Corporation's records. No failure to give such Redemption Notice nor any defect therein shall affect the validity of the procedure for the Redemption of any shares of Series 1 Preferred Stock to be redeemed. Each such Redemption Notice shall state:

                           i) the Redemption Date;

                           ii) the Redemption Price;

                           iii) the number of shares of Series 1 Preferred Stock to be redeemed and, if fewer than all the shares of Series 1 Preferred Stock held by a Holder are to be redeemed, the number of shares thereof to be redeemed from such Holder;

                           iv) the manner and place or places at which payment for the shares of Series 1 Preferred Stock offered for Redemption will be made, upon presentation and surrender to the Corporation of the certificates evidencing the shares being redeemed (if such shares are certificated shares);

                           v) that dividends on the shares of Series 1 Preferred Stock being redeemed shall cease to accrue on the Redemption Date unless the Corporation defaults in the payment of the Redemption Price with respect to such shares; and

                           vi) that the rights of the Holders of Series 1 Preferred Stock as stockholders of the Corporation with respect to shares being redeemed shall terminate as of the Redemption Date unless the Corporation defaults in the payment of the Redemption Price with respect to such shares.

                           Upon mailing any such Redemption Notice, the Corporation shall become obligated to redeem at the Redemption Price on the applicable Redemption Date all shares of Series 1 Preferred Stock therein specified.

         (c) On any Redemption Date, the full Redemption Price shall become payable in cash for the shares of Series 1 Preferred Stock being redeemed on such Redemption Date. As a condition of payment of the Redemption Price, if the shares of Series 1 Preferred Stock being redeemed are certificated shares, each Holder of Series 1 Preferred Stock must surrender the certificate or certificates representing the shares of Series 1 Preferred Stock being redeemed to the Corporation in the manner and at the place designated in the Redemption Notice. Each surrendered certificate shall be canceled and retired. All Redemption payments will be made to the Holder of the shares being redeemed.

         (d) On any Redemption Date, except to the extent that the Corporation defaults in the payment of the Redemption Price of any shares called for Redemption, dividends on the Series 1 Preferred Stock called for Redemption shall cease to accumulate and all rights of Holders of such shares shall terminate except for the right to receive the Redemption Price, without interest.

         7.       RESTRICTION ON REDEMPTION AND OTHER ACQUISITIONS OF CERTAIN
STOCK

                  Except in the case of repurchases of Common Stock by the Corporation pursuant to Article II, Section 7 of the Bylaws of the Corporation, the Corporation shall not purchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of Series 1 Preferred Stock, Parity Dividend Securities, Parity Liquidation Securities, Junior Dividend Securities or Junior Liquidation Securities unless on or prior to the date of such purchase, redemption or acquisition full cumulative dividends have been or contemporaneously are declared in compliance with Section (4)(a) hereof, and a sum set apart sufficient for such payment, on the Series 1 Preferred Stock for all Dividend Periods terminating on or prior to such date. Notwithstanding the foregoing, the Corporation may acquire Series 1 Preferred Stock, Parity Dividend Securities, Parity Liquidation Securities, Junior Dividend Securities or Junior Liquidation Securities (the "Replaced Securities") as a result of a reclassification, exchange or conversion of the Replaced Securities solely into or for other Capital Stock of the Corporation (the "Replacing Securities"), or through the use solely of the proceeds of a substantially simultaneous sale of Replacing Securities, provided in any such case that the Replacing Securities are no higher in priority with respect to the Series 1 Preferred Stock and the NonCumulative Preferred Stock, as to either dividend rights or rights on liquidation, dissolution and winding-up, than the Replaced Securities.

         8.       VOTING RIGHTS

                  The Series 1 Preferred Stock, except as otherwise required by law, shall be non-voting.

         9.       MUTILATED OR MISSING SERIES 1 PREFERRED STOCK CERTIFICATES

                  If any of the Series 1 Preferred Stock certificates shall be mutilated, lost, or destroyed, the Corporation shall issue, in exchange and substitution for and upon cancellation of the mutilated Series 1 Preferred Stock certificate, or in lieu of and substitution for the Series 1 Preferred Stock certificate lost, stolen or destroyed, a new Series 1 Preferred Stock certificate of like tenor and representing an equivalent number of shares of Series 1 Preferred Stock, but only upon receipt of evidence satisfactory to the Corporation of such loss, theft or destruction of such Series 1 Preferred Stock certificate and indemnity and bond, if requested.

         10.      REISSUANCE OF SERIES 1 PREFERRED STOCK

                  Shares of Series 1 Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of New York) have the status of authorized and unissued shares of Class B Preferred Stock of the Corporation undesignated as to series and may be redesignated and reissued as part of any series of Class B Preferred Stock of the Corporation.

         11.      BUSINESS DAY

                  If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

         12.      HEADINGS OF SUBDIVISIONS

                  The headings of various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         13.      SEVERABILITY OF PROVISIONS

                  If any right, preference or limitations of the Series 1 Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         14.      LIMITATIONS

                  Except as may otherwise be required by law, the shares of Series 1 Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein or otherwise in the Certificate of Incorporation of the Corporation.

DESIGNATION, PREFERENCES AND RIGHTS OF COMMON STOCK

         Subject to the preferences, privileges and powers with respect to each class of capital stock of the Corporation having any priority over the Common Stock, and the restrictions and qualifications thereof, the holders of the Common Stock shall have and possess all rights pertaining to capital stock of the Corporation.

         1.       DIVIDENDS, ETC.

                  Subject to the dividend preferences of the holders of Non-Cumulative Preferred Stock, Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock as herein provided, the holders of Common Stock shall be entitled to receive dividends as and when declared by the Board of Directors out of funds legally available therefor in amounts per share as determined by the Board of Directors.

         2.       PAYMENT ON LIQUIDATION

         Subject to the preferences upon liquidation, dissolution or winding up of the holders of Non-Cumulative Preferred Stock, Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock as herein provided, in the event of any liquidation, dissolution or winding up of this Corporation whether voluntary or involuntary, holders of each share of Common Stock shall be entitled to be paid, before any sums shall be paid or any assets distributed to holders of Special Membership Interests, out of assets of the Corporation available for distribution to holders of the Corporation's capital stock, the sum of $5.00 (plus declared but unpaid dividends) per share of Common Stock. If the assets of the Corporation are insufficient to permit payment in full to the holders of Common Stock as provided in this subsection 2(a), then the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of shares of Common Stock according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. For the purposes of this Section 2, neither a consolidation or merger of the Corporation with or into one or more corporations nor a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

         3. VOTING RIGHTS. All voting rights of the Corporation shall be vested exclusively in the holders of the Common Stock. Each holder of Common Stock shall have one vote regardless of the number of such shares held by such shareholder. When two or more holders of Common Stock join in an agricultural venture which markets crops through the Corporation, the Board of Directors shall in its discretion determine whether such venture is a single agricultural enterprise for which the holders of the Common Stock who participate in the enterprise shall have one vote among them or whether the venture is a multiple enterprise entitling the holders of Common Stock who participate in the enterprise to more than one vote.

         4. MANDATORY DISPOSITION. Any holder of Common Stock who ceases to be a producer of agricultural products which he sells to the Corporation shall be obligated to dispose of his Common Stock as provided in the Bylaws of the Corporation.

DESIGNATION, PREFERENCES AND RIGHTS OF SPECIAL MEMBERSHIP INTERESTS

         Special Membership Interests shall be created effective as of a date selected by the Board of Directors of the Corporation by capitalizing the current earned surplus of the Corporation or such portion thereof as is designated by the Board of Directors and allocating the resulting interests among the current and former members of the Corporation in proportion to their respective patronage deliveries of crops to the Corporation during the six fiscal years ending on June 29, 2002. Each such Special Membership Interest shall be evidenced by a certificate issued by the Corporation, shall have a stated value of $.01 for each $25.00 of its face amount, and shall constitute a fixed obligation of the Corporation equal to its face amount for purposes of
Section 17 of the New York Cooperative Corporations Law. Special Membership Interests shall have no rights, preferences or powers except as and to the extent expressly set forth in the Certificate of Incorporation and the Bylaws of the Corporation.

         1. DIVIDENDS, ETC.

         Special Membership Interests shall carry no right to receive dividends or other current distributions from the Corporation unless and until all of the Preferred Stock of the Corporation has been redeemed or otherwise ceases to be outstanding, after which time the holders of Special Membership Interests shall be entitled to receive dividends in accordance with the terms specified in this
Section 1. Such dividends shall be paid only when, as and if declared by the Board of Directors of the Corporation out of funds legally available for such purposes but shall be fully cumulative and shall accrue (whether or not earned or declared, whether or not permitted under any agreement of the Corporation, and whether or not there are funds legally available therefor), without interest, from the first day of each subsequent Quarterly Dividend Period. All such dividends on the Special Membership Interests shall accrue at a rate of one and one-half percent (1 1/2 %) per quarter and shall be payable in arrears on each subsequent Dividend Payment Date in preference to and with priority over any dividends on the Common Stock of the Corporation. For these purposes, a "Dividend Payment Date" means April 30, July 31, October 31 and January 31 of each year, and a "Quarterly Dividend Period" means the quarterly period commencing on and including the day after each Dividend Payment Date and ending on and including the immediately subsequent Dividend Payment Date.

         2. PAYMENT ON LIQUIDATION

         (a) Upon any liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of Special Membership Interests will be entitled to receive out of the assets of the Corporation available for distribution an amount in cash equal to the face value of their respective Special Membership Interests, plus an amount in cash equal to all accrued and unpaid dividends thereon (including an amount equal to a prorated dividend from the last Dividend Payment Date to the date of the liquidating payment), after all liquidating payments or other distributions are made with respect to the Preferred Stock and the Common Stock of the Corporation. Holders of Special Membership Interests shall not be entitled to any other distribution in the event of liquidation, dissolution or winding-up of the affairs of the Corporation. If upon any liquidation, dissolution or winding-up of the affairs of the Corporation, the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of Special Membership Interests then they shall share equally and ratably in any distribution of assets in proportion to the full liquidation payments determined as of the date of such liquidation, dissolution or winding-up, to which each of them is entitled. For the purposes of this Section 2, neither a consolidation or merger of the Corporation with or into one or more corporations nor a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

         (b) After payment to the holders of Special Membership Interests as herein provided, any remaining assets shall be distributed as provided in the Bylaws of the Corporation.

         3.       REDEMPTION

         (a) Redemption. In the event of (i) the redemption of all of the Preferred Stock and (ii) (A) the sale of all or substantially all of the stock of Agrilink Foods, Inc. ("Agrilink") in response to a purchase offer from a purchaser or a group of purchasers acting in concert, (B) the sale, lease, exchange or transfer of all or substantially all of the assets of Agrilink, (C) the consolidation or merger of Agrilink with or into one or more other corporations, or (D) the liquidation, dissolution or winding-up of Agrilink, unless the transaction described in this clause (ii) results in the Corporation and Vestar Capital Partners maintaining their respective ownership interests in, and control over, Agrilink or a successor entity formed in connection with such transaction, the Corporation may, at the option of the Corporation in its sole discretion, at any time and from time to time, redeem, in whole or in part, the Special Membership Interests for a redemption price in cash equal to the face value of such Special Membership Interests plus an amount in cash equal to all accrued and unpaid dividends thereon (including an amount equal to a partial dividend from the last Dividend Payment Date to the date of the redemption payment). With respect to any redemption of fewer than all the Special Membership Interests, the portion to be redeemed shall be determined by the Board of Directors of the Corporation and shall be selected pro rata or by lot. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which Special Membership Interests shall be redeemed, provided that if any Common Stock of the Corporation is to remain outstanding after any such redemption of Special Membership Interests, such redemption may proceed only if the Board of Directors first establishes a reserve in an amount equal to the amount that would then be payable to the holders of such outstanding Common Stock if the Corporation were then liquidated, on such terms as the Board of Directors deems sufficient.

         (b) Notice of Redemption. Notice of any redemption of Special Membership Interests shall be given by publication at least once in a newspaper printed in the English language and customarily published on each business day and of general circulation in the County of Monroe, State of New York and in such other local, regional or national publications, if any, as the Board of Directors of the Corporation may determine. Such publication shall be not more than sixty (60) days nor less than thirty (30) days prior to the date fixed for redemption (the "Redemption Date"). Notice of any redemption of Special Membership Interests specifying the time and place of redemption and the redemption price (a "Redemption Notice"), shall also be mailed not more than sixty (60) nor less than thirty (30) days prior to the Redemption Date in a postage prepaid envelope to each holder of Special Membership Interests to be redeemed at the address for such holder shown on the Corporation's records. No failure to give such Redemption Notice nor any defect therein shall affect the validity of the procedure for the redemption of any Special Membership Interests to be redeemed. Each such Redemption Notice shall state:

                           i) the Redemption Date;

                           ii) the redemption price;

                           iii) the amount of Special Membership Interests to be redeemed and, if fewer than all the Special Membership Interests held by a holder are to be redeemed, the portion thereof to be redeemed from such holder;

                           iv) the manner and place or places at which payment for the Special Membership Interests offered for redemption will be made upon presentation and surrender to the Corporation of the certificates evidencing the Special Membership Interests being redeemed;

                           v) that dividends on the Special Membership Interests being redeemed shall cease to accrue on the Redemption Date unless the Corporation defaults in the payment of the redemption price with respect to such Special Membership Interests; and

                           vi) that the rights of holders of Special Membership Interests with respect to Special Membership Interests being redeemed shall terminate as of the Redemption Date unless the Corporation defaults in the payment of the redemption price with respect to such Special Membership Interests.

                           Upon mailing any such Redemption Notice, the Corporation shall become obligated to redeem at the redemption price on the applicable Redemption Date all Special Membership Interests therein specified.

         (c) On any Redemption Date, the full redemption price shall become payable in cash for the Special Membership Interests being redeemed on such Redemption Date. As a condition of payment of the redemption price, each holder of Special Membership Interests must surrender the certificate or certificates representing the Special Membership Interests being redeemed to the Corporation in the manner and at the place designated in the Redemption Notice. Each surrendered certificate shall be canceled and retired. All redemption payments will be made to the holders of the Special Membership Interests being redeemed.

         (d) On any Redemption Date, unless and to the extent that the Corporation defaults in the payment of the redemption price for any Special Membership Interests called for redemption, dividends on the Special Membership Interests called for redemption shall cease to accumulate and all rights of holders of such Special Membership Interests shall terminate, except for the right to receive the redemption price without interest.

         4.       VOTING RIGHTS

         The Special Membership Interests shall be non-voting, except that the holders thereof shall be entitled to vote as a class on any proposed amendment to the Certificate of Incorporation or Bylaws of the Corporation that would alter or change in any way, directly or indirectly, the rights, preferences, powers or privileges of the Special Membership Interests, including, but not limited to, the creation of any new class of membership interests having a preference over or on parity with the Special Membership Interests and any increase in the authorized amount of Special Membership Interests.

         5.       MUTILATED OR MISSING SPECIAL MEMBERSHIP INTEREST CERTIFICATES

                  If any of the Special Membership Interest certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and substitution for and upon cancellation of the mutilated Special Membership Interest certificate, or in lieu of and substitution for the Special Membership Interest certificate lost, stolen or destroyed, a new Special Membership Interest certificate of like tenor and representing an equivalent Special Membership Interest, but only upon receipt of evidence satisfactory to the Corporation of such loss, theft or destruction of such Special Membership Interest certificate and indemnity and bond, if requested.

         6.       SEVERABILITY OF PROVISIONS

                  If any right, preference or limitation of the Special Membership Interests set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth herein which can be given effect without the invalid unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         7.       LIMITATIONS

         Except as may otherwise be required by law, the Special Membership Interests shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein or in the Bylaws of the Corporation.

                                ****************

         7. The following provisions are adopted for the regulations of the business and conduct of the affairs of the Corporation.

         (a) No transaction, right or liability entered into, enjoyed or incurred by or in respect of the Corporation, shall be affected by the fact that any director or directors of the Corporation are or may have been personally interested in or concerning the same, and each director of the Corporation is hereby relieved of any and all liability which otherwise might prevent him from contracting with the Corporation for the benefit of himself or any firm, association or corporation, in which in any way he may be interested.

         (b) The Board of Directors may, from time to time, sell any or all of the unissued capital stock of the Corporation, whether the same be any of the original authorized capital or of any increase thereof, without first offering the same to the stockholders then existing, and all such sales may be made upon such terms and conditions as the Board of Directors may be deemed advisable, and may restrict a purchase, sale, distribution, transfer, owning and holding of stock as fully and to the extent as authorized by the New York Cooperative Corporations Law.

         (c) The earnings and savings of the Corporation, after payment of dividends as aforesaid and after deduction of reserve and other funds in amounts required or permitted by law to be established, shall be distributed, whether in the form of stock, cash, or evidence of indebtedness, or notices of equity or participation or in services, proportionately and equitably among the persons for whom it does business, on the basis of the amount of sales, purchases or other services, rendered to or by such persons, and within the limits of law, in accordance of the Bylaws of the Corporation.

         (d) No director of the Corporation shall be personally liable to the Corporation or to any member or shareholder for damages for any breach of duty in such capacity except where a judgment or other final adjudication adverse to such director establishes: (i) that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; or (ii) that the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled; or (iii) that the director's acts violated Section 719 of the New York Business Corporation Law. If the New York Business Corporation Law or Cooperative Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the New York Business Corporation Law and Cooperative Corporation Law, as so amended.

         8. The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of such process served upon him is: c/o C T Corporation System, 111 Eighth Avenue, New York, New York 10011.

         9. The amendment and restatement of the certificate of incorporation was authorized by vote of a majority of the Board of Directors at a meeting duly convened and held _________, 2002, and was ratified and authorized by the members of the Corporation at a meeting duly convened and held on __________, 2002.

IN WITNESS WHEREOF, I have made and subscribed this certificate this ____ day of ________, 2002.


                                        ________________________________________
                                        David M. Mehalick, Assistant Secretary

         State of New York )
                           )ss:
         County of Monroe  )

                   On this ____ day of ____________, 2002, before me personally appeared David M. Mehalick, to me personally known, who, being by me duly sworn did depose and say that he is the Assistant Secretary of Pro-Fac Cooperative, Inc., the corporation described in the foregoing certificate, and that he has been authorized to execute and file such certificate by the votes required by
Section 12 of the New York Cooperative Corporations Law and in the manner therein prescribed.



                                       _________________________________________

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            PRO-FAC COOPERATIVE, INC.

            Pursuant to Section 5 of the Cooperative Corporations Law





















                                HARRIS BEACH LLP
                              The Granite Building
                              130 East Main Street
                            Rochester, New York 14604

                            PRO-FAC COOPERATIVE, INC.
                                     BYLAWS
                       (as amended _______________, 2002)

Article I:  Offices

         Section 1.  Principal Office

                  The principal office of the Cooperative shall be located in Rochester, New York or such other place as the Board of Directors may from time to time designate.

Article II:  Members

         Section 1.  Eligibility

                  All persons, partnerships, firms, corporations, institutions and business organizations of any kind which engage in the production of agricultural products which can be marketed through the Cooperative shall be eligible for membership in the Cooperative as shall cooperative corporations of such producers.


         Section 2.  Application for Membership

                  An applicant for membership in the Cooperative shall file with the Cooperative an application for membership in such form and containing such terms as shall be from time to time determined by the Board of Directors. Included in the application shall be a statement that the applicant agrees to (a) comply with and be bound by the terms and conditions contained in the Cooperative's Restated Certificate of Incorporation dated ______, 2002, as further amended and restated from time to time (the "Certificate of Incorporation") and in these Bylaws, as further amended from time to time (the "Bylaws"); (b) purchase the required number of shares of common stock of the Cooperative as established from time to time by the Board of Directors based upon the quantity and type of agricultural products to be marketed through the Cooperative by the applicant; and (c) take into account, pursuant to
         Section 1385 and 1388 of the Internal Revenue Code of 1986 as amended, the stated dollar amount of any and all written notices of allocation received from the Cooperative and include such stated dollar amount in his gross income for the year in which such written notices of allocation are received.

         Section 3.  Approval of Application

                  An application for membership may be approved by the Board of Directors as herein provided if it is determined that the approval of the application will be for the mutual benefit of the members of the Cooperative and consistent with the accomplishment of its corporate purposes.

         Section 4.  Membership Committee

                  The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint a Membership Committee, a majority of which shall be members of the Board of Directors, each of whom shall hold office until such appointment is rescinded and a successor appointed and qualified. The Membership Committee shall have such functions and responsibilities as may be delegated by the Board of Directors, including, but not limited to, approving or rejecting applications for membership and for transfer of common stock by a member. In any case where factual information concerning the qualifications of an applicant is insufficient to determine eligibility, the matter may be referred by the Membership Committee to the Commodity Committee of the Cooperative (as described in Article VII of these Bylaws) in or near the community in which the applicant resides for report and recommendation to the Membership Committee.


         Section 5.  Ownership and Transfer of Common Stock

         (a) The common stock of the Cooperative shall be issued to and owned by only persons, partnerships, firms, corporations, institutions, or other business organizations of any kind engaged in the production of agricultural products (and cooperative corporations of such producers) whose application for membership has been approved and who market such agricultural products annually through the Cooperative. The term "member" shall refer to an owner of common stock of the Cooperative.

         (b) No common stock shall be transferred without the prior written consent of the Cooperative.

         (c) Upon the death of an individual member, the estate of the deceased shall continue as a member of the Cooperative solely for the purpose of winding up the affairs of the deceased until all obligations of the deceased to the Cooperative, including those under the current commodity agreement, have been performed, after which the estate shall dispose of its common stock in the manner specified in Section 7.

         (d) Upon determination by the Board of Directors that a member is no longer a producer of agricultural products which he sells to the Cooperative, then such member shall dispose of his common stock in the Cooperative in the manner specified in
                  Section 7.

         (e) Should the Cooperative discontinue a crop, then it shall notify all members whose ownership of common stock is based upon their marketing such crop through the Cooperative and direct such members within a time specified by the Board of Directors in its discretion to sell their common stock to the Cooperative for cash at the par value thereof, plus any declared but unpaid dividends as of the date of such sale.

         (f) Should a member desire or be required by the Cooperative permanently to reduce the quantity of a crop which he sells to the Cooperative, then such member shall in the manner specified in Section 7 of this Article, dispose of such number of shares of his common stock as is necessary to bring his ownership of common shares into the proper relationship to the quantity and type of agricultural products which he markets through the Cooperative as determined by the Board of Directors.


         Section 6.  Expulsion

         (a) The Board of Directors, acting through its Membership Committee if it elects to do so, may expel any member of the Cooperative if it determines that such member (1) has become in default in payment of his subscription for common stock, or (2) willfully fails to comply with these Bylaws or otherwise obstructs the purposes or proper activities of Cooperative, or (3) has defaulted in his obligation under the general marketing agreement, crop agreement, or any other agreement with the Cooperative.

         (b) A member may be expelled from the Cooperative only after a hearing before the Membership Committee. The member shall be given by mail or in person at least five days' written notice of such hearing, which indicates the intention to consider such expulsion and specifies the proposed reasons therefore. The member shall be given an opportunity to appear and be heard at such hearing. If after such hearing the Committee determines that the member should be expelled, he shall have the right to appeal the decision to the full Board of Directors. The decision of the Board of Directors in such a case shall be final.

         (c) If a member is expelled as provided herein, the Cooperative shall cause written notice of such action to be mailed to the member.

         (d) A member expelled from the Cooperative under this Section shall dispose of his common stock as specified in Section 7.

         Section 7.  Procedure on Transfer

                  A member who is obligated to dispose of his common stock in the Cooperative shall do so as follows:

         (a) A member shall make a reasonable effort to find another grower who is willing to purchase the common stock of such member and assume all his obligations to the Cooperative and who meets all requirements for membership in the Cooperative. The Cooperative may assist the member in finding such a grower and shall give the member a reasonable time within which to try to find such a grower.

         (b) The Cooperative shall notify the member when such reasonable time has expired, at which time the member must then promptly sell his common stock to the Cooperative for cash at the par value thereof plus any dividends thereon which have been declared but remain unpaid.

         Section 8.  Rights of Transferees

                  No one shall become a member of the Cooperative unless an application for membership is filed in accordance with Section 2 of this Article and is approved as provided in Section 3 of this Article.

         Section 9.  Special Membership Interests

                  In addition to common stock, certain current and former members of the Cooperative may hold Special Membership Interests created in accordance with the Certificate of Incorporation. Such Special Membership Interests shall be transferable only by inheritance upon the death of the holder thereof or with the prior written consent of the Cooperative in its sole discretion and shall have only those rights, preferences and powers specified in the Certificate of Incorporation.

Article III:  Meetings of Members

         Section 1.  Meetings of Members

         (a) Annual, special and regional meetings of members of the Cooperative shall be held at such time and place and upon such terms and conditions as shall be determined by the Board of Directors. Written notice of the time, place and any particular known business to be transacted at such meeting shall be given by mailing, not less than ten nor more than fifty days prior to the meeting, postage prepaid, a copy of such notice directed to each eligible voter at his address as it appears on the books of the Cooperative.

         (b) The Board of Directors may direct that, in lieu of or in addition to a single annual or special meeting of members, one or more regional membership meetings be held in the regions, or in combinations of the regions, designated by the Board of Directors. Such regional meetings shall be conducted as provided in this Article and as otherwise determined by the Board of Directors.

         (c) Should the Board of Directors direct the holding of regional meetings of members as herein provided, then notice of such meetings shall be given to all members in each region in the manner provided in Section 1(a) of this Article. If so requested by the Board of Directors, at a regional meeting the members shall from their number elect a delegate and alternate delegate (who shall act if the delegate is unable to serve) to represent the members at any meeting of delegates. Delegates and alternate delegates shall be selected and authorized to act as follows:

                  (1) Delegates and alternate delegates shall be nominated and elected in the same manner as provided herein for the nomination and election of regional directors.

                  (2) Delegates and alternate delegates shall be elected for a term of one year, or until their successors have been duly elected and qualified. At all meetings of delegates a majority of the delegates (or any alternate delegates if they are serving instead of the delegates) shall constitute a quorum.

                  (3) Any action required to be taken by the entire membership of the Cooperative may, if requested by the Board of Directors, be taken in their behalf by the delegates at a meeting of delegates.

                  (4) To the maximum extent possible, the members shall at regional meetings instruct their delegates as how to vote at any meeting of delegates. At any meeting of delegates each delegate shall, as to all matters voted upon by members at a regional meeting, have a number of votes equal to the total votes cast by the members in his region at such regional meeting, and he shall cast those votes in the same manner as those votes were cast at the regional meeting.

                  (5) As to any matter properly submitted to a meeting of delegates which has not been voted upon by members at a regional meeting, each delegate shall cast in a manner which he believes to be in the best interest of the Cooperative all votes available to be cast by the members in the region represented by such delegate.


         Section 2.  Special Meetings

                  A special meeting of members or delegates may be called by a majority of the Board of Directors or of the members. Notice of such special meeting, specifying the time, place and purpose for which it is called, shall be given to each member (or if a delegate meeting is called, to each delegate) in the manner provided in Section 1(a) of this Article.


         Section 3.  Quorum & Voting

         (a) At all meetings of the members, the members present shall constitute a quorum. At any annual, special or regional meeting of members, duly called in accordance with these Bylaws and applicable law, the written vote of an absent member signed by him shall be received and counted, provided he shall have been previously notified in writing of the substance of the motion or resolution upon which such vote is taken. At all annual and special meetings of members and all regional meetings of members with respect to the election of directors, delegates and alternate delegates, all decisions (except decisions on matters otherwise regulated by statute or otherwise governed by these bylaws) shall be determined by the majority vote of the members present in person or voting by mail as herein provided. At all regional meetings of members other than those as they relate to the election of directors, delegates or alternate delegates, all decisions (except decisions on matters otherwise regulated by statue or otherwise governed by these bylaws) shall be determined by the majority vote of the aggregate number of members present in person or voting by mail as herein provided at all such regional meetings, taken in the aggregate.

         (b) All voting by members and delegates shall be as described in these Bylaws, and voting by proxy shall not be permitted.

         (c) The delegates may take action without a meeting upon the unanimous written consent of all of the delegates.


         Section 4. Inspectors of Election

                  Two inspectors of election shall be appointed by the chairman of the meeting at each annual meeting or regional meeting of members to serve for that meeting. If any inspector shall not be present or shall decline to serve, the chairman shall appoint an inspector to fill his place.

         Section 5.  Voting Rights of Special Membership Interests

                  In the event that the holders of Special Membership Interests have voting rights on any matter pursuant to the Certificate of Incorporation, they shall receive notice of and be entitled to attend the meeting of members or Board of Directors at which such matter is considered. The holders of Special Membership Interests shall vote separately as a class on the matter in question, with each such holder having one vote regardless of the face value of his Special Membership Interest. At the meeting, the written vote of an absent holder signed by him shall be received and counted along with the votes cast in person, and the presence, in person or by written ballot, of a majority of the total number of holders of Special Membership Interests shall constitute a quorum. All decisions shall be determined by a majority vote of the aggregate number of holders of Special Membership Interests present in person plus those voting by written ballot, provided that a quorum is present at the time of the vote.

Article IV.  Directors

         Section 1.  Number of Directors

                  There shall be no fewer than eleven (11) nor more than eighteen (18) directors of the Cooperative, with the exact number to be determined from time to time by resolution of the Board.


         Section 2.  Term of Office

                  Except as provided in Section 5(b) and (c) of this Article, directors shall serve for the term of three (3) years or until their successors shall have been duly elected and qualified.


         Section 3.  Election of Directors

         (a) Directors shall be chosen by a plurality of the votes cast at any meeting called for that purpose, and substantially one-third (1/3) of their number shall be elected each year.

         (b) The Board of Directors shall divide the territorial area in which the Cooperative operates into regions and shall designate the number of directors to be elected from each region so as to attain reasonably balanced regional representation on the Board of Directors based upon the value of raw product delivered by the members in each region. The Board of Directors may in its discretion further divide any region into districts within the region.

         (c) The Board of Directors may appoint a number of Directors no greater than one-fifth (1/5) of the entire number of Directors to represent primarily the interest of the general public in the Cooperative. Such directors need not be members of the Cooperative.

         (d) The members in each region shall elect the director or directors for that region. In any region which is divided into districts, the members in each district shall elect the directors from that district.


         Section 4.  Nomination of Directors

         (a) The members of each region of the Cooperative shall elect a nominating committee for their region. In any region which is divided into districts there shall be a nominating committee for each district elected by the members of the district. Each



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

                  committee member shall serve for a two-year term with substantially one-half of the membership of the committee elected each year.

         (b) Directors representing each region or district shall be nominated by the regional or district nominating committees formed pursuant to these Bylaws. Additional nominations of directors may otherwise be made only by members from the floor of the meeting at which directors are to be elected.

         (c) All nominees for director, to be validly nominated must meet such qualifications for office as are established under these Bylaws or by law.


         Section 5.  Revision of Regional Representation

         (a) Should there be major shifts in the geographical distribution of members or the production of raw products delivered to the Cooperative, the Board of Directors shall redistribute the number of Directors representing one or more regions or shall revise the boundaries of one or more regions so as to maintain reasonably balanced regional representation on the Board of Directors based upon the value of raw product delivered in each region.

         (b) In case the number of Directors representing a region is to be reduced by a redistribution as provided in Section 5(a), then in order to facilitate that reduction the Board of Directors may request (but not compel) the resignation as a director of all directors from the region (or from a district within a region) affected whose terms will not have expired as of the time such reduction is to become effective.

         (c) In acting pursuant to this Section 5, the Board of Directors may request the nominating committees for the affected regions or districts to nominate members for election to those vacant directorships which the region or district may be entitled to elect after the redistribution of director representation as provided in this Section 5. At a meeting of the members of the affected region or district called upon such terms as may be determined by the Board of Directors, directors may be elected to fill such vacant directorships as the members of the affected regions or districts may be entitled to elect after the redistribution of director representation as provided in this Section 5. Such directors shall be nominated for and elected to such directorships for terms of one to three years so that the terms of substantially one-third of all directors shall expire each year.


         Section 6.  Board Vacancies

                  Vacancies in the Board of Directors occurring during the year caused by death, resignation or otherwise, may, until the next meeting of members called for the election of a successor director, be filled by a majority vote of the remaining directors at any meeting of the Board of Directors. Vacancies shall be filled by members from the region or district in which the vacancy occurs.



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


         Section 7.  Compensation

                  Directors, as such, shall not receive any stated salary, but as fixed by resolution of the Board of Directors, a stated sum and expenses of attendance may be allowed for such meetings as they necessarily attend in behalf of the Cooperative.


         Section 8.  Power of Directors

                  Subject to the provisions of the Certificate of Incorporation and of these Bylaws, the business of the Cooperative shall be managed and conducted by the Board of Directors. The Board may adopt rules and regulations for the conduct of its meetings and for the management of the affairs of the Cooperative and may adopt additional bylaws consistent with the laws of the State of New York and with these Bylaws, provided such additional bylaws are submitted for the approval of members at the next annual meeting, or at the next regional meeting of members held in lieu of an annual meeting, or at a special meeting called for such purpose.


         Section 9.  Committees of the Board

                  The Board of Directors, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board, except as to the following matters:

         (a) The submission to members of any action that by law requires authorization of members;

         (b) The filling of vacancies in the Board of Directors or in any committee;

         (c) The fixing of compensation of any director for serving on the Board or on any committee;

         (d) The amendment or repeal of the Bylaws, or the adoption of new bylaws; and

         (e) The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

                  The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee (and each member of such committee) shall serve at the pleasure of the Board of Directors.

                  Each committee, by resolution adopted by a majority of the entire committee, may appoint subcommittees and each such subcommittee may be referred to as a "committee" of the Board. Such subcommittees, to the extent provided in the resolution, shall have the authority of the Board, except as to the matters enumerated in (a) - (e) above.

Article V:  Meetings of Directors

         Section 1. Place of Meetings

                  All meetings of the Board of Directors shall be held at the principal office of the Cooperative or at such other places as the Board of Directors, from time to time, may determine.


         Section 2. Regular Meetings

                  Regular meetings of the Board of Directors shall be at such time as may be fixed by the directors for regular meetings.


         Section 3. Special Meetings

                  Special meetings of the Board of Directors may be called by the president or the secretary and shall be called by the president at any time at the request of any three directors.


         Section 4. Notice

                  Written notice of each regular meeting of the Board of Directors shall be mailed to eachdirector not less than five days before each regular meeting. Notice of special meetings shall be given not less five days before the meeting, if given by mail, or three days before the meeting, if given by telephone or telegram, and such notice shall state the purpose of the meeting. No other business shall be transacted at a special meeting except with the unanimous consent of all directors. Notice of meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior to the meeting or at its commencement, the lack of notice to him.


         Section 5. Quorum


                  A majority of all the directors shall constitute a quorum for the transaction of business at any meeting.

         Section 6. Official Acts of the Board

                  Each of the official acts of the Board of Directors shall be by a majority vote of the directors present at any duly convened meeting. The Board may take action without a meeting upon the unanimous written consent of all the Directors.

Article VI: Officers

         Section 1. Officers and Agents

         (a) The officers of the Cooperative shall be a president, a vice president, a secretary, a treasurer, and a general manager, who shall be elected by the Board of Directors immediately after each annual meeting of members or delegates. Any two of the




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

                  aforesaid offices, except those of president and secretary, may be held by the same person.

         (b) The Board may elect such other officers as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.


         Section 2. Term of Office

                  The officers of the Cooperative shall hold office for one year and until their successors are chosen and qualify in their stead. Any officer may be removed at any time by the affirmative vote of a majority of the directors. If any office becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.


         Section 3. President

                  The president shall be a member and director of the Cooperative; he shall preside at all meetings of members, delegates and directors.


         Section 4. Vice President

                  The vice president shall be a member and director of the Cooperative, in the absence or disability of the president, he shall perform the duties and exercise the power of the president. He shall also perform such other duties as the Board of Directors shall prescribe.


         Section 5. Secretary

                  The secretary shall attend all meetings of the Board of Directors and of the members or delegates and shall

         (a) give or cause to be given a notice of all meetings of members, shareholders, delegates and the Board of Directors,

         (b) record or cause to be recorded all votes and minutes of the proceedings of such meetings,

         (c) have custody of the seal of the Cooperative and affix it to any instrument when authorized by the Board of Directors,

         (d) perform or cause to be performed such other duties as may be prescribed by the Board of Directors.


         Section 6. Treasurer

                  The treasurer shall

         (a)      have custody of the funds of the Cooperative,

         (b) keep or cause to be kept full and accurate accounting of receipts and disbursements in books belonging to the Cooperative,




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

         (c) deposit or cause to be deposited, all money and other valuable effects in the name and to the credit of the Cooperative in such depositories as may be designated by the Board of Directors,

         (d) disburse or cause to be disbursed, the funds of the Cooperative as may be ordered by the Board of Directors, taking proper vouchers for such disbursements,

         (e) render or cause to be rendered to the president, directors and members an accounting of all his transactions as Treasurer and of the financial condition of the Cooperative,

         (f) give, or cause to be given to the Cooperative, if required by the Board of Directors, a bond in such sum or sums with such surety or sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for restoration to the Cooperative in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Cooperative.


         Section 7. General Manager

                  The General Manager shall be the chief executive officer of the Cooperative and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Article VII: Commodity Committees

         Section 1. Formation

                  There shall be a commodity committee representing the member(s) for each of the major crops produced for the Cooperative as determined by the Board of Directors.


         Section 2. Committee Members

                  The number, distribution, and method of election of committee members, each of whom shall be a member of the Cooperative, shall be determined by the Board of Directors.


         Section 3. Purpose

                  Commodity Committees are charged with the responsibility of counseling and advising the Board of Directors and officers and management of the Cooperative on matters generally associated with the specific crop, the growers of which they represent. The committees shall also act in matters referred to them by the membership committee under Article II, Section 4 hereof, and shall have such other functions as may be delegated by the Board.

Article VIII: Investment Summaries and Shares of Stock

         Section 1. Investment Summaries

                  To the extent a determination to issue certificates is not made pursuant to Section 2 of this Article, the Cooperative shall issue, not less frequently than annually, investment summaries to each member or shareholder of the Cooperative, which shall set forth the entire interest of the member or shareholder in the Cooperative as of the date it is issued.


         Section 2. Certificates of Stock

                  The Board of Directors may determine to issue certificates for some or all of its capital stock. The certificates of stock of the Cooperative shall be numbered and entered in the books of the Cooperative as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president or vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary.


         Section 3. Lost Certificates

                  Should it appear that a stock certificate issued by the Cooperative has been lost, the Board of Directors may direct that a new certificate or certificates be issued in place of any certificates theretofore issued by the Cooperative, alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Cooperative a bond in such sum and with such surety or sureties as may direct as indemnity against any claim that may be made against the Cooperative with respect to the certificate alleged to have been lost or destroyed.


         Section 4. Stock Ownership

                  The Cooperative shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.


         Section 5. Closing of Transfer Books or Fixing of Record Date

                  The Board of Directors may prescribe a period not exceeding fifty days prior to the date of meetings of the members and shareholders or prior to the last day on which the consent or dissent of members and shareholders may be effectively expressed for any purpose without a meeting, during which no transfer of stock on the books of the Cooperative may be made; or in lieu of prohibiting the transfer of stock, may fix a time not more than fifty days prior to the date of any meeting of members and shareholders or prior to the last day on which the consent or dissent of members and shareholders may be effectively expressed for any purpose without a meeting, as the time of which members and shareholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may also fix a time not exceeding fifty days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidence of rights, or evidence of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the members and shareholders entitled to receive any such dividend, distribution, rights or interests, or at its option, in lieu of so fixing a record time, may prescribe a period not exceeding fifty days prior to the date for such payment, distribution or delivery during which no transfer of stock on the books of the Cooperative may be made.

Article IX: Processing and Marketing

         Section 1. Agent Growers

                  A member of the Cooperative may on a temporary basis contract with another grower who may, but need not be, a member of the Cooperative, to fulfill all or a part of the member's obligation to deliver crops to the Cooperative, provided such agreement is approved by the Membership Committee of the Board of Directors. Such grower shall be referred to as an "agent grower."


         Section 2. Delivery of Members' Products

                  It shall be the duty of every member and agent grower to deliver his crops to the Cooperative for marketing in accordance with the terms and conditions of, and in the amounts specified in, the general marketing agreement, the annual crop agreements, or any agreement between him and the Cooperative. It shall be the duty of the Cooperative to receive and market such crops in accordance with the terms and conditions of all such agreements.


         Section 3. Cooperative's Control

                  All handling of the products of members and agent growers produced under agreement with the Cooperative shall upon delivery to the Cooperative be under the full and exclusive control of the Cooperative and its agents and representatives, and the Cooperative shall have the full and unqualified right to take title to such products and process, sell, mortgage, pledge or otherwise encumber, dispose of or transfer them and to sue on, enforce and compromise any rights or claims arising out of any transaction involving such products. No member or agent grower shall have any rights or shall exercise any control over any products delivered by virtue of having furnished such products, other than as may be expressly provided in these Bylaws or in any agreement with the Cooperative.


         Section 4. Liens

                  The Cooperative shall have a lien upon all of the products of any member or agent grower to be marketed through the Cooperative, whether harvested or growing, and upon all sums payable to the member or agent grower, as security for the payment to the Cooperative of all sums owing from such member or agent at any time, including the sums due as damages pursuant to any crop purchase or other agreement.

         Section 5. Non-Member Dealings

                  The Cooperative shall have the right to handle the products of, provide services to, or otherwise deal with non-members upon such terms and conditions as the Board of Directors may from time to time determine, but the total value of all such products, services and dealings shall not exceed the total value of the business transacted with or for its members.


         Section 6. Other Activities

                  The Cooperative shall have the right to engage in such other activities, including but not limited to, the furnishing of equipment and supplies to members and agent growers, research and advertising, as may be conducive to the attainment of its purposes.

Article X: Proceeds and Disposition of Proceeds

         Section 1. Commercial Market Value

                  The commercial market value of each crop marketed through the Cooperative shall be determined pursuant to the amended and restated Marketing and Facilitation Agreement with Agrilink Foods, Inc.
         dated       , 2002.


         Section 2. Pools

                  The Cooperative shall operate with a single pool, unless the Board of Directors determines that additional pools are advisable. The term "pool" means the grouping together each fiscal year, for accounting purposes, of the operations concerned with the determination of proceeds derived from a commodity or group of commodities.


         Section 3. Patronage Proceeds

                  The patronage proceeds of the Cooperative shall be its gross receipts derived from sources which under law qualify as patronage income, including income from the sale of raw products and all income from other patronage sources, less its operating expenses properly attributable to the production of such patronage income, including overhead, interest, dividends on capital stock to the extent funded from current earnings, maintenance, depreciation, obsolescence, depletion, bad debts, and other proper costs, all as determined by the Board of Directors in accordance with regular business practices and sound accounting principles. Capital gains and capital losses shall be distributed as determined by the Board of Directors in its discretion after considering the current federal income tax law and regulations.

         Section 4. Members' Share of Patronage Proceeds; Reduction of Commercial Market Value

                  Each member's and each agent grower's pro rata share of the patronage proceeds shall be determined annually by dividing the patronage proceeds by the total raw product value (commercial market value times total quantity delivered); this gives the percent of commercial market value earned. The multiplication of that percentage by the raw product value delivered by each member and agent grower determines the pro rata share of patronage proceeds of each member and agent grower.

                  Subject to the penultimate paragraph of this Section 4, in any year in which patronage proceeds as determined pursuant to Sections 3, 4 and 8 are less than commercial market value determined pursuant to
         Section 1, there shall be paid or allocated to each member and agent grower as the purchase price for his crops as provided in Section 5 only the amount of commercial market value as determined pursuant to
         Section 1 reduced by the amount equal to each member's or agent grower's share of the difference between such commercial market value and the patronage proceeds. In addition, in any such year in which patronage proceeds are less than commercial market value, there shall be paid or allocated to each member and agent grower his share of funds available for such payment or allocation pursuant to any commercial market value stabilization program adopted by the Board of Directors, up to a total payment or allocation of full commercial market value as determined under Section 1 or the maximum amount available under the program, whichever is less.

                  In any year in which patronage proceeds as determined pursuant to Sections 3, 4 and 8 are less than commercial market value determined pursuant to Section 1, any reduction in accordance with the preceding paragraph of this Section 4 shall be accomplished as determined by the Board of Directors of the Cooperative.

                  Notwithstanding any provision herein to the contrary, the Board of Directors of the Cooperative may elect to retain a portion or all of the patronage proceeds otherwise payable as necessary for the operations of the Cooperative and for the establishment of such reserve funds as the Board of Directors deems fair and reasonable. The patronage proceeds so retained shall be allocated among the members and agent growers entitled thereto, and the Cooperative shall cause written notice of such allocation to be sent to each such member and agent grower.

                  Notwithstanding any provision herein to the contrary, if at any time after [the Closing Date] the Cooperative receives any capital gain from or as a result of (i) the sale or other disposition of all or substantially all of the stock of Agrilink Foods, Inc. (or any successor by merger on or before [the Closing Date]) ("Agrilink") held by the Cooperative, (ii) the sale, lease, exchange or transfer of all or substantially all of the assets of Agrilink, (iii) the consolidation or merger of Agrilink with or into one or more other corporations, or
         (iv) the liquidation, dissolution or winding up of Agrilink ((i), (ii), (iii) and (iv) each being referred to as an "Event"), such gain shall be paid and/or allocated to the current and former members of the Cooperative in proportion to their respective aggregate patronage deliveries of crops to the Cooperative during the period commencing on June 30, 2002 and ending on the date of the Event, as determined by the Board of Directors.

         Section 5. Payment or Allocation of Patronage Proceeds

                  Without any further action on the part of any officer or the Board of Directors of the Cooperative, the Cooperative shall be absolutely liable for the payment or allocation as herein provided to each member and agent grower of the pro rata share of patronage proceeds of each member and agent grower determined pursuant to Section 4, except to the extent the Certificate of Incorporation requires a different allocation or payment. Such payment or allocation shall be accomplished annually within eight and one-half months of the close of the fiscal year of the Cooperative.


         Section 6. Retention of Patronage Proceeds

                  In any year in which patronage proceeds as determined pursuant to Sections 3, 4, and 8 are greater than commercial market value determined pursuant to Section 1, and upon such terms and conditions and in such amounts as are deemed advisable in the discretion of the Board of Directors, a portion or all of the patronage proceeds may be retained in the Cooperative for use as working capital or for such other purposes as may be determined by the Board of Directors. The patronage proceeds so retained shall be allocated among the members and agent growers entitled thereto, and the Cooperative shall cause written notice of such allocation to be sent to each such member and agent grower. Subject to any limitations or restrictions that may be imposed in the financing documents, the balance of the patronage proceeds not so retained shall be paid in cash.


         Section 7. Taxable Income of Members

                  Each member of the Cooperative, and, as applicable, each agent grower as described in Article IX, Section 1, shall take into account, pursuant to Section 1385 and 1388 of the Internal Revenue Code of 1986 as amended, the stated dollar amount of any and all written notices of allocation received from the Cooperative and shall include such stated dollar amount in his gross income for tax purposes for the year in which such written notice of allocation is received.


         Section 8. Non-Patronage Proceeds

                  The non-patronage proceeds of the Cooperative shall be its gross receipts derived from all sources which under law do not qualify as patronage income, less all expenses properly attributable to the production of such non-patronage income. Non-patronage proceeds shall be used in behalf of the Cooperative and its members in accordance with such lawful purposes as may be determined by the Board of Directors. In any year in which non-patronage expenses exceed non-patronage income so that there is a loss from the non-patronage activities of the Cooperative, such non-patronage loss shall be deducted from patronage proceeds determined in accordance with Sections 3 and 4 of this article before payment and allocation of patronage proceeds is made pursuant to Sections 5 and 6 of this article.


         Section 9. Dissolution.

         (a) Upon dissolution or other termination of the Cooperative or its business, after the payment of all debts, amounts allocated to members and agent growers but retained by the Cooperative shall be paid in full, or on a pro rata basis without priority, before any liquidating dividends are declared on or with respect to capital stock of the Cooperative and before any liquidating payments are made with respect to the Special Membership Interests.

         (b) After the payments provided for above in subsection (a), the holders of the Cooperative's preferred stock (the "Preferred Stock") shall be entitled to be paid, before any sums shall be paid or any assets distributed to holders of common stock out of assets of the Cooperative available for distribution to holders of the Cooperative's capital stock and before any liquidating payments are made with respect to the Special Membership Interests, their liquidation amounts or preferences as provided in the Cooperative's Certificate of Incorporation.

         (c) After payments to the holders of Preferred Stock, and subject to the preferences upon liquidation, dissolution or winding up of the holders of Preferred Stock, holders of each share of common stock shall be entitled to be paid, before any liquidating payments are made with respect to the Special Membership Interests, out of the assets of the Cooperative available for distribution to holders of the Cooperative's capital stock, the sum of $5.00 (plus declared but unpaid dividends) per share of common stock. If the assets of the Cooperative are insufficient to permit payment in full to holders of common stock as provided in this Section 9(c), then the entire assets of the Cooperative available for distribution shall be distributed ratably among the holders of the common stock according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

         (d) After the payments provided for above in subsection (c), the holders of Special Membership Interests shall be entitled to be paid in accordance with the Cooperative's Certificate of Incorporation.

         (e) After payments provided for above in subsection (d), all remaining assets available for distribution shall be distributed to the members and former members of the Cooperative in proportion to their respective patronage deliveries of crops to the Cooperative during the preceding six fiscal years.


         Section 10. Guarantee

                  The Cooperative may, by resolution of the Board of Directors, guarantee and endorse the notes, checks, drafts or borrowings of any other corporation, and any bank or trust company shall be fully protected under any such guarantee or endorsement upon receipt of a copy of any such resolution duly certified by the secretary of the Cooperative.



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


         Section 11. Fiscal Year

                  The fiscal year of the Cooperative shall be as determined from time to time by the Board of Directors of the Cooperative.

Article XI: Dividends

         Section 1. Declaration

                  Dividends upon the capital stock or Special Membership Interests of the Cooperative may be declared by the Board of Directors at any regular or special meeting, subject to the provisions of law and of the Certificate of Incorporation relating thereto.

Article XII: Miscellaneous Provisions

         Section 1. Seal

                  The seal of the Cooperative shall be circular in form and contain the name of the Cooperative, the year of its organization and the words, "Corporate Seal, New York". The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon an adhesive substance affixed thereto. The seal on any corporate instrument may be a facsimile, engraved or printed.


         Section 2. Roberts Rules of Order

                  To the extent that issues concerning the operation of the Cooperative are not resolved by law, the Certificate of Incorporation, or these Bylaws, are to be determined in accordance with the most recent edition of Roberts Rules of Order published at the time such issue arises.


         Section 3. Amendments

                  These Bylaws may be amended by the Board of Directors as set forth in Article IV, Section 8, hereof, and may also be amended or repealed, or new bylaws adopted, at any meeting of members or delegates by the affirmative vote of two-thirds of the votes cast by the members voting, either in person or by mail, providing the substance of the proposed amendment has been inserted in the notice of such meeting. In addition, the holders of Special Membership Interests shall be entitled to vote on Bylaw amendments to the extent provided in the Cooperative's Certificate of Incorporation.





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